EXHIBIT 4.1

Execution Version

Party City Holdco Inc.

as Issuer

The Guarantors Party Hereto From Time to Time,

as Guarantors,

Wilmington Savings Fund Society, FSB,

as Trustee, Collateral Trustee, Paying Agent and Registrar

12.00% Senior Secured Second Lien PIK Toggle Notes due 2029

INDENTURE

Dated as of October 12, 2023

TABLE OF CONTENTS

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Schedule 1.01	—	Adjustments to Consolidated Adjusted EBITDA

Appendix A	—	Transfer Restrictions

Exhibits

Exhibit A	—	Form of Security
Exhibit B	—	Form of Transferee Letter of Representation
Exhibit C	—	Form of Supplemental Indenture
Exhibit D	—	Form of Security Agreement
Exhibit E	—	Form of Company Notification of PIK Interest Election
Exhibit F	—	Form of Company Notification and Direction to the Trustee Under Section 2.02 of the Indenture Regarding the Payment of PIK Interest

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INDENTURE (the “Indenture”) dated as of October 12, 2023, among PARTY CITY HOLDCO INC., a Delaware corporation (the “Issuer” or the “Company”), the guarantors from time to time party hereto, and Wilmington Savings Fund Society, FSB, as trustee (together with its successors and assigns, in such capacity the “Trustee”), collateral agent (together with its successors and assigns, in such capacity, the “Collateral Trustee”), paying agent (in such capacity, the “Paying Agent”), and registrar (in such capacity, the “Registrar”) for the benefit of the Secured Parties.

WHEREAS, the Company and certain affiliated debtors filed the Fourth Amended Joint Plan of Reorganization of Party City Holdco, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code on July 31, 2023, which was confirmed by the United States Bankruptcy Court for the Southern District of Texas on September 6, 2023 (as may be amended, supplemented, or otherwise modified from time to time, including all exhibits, schedules, supplements, appendices, annexes, and attachments thereto, the “Plan”); and

WHEREAS, the Plan provides that the Company must issue the Original Securities (as defined below) on the terms and subject to the conditions of the Plan; and

WHEREAS, the Company, the Trustee and the Collateral Trustee are entering into this Indenture in furtherance of the aforesaid provisions of the Plan.

NOW THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of (a) $232,394,231 aggregate principal amount of the Issuer’s 12.00% Senior Secured Second Lien PIK Toggle Notes due 2029, issued pursuant to this Indenture (as defined below) on the Issue Date (the “Original Securities”), (b) any Additional Securities (as defined herein) that may be issued after the Issue Date in the form of Exhibit A, and (c) any PIK Securities (as defined herein) that may be issued in connection with the payment of interest or as otherwise set forth herein, in the form of Exhibit A, (all such securities in clauses (a), (b) and (c) being referred to collectively as the “Securities”). The Original Securities and any Additional Securities (as defined herein) and PIK Securities (as defined herein) shall constitute a single series hereunder. Subject to the conditions and compliance with the covenants set forth herein, the Issuer may issue an unlimited aggregate principal amount of Additional Securities.

Article 1
Definitions and Incorporation by Reference

Section 1.01.      Definitions.

“ABL Administrative Agent” means JPMorgan Chase Bank, N.A. (and any successor or thereto named in accordance with the terms of the ABL Credit Agreement)

“ABL Collateral Documents” means, collectively, the Pledge and Security Agreement, the ABL Mortgages, short-form intellectual property security agreements,

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and any other documents granting a Lien upon the Collateral as security for payment of the ABL Obligations.

“ABL Credit Agreement” means the ABL credit agreement, dated as of October 12, 2023, among Parent Borrower, as parent borrower under the ABL Facility, the other borrowers party thereto, the Subsidiaries of the borrowers party thereto from time to time, the Issuer, PC Intermediate, the ABL Lenders, the ABL Administrative Agent, as administrative agent and collateral agent, and the other agents party thereto, as amended, restated, amended and restated, supplemented, waived, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified in whole or in part from time to time. For the avoidance of doubt, in no event shall “ABL Credit Agreement” refer to more than one ABL credit agreement (as amended, restated, amended and restated, supplemented, waived, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified).

“ABL Facility” means (1) the credit facilities provided under the ABL Credit Agreement, including one or more debt facilities or other financing arrangements (including, without limitation indentures) providing for revolving credit loans, term loans, letters of credit, notes, debt securities or other indebtedness for borrowed money that replace or refinance such credit facility, including any such replacement or refinancing facility or indenture that increases or decreases the amount permitted to be borrowed thereunder or alters the maturity thereof and whether by the same or any other agent, lender or group of lenders, and any amendments, supplements, modifications, extensions, renewals, restatements, amendments and restatements or refundings thereof or any such indentures or credit facilities that replace or refinance such credit facility and (2) whether or not the ABL Credit Agreement referred to in clause (1) remains outstanding, if designated by the Issuer to be included in the definition of “ABL Facility,” one or more (i) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrower from lenders against such receivables) or letters of credit, (ii) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (iii) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different arrangements, agents, lenders, borrowers or issuer and, in each case, as amended, restated, amended and restated, supplemented, waived, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified in whole or in part from time to time.

“ABL Facility Documents” means the ABL Credit Agreement, any promissory notes issued pursuant to the ABL Credit Agreement in accordance with its terms, any related letters of credit or letter of credit applications, the ABL Collateral Documents and the ABL Intercreditor Agreement. Any reference in this Indenture or any other Notes Document to an ABL Facility Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto.

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“ABL Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of October 12, 2023, by and among the ABL Administrative Agent, the Collateral Trustee, and, from time to time, any other representative or agent of each class of the secured parties party thereto, and the Issuer and the Guarantors from time to time party thereto, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance therewith and with the terms of this Indenture.

“ABL Lender” means a lender from time to time under the ABL Credit Agreement.

“ABL Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the administrative agent named in the ABL Credit Agreement on owned real property of a loan party (as defined in the ABL Credit Agreement).

“ABL Obligations” has the meaning assigned to “Obligations” in the ABL Credit Agreement.

“ABL Payoff Date” means the date on or as of which the ABL Obligations under the ABL Credit Agreement (in accordance with its terms as of the Issue Date) have been paid in full, renewed and/or extended, refunded, replaced, restructured, repaid, or refinanced).

“Account” has the meaning assigned to such term in the Security Agreement.

“ACH” means automated clearing house transfers.

“Additional Securities” means additional Securities issued from time to time under this Indenture in accordance with Section 2.01, it being understood that any Securities issued in replacement of any Original Securities pursuant to Section 2.08 shall not be Additional Securities.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Anagram Issuers” means Anagram Holdings, LLC, a Delaware limited liability company, and Anagram International, Inc., a Minnesota corporation.

“Appendix” means Appendix A hereto.

“Applicable Premium” means, with respect to any Security on any redemption date, the greater of:

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(1)     1.0% of the principal amount of such Security; and

(2)     the excess, if any, of:

(a)     the present value at such redemption date of (i) the redemption price of such Security at January 11, 2029, plus (ii) all required remaining scheduled interest payments due on such Security through January 11, 2029 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)     the then outstanding principal amount of such Security,

as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation shall not be a duty or an obligation of the Trustee, Collateral Trustee, Paying Agent or Registrar.

“Banking Services” means each and any of the following bank services provided to any Notes Party (a) under any arrangement that is in effect on the Issue Date between any Notes Party and a counterparty that is the ABL Administrative Agent or an ABL Lender or an Affiliate of such Persons as of the Issue Date or (b) under any arrangement that is entered into after the Issue Date by any Notes Party with any counterparty that is the administrative agent under the ABL Credit Agreement or an ABL Lender or an Affiliate of such Persons at the time such arrangement is entered into: (i) commercial credit cards, (ii) stored value cards, (iii) purchasing cards and (iv) treasury management services (including, without limitation, controlled disbursement, ACH transactions, return items and interstate depository network services).

“Banking Services Obligations” of the Notes Parties means any and all obligations of the Notes Parties, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with Banking Services, in each case, that has been designated to the Trustee in writing by the Issuer as being a Banking Services Obligation for the purposes of the Notes Documents.

“Bankruptcy Code” means title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for relief of debtors.

“Borrowing Base” shall mean, as of any date, the sum of (i) 95% of the face amount of the credit card receivables of the Issuer and the Guarantors as of the end of the most recent fiscal quarter preceding such date, (ii) 97.5% of the book value of the inventory of the Issuer and the Guarantors as of the end of the most recent fiscal quarter preceding

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such date and (iii) 95% of the face amount of the trade receivables of the Issuer and the Guarantors as of the end of the most recent fiscal quarter preceding such date, in each case calculated on a consolidated basis in accordance with GAAP (calculated on a Pro Forma Basis to give effect to any Investment, acquisition, disposition, mergers, consolidations and discontinued operation, in each case with such pro forma adjustments as are consistent with the pro forma adjustment provisions set forth in Section 1.05).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Chicago are authorized or required by law to remain closed.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Markets Indebtedness” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act, (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC or (c) a private placement to multiple institutional investors. For the avoidance of doubt, the term “Capital Markets Indebtedness” does not include any Indebtedness under commercial bank facilities, Indebtedness incurred in connection with a Sale and Lease-Back Transaction, Indebtedness incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering.”

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.

“Captive Insurance Subsidiary” means any Subsidiary of the Parent Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, (a) readily marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (ii) issued by any agency of the United States, the obligations of which are backed by the full faith and credit of the United

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States, in each case maturing within one year after such date; (b) readily marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that has a capital surplus of not less than $500,000,000 (each commercial bank referred to herein as a “Cash Equivalent Bank”); (e) shares of any money market mutual fund (i) whose investment guidelines restrict 95% of such fund’s investments to the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $250,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s; and (f) with respect to Foreign Subsidiaries, investments of the types described in clause (d) above issued by a Cash Equivalent Bank or any commercial bank of recognized international standing chartered in the country where such Foreign Subsidiary is domiciled having unimpaired capital and surplus of at least $500,000,000. In the case of Investments by any Foreign Subsidiary that is a Subsidiary or Investments made in a country outside the United States, Cash and Cash Equivalents shall also include (x) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term investments utilized by Foreign Subsidiaries that are Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments described in clauses (a) through (e) of the first sentence of this definition of “Cash Equivalents”.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1)     the sale, lease or transfer, in one or a series of related transactions (other than by way of merger or consolidation), of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any Person; or

(2)     the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person or (B) Persons that are together (1) a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), or (2) are acting, for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), as a group, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect Parent Companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer, other than in connection with any transaction or

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transactions in which the Issuer shall become a Wholly-Owned Subsidiary of a Parent Company. Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement and (ii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning set forth in Article 2 of the Security Agreement.

“Collateral Access Agreement” has the meaning assigned to such term in the Security Agreement.

“Collateral Trustee” has the meaning set forth in the preamble.

“Company” or “Issuer” means Party City Holdco Inc., a Delaware corporation.

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for the Issuer and its Restricted Subsidiaries on a consolidated basis equal to the total of (a) Consolidated Net Income for such period plus (b) the sum, without duplication, of (to the extent deducted in calculating Consolidated Net Income, other than in respect of clauses (xii) and (xiv)), the amounts of (provided that, in no event shall revenue synergies be added-back to Consolidated Net Income in calculating Consolidated Adjusted EBITDA hereunder):

(i)     consolidated interest expense (including (A) fees and expenses paid to the Trustee, Collateral Trustee, Paying Agent and Registrar (including any successor(s)) in connection with its services hereunder, (B) other bank, administrative agency (or trustee) and financing fees, (C) costs of surety bonds in connection with financing activities and (D) commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance or any similar facilities or financing and hedging agreements);

(ii)     taxes paid and provisions for taxes based on income, profits or capital of the Issuer and its Restricted Subsidiaries, including, in each case federal, state, provincial, local, foreign, unitary, franchise, excise, property, withholding and similar taxes, including any penalties and interest;

(iii)     Consolidated Depreciation and Amortization Expense for such period;

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(iv)     other non-Cash charges; provided that if any such non-Cash charge represents an accrual or reserve for potential Cash items in any future period, (A) the Issuer may determine not to add back such non-Cash charge in the current period and (B) to the extent the Issuer does decide to add back such non-Cash charge, the Cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA in the period in which such payment is made;

(v)     (A) Transaction Costs and (B) transaction fees, costs and expenses incurred (1) in connection with the consummation of any transaction (or any transaction proposed and not consummated) permitted under this Indenture, including the issuance of Capital Stock, Investments, acquisitions, dispositions, recapitalizations, mergers, option buyouts or the incurrence or repayment of Indebtedness or similar transactions, (2) in connection with an underwritten public offering or (3) to the extent reimbursable by third parties pursuant to indemnification provisions or similar agreements or insurance; provided that, in respect of any fees, costs and expenses incurred pursuant to clause (3) above, the Issuer in good faith expects to receive reimbursement for such fees, costs and expenses within the next four Fiscal Quarters (it being understood that to the extent not actually received within such Fiscal Quarters, such reimbursement amounts shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters);

(vi)     the amount of any expense or deduction associated with any Restricted Subsidiary attributable to non-controlling interests or minority interests of third parties;

(vii)     [reserved];

(viii)     the amount of any one-time restructuring charge or reserve, including in connection with (A) acquisitions permitted hereunder after the Issue Date and (B) the consolidation or closing of facilities, stores or distribution centers during such period;

(ix)     earn-out obligations incurred in connection with any Permitted Acquisition or other Investment permitted pursuant to Section 4.08 and paid or accrued during such period and on similar acquisitions and Investments completed prior to the Issue Date;

(x)     pro forma “run rate” cost savings, product margin synergies (including increased share of shelf), operating expense reductions and product cost (including sourcing) and other synergies (net of the amount of actual amounts realized) reasonably identifiable and factually supportable (in the good faith determination of the Issuer) related to and projected by the Issuer in good faith to result from actions taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Issuer) within 18 months after the occurrence of, (A) the Transactions and (B) after the

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Issue Date, permitted asset sales, acquisitions, Investments, dispositions, operating improvements, restructurings, cost saving initiatives and certain other similar initiatives and specified transactions; provided that the aggregate amount of such costs savings, operating expense reductions and synergies under this clause (x) (other than in connection with any mergers, business combinations, acquisitions or divestures) shall not exceed, together with any amounts added back pursuant to clause (xi) and pursuant to any pro forma adjustment in accordance with Section 1.05, 25.0% of Consolidated Adjusted EBITDA in any four-Fiscal Quarter period (calculated before giving effect to any such add-backs and adjustments);

(xi)     costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions, integration, transition, facilities opening and pre-opening, business optimization and other restructuring costs, charges, accruals, reserves and expenses (including, without limitation, inventory optimization programs, software development costs and costs related to the closure or consolidation of facilities, stores or distribution centers (without duplication of amounts in clause (ix) above) and curtailments, costs related to entry into new markets, consulting fees, signing costs, retention or completion bonuses, relocation expenses, severance payments, modifications to pension and post-retirement employee benefit plans, new systems design and implementation costs and project startup costs); provided that the aggregate amount of any such costs, charges, accruals, reserves or expenses under this clause (xi) (other than any applicable adjustments set forth in Schedule 1.01 and other than in connection with any mergers, business combinations, acquisitions or divestures) shall not exceed, together with any amounts added back pursuant to clause (x) and pursuant to any pro forma adjustment in accordance with Section 1.05, 25.0% of Consolidated Adjusted EBITDA in any four-Fiscal Quarter period (calculated before giving effect to any such add-backs and adjustments);

(xii)     business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not received so long as the Issuer in good faith expects to receive the same within the next four Fiscal Quarters (it being understood that to the extent not actually received within such Fiscal Quarters, such proceeds shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters));

(xiii)     unrealized net losses in the fair market value of any arrangements under Hedge Agreements;

(xiv)     Cash actually received (or any netting arrangements resulting in reduced Cash expenditures) during such period, and not included in Consolidated Net Income in any period, to the extent that the non-Cash gain relating to such Cash receipt or netting arrangement was deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clause (c)(i) below for any previous period and not added back; and

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(xv)     any non-cash adjustments and charges resulting from the application of fresh start accounting such as the loss of deferred gross profit related to inventory purchased prior to emergence, and amortization of lease incentives no longer allowed post emergence under fresh start accounting;

minus (c) to the extent such amounts increase Consolidated Net Income:

(i)     other non-Cash items (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for a potential Cash item in any prior period);

(ii)     unrealized net gains in the fair market value of any arrangements under Hedge Agreements; and

(iii)     the amount added back to Consolidated Adjusted EBITDA pursuant to clause (b)(xii) above to the extent such business interruption proceeds were not received within the time period required by such clause.

“Consolidated Capital Expenditures” means, for any period, the aggregate amount of all expenditures of the Issuer and its Restricted Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included as additions to property, plant and equipment in the consolidated statement of cash flows of the Issuer and its Restricted Subsidiaries. Notwithstanding the foregoing, Consolidated Capital Expenditures shall not include:

(a)     the purchase price of property, plant or equipment or software in an amount equal to the proceeds of asset dispositions of fixed or capital assets that are not required to be applied to prepay ABL Obligations,

(b)     expenditures made with tenant allowances received by the Issuer or any of its Restricted Subsidiaries from landlords in the ordinary course of business and subsequently capitalized,

(c)     any amounts spent in connection with Investments permitted pursuant to Section 4.08 and expenditures made in connection with the Transactions,

(d)     expenditures financed with the proceeds of an issuance of Capital Stock of the Issuer, or a capital contribution to the Issuer,

(e)     expenditures that are accounted for as capital expenditures by the Issuer or any Restricted Subsidiary and that actually are paid for by a Person other than the Issuer or any Restricted Subsidiary to the extent neither the Issuer nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period),

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(f)     any expenditures which are contractually required to be, and are, advanced or reimbursed to the Notes Parties in Cash by a third party (including landlords) during such period of calculation,

(g)     the book value of any asset owned by the Issuer or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a capital expenditure during the period in which such expenditure actually is made and (ii) such book value shall have been included in capital expenditures when such asset was originally acquired,

(h)     that portion of interest on Indebtedness incurred for capital expenditures which is paid in Cash and capitalized in accordance with GAAP,

(i)     expenditures made in connection with the replacement, substitution, restoration, upgrade, development or repair of assets to the extent financed with (x) insurance or settlement proceeds paid on account of the loss of or damage to the assets being replaced, substituted, restored, upgraded, developed or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, or

(j)     in the event that any equipment is purchased simultaneously with the trade-in of existing equipment, the gross amount of the credit granted by the seller of such equipment for the equipment being traded in at such time.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period, excluding (a) any amount not paid or payable currently in Cash, (b) amortization of deferred financing costs, (c) Transaction Costs otherwise included in Consolidated Interest Expense and (d) any annual agency fees with respect to any Indebtedness, in each case, to the extent included in Consolidated Interest Expense.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, for any period (a) total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of the Issuer and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP with respect to all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries, (i) including, (A) all commissions, discounts and other fees and charges owed with respect to Indebtedness of the Issuer and any of its Restricted Subsidiaries and (B) any commitment fees on the unused portion of commitments

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available under the ABL Facility and (ii) excluding (A) any costs associated with obtaining, or breakage costs in respect of, Hedge Agreements and (B) any fees and expenses associated with any permitted dispositions and asset sales, acquisitions and Investments, equity issuances or issuances of Indebtedness (in each case, whether or not consummated), less (c) any Cash interest income of the Issuer or any of its Restricted Subsidiaries actually received during such period. For the avoidance of doubt, Consolidated Interest Expense shall be net of payments made or received under interest rate Hedge Agreements.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Issuer and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded, without duplication,

(a)     the income (or loss) of any Person (other than a Restricted Subsidiary of the Issuer) in which any other Person (other than the Issuer or any of its Restricted Subsidiaries) has a joint interest, except, with respect to any income, to the extent of the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in Cash (or to the extent converted into Cash) to the Issuer or any of its Restricted Subsidiaries by such Person during such period,

(b)     gains or losses (less all fees and expenses chargeable thereto) attributable to asset sales or dispositions (including asset retirement costs) or returned surplus assets of any Pension Plan outside of the ordinary course of business,

(c)     gains or losses from (i) extraordinary items and (ii) nonrecurring or unusual items (including costs of and payments of legal settlements, fines, judgments or orders),

(d)     any unrealized or realized net foreign currency translation or transaction gains or losses impacting net income (including currency re-measurements of Indebtedness and any net gains or losses resulting from Hedge Agreements for currency exchange risk associated with the above or any other currency related risk),

(e)     any net gains, charges or losses with respect to (i) disposed, abandoned and discontinued operations (other than assets held for sale) and any accretion or accrual of discounted liabilities in connection with store closures or asset retirement obligations and (ii) facilities, stores or distribution centers that have been closed during such period,

(f)     any net income or loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness,

(g)     (i) any charges or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement or any distributor equity plan or agreement and (ii) any charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Capital Stock held by management of the Issuer or any of its Restricted Subsidiaries, in each case, to the extent

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that (in the case of any Cash charges, costs and expenses) such charges, costs or expenses are funded with net Cash proceeds contributed to the common equity of the Issuer as a capital contribution or as a result of the sale or issuance of Capital Stock (other than Disqualified Capital Stock) of the Issuer,

(h)     accruals and reserves that are established within 12 months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP,

(i)     any (A) write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness or (B) good will or other asset impairment charges, write-offs or write-downs, and

(j)     (i) effects of adjustments (including, without limitation, the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof and (ii) the cumulative effect of changes in accounting principles.

“Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Issuer and its Restricted Subsidiaries at such date.

“Consolidated Total Debt” means, as at any date of determination, the aggregate principal amount of all funded Indebtedness described in clauses (a), (b), (c), (d) and (f) (with respect to amounts drawn and not reimbursed for a period in excess of five Business Days) of the definition of “Indebtedness” of the Issuer and its Restricted Subsidiaries.

“Cost” means cost determined according to the accounting policies used in the preparation of the Issuer’s most recent audited financial statements prior to the Issue Date (pursuant to which the average cost method of accounting is used for retail inventories and the FIFO method of accounting is being used for wholesale inventories) without regard to intercompany profit or increases for currency exchange rates.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Definitive Security” has the meaning set forth in Appendix A.

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“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.04 as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap collar and floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or its Restricted Subsidiaries shall be a Derivative Transaction.

“Disqualified Capital Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the stated Maturity Date of the Securities or the date the Securities are no longer outstanding; provided, however, that if such Capital Stock is issued to any current or former employee or to any plan for the benefit of employees, directors, officers, members of management or consultants of the Issuer or its Restricted Subsidiaries or by any such plan to such employees, directors, officers, members of management or consultants, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Issuer or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination, death or disability.

“Disregarded Domestic Subsidiary” means any Restricted Subsidiary incorporated or organized under the laws of the United States, any State thereof or the District of Columbia that is treated as a disregarded entity for U.S. federal income tax purposes that holds directly, or indirectly through one or more disregarded entities, the

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equity and/or indebtedness treated as equity for U.S. federal income tax purposes, of one or more Foreign Subsidiaries or one or more FSHCO Subsidiaries.

“Domestic Subsidiaries” means all Restricted Subsidiaries incorporated or organized under the laws of the United States, any State thereof or the District of Columbia.

“DTC” or “Depository” means The Depository Trust Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“ERISA” means the Employment Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Asset Sale” means:

(a)     sales or other dispositions among Notes Parties or sales or other dispositions among Restricted Subsidiaries that are not Notes Parties (upon voluntary liquidation or otherwise) (for the avoidance of doubt, any such sales or dispositions by a Notes Party to a Person that is not a Notes Party shall be treated as an Investment and shall be otherwise made in compliance with Section 4.08);

(b)     (i) the liquidation or dissolution of any Restricted Subsidiary (so long as, in the case of the liquidation or dissolution of the Subsidiary Borrower (as defined in the ABL Credit Agreement), the Parent Borrower receives any assets of such entity) or change in form of entity of any Restricted Subsidiary if the Issuer determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Issuer, is not materially disadvantageous to the Holders and one or more Restricted Subsidiaries receives any assets of such dissolved or liquidated Restricted Subsidiary and (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect a sale or disposition otherwise permitted under Section 4.09 (other than clause (a) or this clause (b)); provided, further, in the case of a change in the form of entity of any Restricted Subsidiary that is a Notes Party, the security interests in the Collateral shall remain in full force and effect and perfected to the same extent as prior to such change;

(c)     (x) sales or leases of inventory or equipment in the ordinary course of business and (y) the leasing or subleasing of real property in the ordinary course of business;

(d)     (x) disposals of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Parent Borrower, is no longer useful in its business and (y) any assets acquired in connection with the acquisition of another

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Person or a division or line of business of such Person which the Parent Borrower reasonably determines are surplus assets;

(e)     sales of Cash Equivalents for the fair market value thereof;

(f)     dispositions, mergers, amalgamations, consolidations or conveyances that constitute Investments permitted pursuant to Section 4.08 (other than Section 4.08(j)), Permitted Liens, Restricted Payments permitted by Section 4.06(a) and Sale and Lease-back Transactions permitted by Section 4.10;

(g)     sales or other dispositions of any assets of any Restricted Subsidiary for fair market value; provided that with respect to sales or dispositions (other than any Store Exchange) in an aggregate amount in excess of $17,250,000 or, after the date that the audited financial statements have been received by the Trustee pursuant to Section 4.15(a), if greater, 0.8625% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 4.02, at least 75.0% of the consideration for such sale or disposition shall consist of Cash or Cash Equivalents (provided that for purposes of the 75.0% Cash consideration requirement (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Securities or that are owed to the Parent Borrower or a Restricted Subsidiary) of the Parent Borrower or any Restricted Subsidiary (as shown on such person’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets and for which the Parent Borrower and the Restricted Subsidiaries shall have been validly released by all creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such sale or disposition and (y) any securities received by such Restricted Subsidiary from such transferee that are converted by such Restricted Subsidiary into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable sale or disposition, in each case, shall be deemed to be Cash for purposes of this clause (g); provided, further, that (i) immediately prior to and after giving effect to such sale or disposition, no Event of Default shall have occurred that is continuing on the date on which the agreement governing such sale or disposition is executed and (ii) the Net Proceeds of such sale or disposition (including any “cash boot” arising in connection with a Store Exchange) shall be applied and/or reinvested as (and to the extent) required by Section 4.09;

(h)     to the extent that (i) such property is exchanged for credit against the purchase price of substantially similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(i)     dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(j)     sales, discounting or forgiveness of Accounts in the ordinary course of business or in connection with the collection or compromise thereof;

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(k)     leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which (i) do not materially interfere with the business of the Issuer and the Restricted Subsidiaries or (ii) relate to closed stores;

(l)     (i) termination of leases in the ordinary course of business, (ii) the expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(m)     transfers of property subject to casualty, eminent domain or condemnation proceedings (including in lieu thereof);

(n)     licenses for the conduct of licensed departments within the Notes Parties’ stores in the ordinary course of business;

(o)     as long as no Event of Default then exists or would arise therefrom, bulk sales or other dispositions of the Notes Parties’ Inventory outside of the ordinary course of business in connection with store closings that are conducted on an arm’s-length basis; provided that such store closures and related Inventory dispositions shall not exceed, in any Fiscal Year 10.0% of the number of the Notes Parties’ stores as of the beginning of such Fiscal Year (net of store relocations (x) occurring substantially contemporaneously with, but in no event later than ten Business Days after, the related store closure date and (y) wherein a binding lease has been entered into for a new store opening prior to the related store closure date); provided, further, that all sales of Inventory in connection with store closings in a transaction or series of related transactions shall be in accordance with liquidation agreements and with professional liquidators under customary and commercially reasonable arrangements;

(p)     sales of non-core assets acquired in connection with a Permitted Acquisition and sales of Real Estate Assets acquired in a Permitted Acquisition which, within 30 days of the date of the acquisition, are designated in writing to the Trustee as being held for sale and not for the continued operation of a store; provided that no Event of Default shall have occurred and be continuing;

(q)     exchanges or swaps, including, without limitation, transactions covered by Section 1031 of the Code, of Real Estate Assets so long as the exchange or swap is made for fair value and on an arm’s length basis for other Real Estate Assets; provided that upon the consummation of such exchange or swap, in the case of any Notes Party, the Collateral Trustee has a perfected Lien having the same priority as any Lien held on the Real Estate Assets so exchanged or swapped;

(r)     sales and dispositions for fair market value in an aggregate amount since the Issue Date of up to $20,125,000 or, after the date that the audited financial statements have been received by the Trustee pursuant to Section 4.15(a), if greater, 1.15% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 4.02;

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(s)     (i) non-exclusive licensing and cross-licensing arrangements involving any technology or other intellectual property of the Issuer or any Restricted Subsidiary in the ordinary course of business and (ii) dispositions of property in the ordinary course of business consisting of the abandonment of intellectual property rights which, in the reasonable good faith determination of the Parent Borrower, are not material to the conduct of the business of the Issuer and the Restricted Subsidiaries; and

(t)     terminations of Derivative Transactions.

“Excluded Subsidiary” means (a) any Immaterial Subsidiary, (b) any Domestic Subsidiary that is (and for so long as such Domestic Subsidiary is) prohibited by law, regulation or contractual obligations (to the extent existing on the Issue Date or on the date such Person becomes a Subsidiary (and not entered into in contemplation of such Person becoming a Subsidiary or for the primary purpose of being classified as an Excluded Subsidiary hereunder)) from Guaranteeing the Guaranteed Obligations or that would (and for so long as it would) require a governmental (including regulatory) consent, approval, license or authorization to provide such a Guarantee or where the provision of such Guarantee would result in material adverse tax consequences as reasonably determined by the Issuer, (c) any Foreign Subsidiary, (d) any not-for-profit Subsidiary, (e) any Captive Insurance Subsidiaries, (f) any special purpose entities used for securitization facilities, (g) any Disregarded Domestic Subsidiary, (h) any FSHCO Subsidiary, (i) any direct or indirect Domestic Subsidiary of a Foreign Subsidiary, FSHCO Subsidiary or Disregarded Domestic Subsidiary, and (j) any other Domestic Subsidiary with respect to which, in the reasonable judgment of the Issuer, the burden or cost of providing a Guarantee or a Lien to secure such Guarantee shall outweigh the benefits to be afforded thereby; provided that any Subsidiary that provides a Guarantee in respect of the ABL Obligations shall not be permitted to be an Excluded Subsidiary hereunder for so long as it provides such Guarantee.

“Existing Credit Agreement” means that certain ABL Credit Agreement (as amended, restated, modified or otherwise supplemented from time to time prior to the Issue Date), dated as of August 19, 2015, among, inter alios, the borrowers named therein, certain Subsidiaries of the borrowers from time to time party thereto, as guarantors, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

“Fair Market Value” means the value that would be paid by a buyer to an unaffiliated seller, determined in good faith by senior management of the Company; provided, that if such value is in excess of $10.0 million, it shall be determined in good faith by the board of directors of the Company (unless otherwise provided in this Indenture) and evidenced by a board resolution.

“FILO Loan” has the meaning assigned to “FILO Loan” in the ABL Credit Agreement.

“Financial Officer” of any Person means the chief financial officer, treasurer, assistant treasurer, vice president of finance or controller of such Person.

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“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Financial Officer of the Issuer that such financial statements fairly present, in all material respects, in accordance with GAAP, the financial condition of the Issuer and its Restricted Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year, such fiscal quarter ending on the later of the retail fiscal quarter and the calendar quarter.

“Fiscal Year” means the fiscal year of the Issuer and its Restricted Subsidiaries ending on December 31 of each calendar year or the Saturday closest to December 31 of each calendar year.

“Fixed Charge Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Adjusted EBITDA for such Test Period minus (i) Maintenance Capital Expenditures (except such expenditures financed with Indebtedness other than ABL Obligations) during such period to (b) Fixed Charges for such Test Period, in all cases calculated for the Issuer and its Restricted Subsidiaries on a Pro Forma Basis.

“Fixed Charges” means, with reference to any period, without duplication, the sum of (a) Consolidated Cash Interest Expense, plus (b) the aggregate amount of scheduled principal payments in respect of Indebtedness of the Issuer and its Restricted Subsidiaries paid or payable in Cash during such period (other than payments made by the Issuer or any Restricted Subsidiary to the Issuer or any Restricted Subsidiary), plus (c) the aggregate amount of any mandatory prepayments of principal in respect of the Securities and any Indebtedness permitted under Section 4.03(w) (other than payments made by the Issuer or any Restricted Subsidiary to the Issuer or any Restricted Subsidiary), plus (d) the aggregate amount of federal, state, local and foreign income taxes paid or payable in Cash during such period, plus (e) the aggregate amount of Restricted Payments under Section 4.06(a)(i)(B) (to the extent not otherwise included pursuant to clause (c)), Section 4.06(a)(ii) and Section 4.06(a)(iii) plus (f) scheduled payments in respect of Capital Leases paid or payable in Cash during such period, all calculated for such period for the Issuer and its Restricted Subsidiaries on a consolidated basis.

“Foreign Subsidiary” means, with respect to any Person (1) (A) any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and (B) any Restricted Subsidiary of such Foreign Subsidiary, and (2) any FSHCO Subsidiary of such Person.

“FSHCO Subsidiary” means any direct or indirect Domestic Subsidiary substantially all of the assets of which consist of the equity and/or indebtedness treated as equity for U.S. federal income tax purposes, of one or more Foreign Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date, except for any reports required to be delivered

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under Section 4.02, which shall be prepared in accordance with GAAP in effect on the date thereof. For purposes of this Indenture, the term “consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.

“Global Securities” has the meaning set forth in Appendix A.

“Government Securities” means securities that are:

(1)     direct obligations of the United States for the timely payment of which its full faith and credit is pledged; or

(2)     obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the United States, the United States, or a foreign government.

“Grantor” has the meaning set forth in the Security Agreement.

“Grantor Supplement” means a supplement to the Security Agreement in substantially the form of Exhibit H attached to the Security Agreement.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under this Indenture and the Securities.

“Guarantor” means each Restricted Subsidiary that Guarantees the Securities in accordance with the terms of this Indenture. On the Issue Date, the Guarantors consist of:

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Party City Holdings Inc., Party City Corporation, PC Intermediate Holdings, Inc., Amscan Inc., Am-Source, LLC and Trisar, Inc.

“Hedge Agreement” means any agreement with respect to any Derivative Transaction between the Issuer or any Restricted Subsidiary and any other Person.

“Holder” or “Holders” means the Person(s) in whose name a Security is registered on the registrar’s books.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary of the Parent Borrower (a) having Consolidated Total Assets in an amount of less than 4.0% of Consolidated Total Assets of the Issuer and its Restricted Subsidiaries and (b) contributing less than 4.0% to consolidated revenues of the Issuer and its Restricted Subsidiaries, in each case, for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 4.02; provided that the Consolidated Total Assets (as so determined) and revenue (as so determined) of all Immaterial Subsidiaries shall not exceed 5.0% of Consolidated Total Assets of the Issuer and its Restricted Subsidiaries or 5.0% of the consolidated revenues of the Issuer and its Restricted Subsidiaries for the relevant Test Period, as the case may be.

“Immediate Family Member” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness”, as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet prepared in accordance with GAAP; (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding (w) any earn out obligation or purchase price adjustment until such obligation becomes a liability on the balance sheet in accordance with GAAP, (x) any such obligations incurred under ERISA, (y) trade accounts payable in the ordinary course of business (including on an inter-company basis), other than trade accounts payable owed to Persons other than Notes Parties which are overdue by more than 90 days and not being contested in good faith by appropriate proceedings, and (z) liabilities associated with customer prepayments and deposits), which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument; (e) all Indebtedness of others secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; (f) the face amount

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of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (g) the guarantee by such Person of the Indebtedness of another; (h) all obligations of such Person in respect of any Disqualified Capital Stock and (i) all net obligations of such Person in respect of any Derivative Transaction, including, without limitation, any Hedge Agreement, whether or not entered into for hedging or speculative purposes; provided that (i) in no event shall obligations under any Derivative Transaction be deemed “Indebtedness” for any calculation of the Total Leverage Ratio, Fixed Charge Coverage Ratio or any other financial ratio under this Indenture except to the extent of any accrued interest in respect of unpaid termination or settlement amounts thereunder and (ii) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would otherwise be included in the calculation of Consolidated Total Debt; provided that, notwithstanding anything herein to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder.

“Intellectual Property” has the meaning assigned to such term in the Security Agreement.

“Intercreditor Agreements” means, collectively, (a) the ABL Intercreditor Agreement and (b) any additional (including a Subordinating Intercreditor Agreement and/or a Pari Intercreditor Agreement) or replacement intercreditor agreement entered into by the Collateral Trustee pursuant to Article 11, each as amended, restated, modified or supplemented from time to time in accordance with the terms of such intercreditor agreement.

“Interest Payment Date” means (i) February 15, May 15, August 15 and November 15 of each year, commencing February 15, 2024 and ending on the date that is exactly five years after the date hereof and (ii) the Maturity Date; provided, however, that if the last Interest Payment Date prior to the Maturity Date would not be a Business Day, then such Interest Payment Date shall instead be the immediately preceding Business Day.

“Interest Period” means, with respect to any Security, the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next Interest Payment Date, with the exception that the first Interest Period

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with respect to any Security shall commence on and include the Issue Date of the Securities and end on and exclude the first Interest Payment Date to occur after the Issue Date (the Interest Payment Date for any Interest Period shall be the interest payment date occurring on the date immediately following the last day of such Interest Period).

“Inventory” has the meaning assigned to such term in the Security Agreement.

“Investments” means (a) any purchase or other acquisition by the Issuer or any of its Restricted Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than the Issuer or a Guarantor), (b) the acquisition by purchase or otherwise (other than purchases or other acquisitions of inventory, materials, supplies and equipment in the ordinary course of business) of all or a substantial portion of the business, property or fixed assets of any Person or any division or line of business or other business unit of any Person, and (c) any loan, advance (other than (i) advances to current or former employees, officers, directors and consultants of the Issuer or its Restricted Subsidiaries for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and (ii) advances made on an inter-company basis in the ordinary course of business for the purchase of inventory) or capital contribution by the Issuer or any of its Restricted Subsidiaries to any other Person (other than the Issuer or any Guarantor). Subject to the definition of “Unrestricted Subsidiary” and Section 4.08, the amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, but giving effect to any repayments of principal in the case of Investments in the form of loans and any return of capital or return on Investment in the case of equity Investments (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the initial Investment).

“Issue Date” means October 12, 2023.

“Junior Indebtedness” means any Subordinated Indebtedness, unsecured Indebtedness for borrowed money and any Indebtedness secured by Liens junior to the Lien of the Collateral Trustee with respect to the Collateral.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or in the State of the place of payment. If a payment date at a place of payment is on a Legal Holiday, payment shall be made at that place on the next succeeding Business Day, and no interest shall accrue on such payment for the intervening period.

“Lien” means any mortgage, pledge, hypothecation, license, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing), in each case, in the

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nature of security; provided that in no event shall an operating lease in and of itself be deemed a Lien.

“Limited Condition Acquisition” means any Permitted Acquisition whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Maintenance Capital Expenditures” means any Consolidated Capital Expenditures of the Issuer and its Restricted Subsidiaries that are necessary to (a) repair any damage to any store, distribution center or other facility of the Issuer or any of its Restricted Subsidiaries or (b) maintain any store, distribution center or other facility of the Issuer or any of the Restricted Subsidiaries in good condition and working order (including any Consolidated Capital Expenditures that are necessary to repair any ordinary wear and tear to such store, distribution center or other facility).

“Material Adverse Effect” means, a material adverse effect on (i) the business, assets, financial condition or results of operations, in each case, of the Issuer and its Restricted Subsidiaries, taken as a whole, (ii) the rights and remedies (taken as a whole) of the Trustee and/or the Collateral Trustee or the Holders under the applicable Notes Documents or (iii) the ability of the Notes Parties (taken as a whole) to perform their payment obligations under the Notes Documents.

“Material Indebtedness” means any Indebtedness permitted under Sections 4.03(w) and Indebtedness (other than Indebtedness under the ABL Facility and Letters of Credit) or obligations in respect of one or more Derivative Transactions of any one or more of the Notes Parties in an aggregate principal amount that exceeds $28,750,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Notes Parties in respect of any Derivative Transaction at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Notes Party would be required to pay if such Derivative Transaction were terminated at such time.

“Material Intellectual Property” means any Intellectual Property owned by the Issuer or any of its Restricted Subsidiaries that, in the good faith determination of the Issuer, is material to the business of the Issuer and its Restricted Subsidiaries, taken as a whole (whether owned as of the Issue Date or thereafter acquired).

“Maturity Date” means January 11, 2029.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

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“Mudrick Promissory Note” means the promissory note due October 12, 2024 issued by the Issuer in the aggregate principal amount equal to $1.5 million.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of the Issuer and its Restricted Subsidiaries in the form prepared for presentation to senior management thereof for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, all dividends, distributions or other payments required to be made to minority interest holders in Restricted Subsidiaries that are not Guarantors as a result of any such Asset Sale by such Restricted Subsidiary, the amount of any purchase price or similar adjustment claimed by any Person to be owed by the Issuer or any Restricted Subsidiary as a result of such Asset Sale, until such time as such claim shall have been settled or otherwise finally resolved, or paid or payable by the Issuer or any Restricted Subsidiary, in either case, in respect of such Asset Sale, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof or any transactions occurring or deemed to occur to effectuate a payment under this Indenture (including taxes that are or would be imposed on the distribution or repatriation of any such Net Proceeds), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness (other than Indebtedness under the Notes Documents and Subordinated Indebtedness) secured by a Lien on the assets disposed of required to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Notes Documents” means this Indenture, the Securities, the Security Documents and the Intercreditor Agreements.

“Notes Parties” means the Issuer and any Guarantor.

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“Obligations” means any principal, accrued but unpaid interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer, that meets the requirements set forth in this Indenture and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which meets the requirements set forth in this Indenture. The counsel may be an employee of or counsel to the Issuer.

“Original Securities” means the $232,394,231 aggregate principal amount of the Issuer’s 12.00% Senior Secured Second Lien PIK Toggle Notes due 2029, issued pursuant to this Indenture on the Issue Date.

“Parent Borrower” means Party City Holdings Inc.

“Parent Company” means (a) the Issuer, (b) PC Intermediate and (c) any other Person of which the Parent Borrower is an indirect Wholly-Owned Subsidiary to the extent such Person is a Notes Party.

“Pari Intercreditor Agreement” means an intercreditor agreement which shares the Lien on the Collateral of the holders of the Pari Passu Lien Indebtedness on a pari passu basis and the terms of which are consistent with market terms (in the view of the Collateral Trustee (as defined therein)) governing security arrangements for the sharing of Liens on a pari passu basis or arrangements relating to the distribution of payments, as applicable, at the time the intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto.

“Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Securities, in the case of the Issuer, or the Guarantees, in the case of any Guarantor (without giving effect to collateral arrangements).

“Pari Passu Lien Indebtedness” means any Additional Securities, any PIK Securities and any other Indebtedness that is Pari Passu Indebtedness and that is secured by a Lien on the Collateral that has equal priority as the Liens securing the Securities and

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the Guarantees with respect to the Collateral and is not secured by any other assets; provided that, in each case, an authorized representative of the holders of such Indebtedness (other than any Additional Securities and any PIK Securities issued in connection with the payment of interest or as otherwise set forth herein) shall have executed a joinder to the Security Documents, the ABL Intercreditor Agreement (if applicable) and the Pari Intercreditor Agreement in the forms provided therein.

“Paying Agent” means an office or agency maintained by the Issuer pursuant to the terms of this Indenture, where Securities may be presented for payment.

“Payment Conditions” means, with respect to any transaction, (a) there is no Default or Event of Default existing immediately before or after such transaction, (b) the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis in connection with the proposed transaction) as of such date is at least 1.00 to 1.00, (c) the audited financial statements have been received by the Trustee in the manner required by Section 4.02(a) and (d) the Issuer shall have delivered an Officer’s Certificate to the Trustee certifying as to compliance with the requirements of clauses (a) through (c).

“PC Intermediate” means PC Intermediate Holdings, Inc., a Delaware Corporation.

“Pension Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Issuer or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Perfection Certificate” has the meaning set forth in the Security Agreement.

“Perfection Certificate Supplement” has the meaning assigned to “Perfection Certificate Supplement” in the Security Agreement.

“Permitted Acquisition” means any acquisition by the Parent Borrower or any of its Restricted Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of or any business line, unit, division or any operating stores of, any Person or of a majority of the outstanding Capital Stock of any Person (but in any event including any Investment in a Restricted Subsidiary which serves to increase the Issuer’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary), or any acquisition of or Investment in any joint venture; provided that:

(a)     immediately prior to, and after giving effect to such acquisition, the Payment Conditions shall have been satisfied, provided that this clause (a) shall not apply to any acquisition or series of related acquisitions during any Fiscal Year in which the aggregate amount of consideration for such acquisition or series of related acquisitions is less than $28,750,000, so long as the aggregate amount of consideration for such acquisition or series of related acquisitions, together with the aggregate amount of consideration for all other Permitted Acquisitions in such period (excluding any

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Permitted Acquisition previously subject to the Payment Conditions pursuant to this clause (a)), is less than $40,250,000;

(b)     on the date of execution of the purchase agreement in respect of such acquisition, no Event of Default shall have occurred and be continuing or would result therefrom;

(c)     the Parent Borrower shall take or cause to be taken with respect to the acquisition of any new Subsidiary of the Parent Borrower, each of the actions required to be taken under Section 4.17 as applicable;

(d)     the total consideration paid for by the Notes Parties for (i) the acquisition, directly or indirectly, of any Person that does not become a Guarantor and (ii) if an asset acquisition, assets that are not acquired by the Issuer or any Guarantor, when taken together with the total consideration for all such acquired Persons and assets acquired after the Issue Date, shall not exceed the sum of (A) $86,250,000 or, after the date that the audited financial statements have been received by the Trustee pursuant to Section 4.15(a), if greater, 5.50% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 4.02 at such time and (B) amounts available under clause (q) of Section 4.08; provided that the limitation under this clause (d) shall not apply to any acquisition to the extent (x) such acquisition is made with the proceeds of sales of the Qualified Capital Stock of, or common equity capital contributions to, the Parent Borrower or (y) the Person so acquired (or the Person owning the assets so acquired) becomes a Guarantor even though such Guarantor owns Capital Stock in Persons that are not otherwise required to become Guarantors, if, in the case of this clause (y) for such acquisition, not less than 80.0% of the Consolidated Adjusted EBITDA of the Person(s) acquired (for this purpose and for the component definitions used therein, determined on a consolidated basis for such Persons and their Restricted Subsidiaries) is directly generated by Person(s) that become Guarantors (i.e., disregarding all such Consolidated Adjusted EBITDA generated by Restricted Subsidiaries of such Guarantors that are not Guarantors);

(e)     the Issuer shall have delivered to the Trustee the final executed documentation relating to such acquisition within one (1) Business Day following the consummation thereof; and

(f)     the Issuer shall have delivered to the Trustee on or prior to such acquisition an Officer’s Certificate stating that any related incurrence of Indebtedness is permitted pursuant to this Indenture, that the conditions set forth in clauses (a) through (d) above have been satisfied and including any supporting calculations to demonstrate compliance with clause (a) above.

“Permitted Liens” means, with respect to any Person:

(a)     Liens granted pursuant to the ABL Facility Documents to secure the ABL Obligations incurred under Section 4.03(a);

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(b)     Liens for taxes which are (i) not then due or if due obligations with respect to such taxes that are not at such time required to be paid or (ii) which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (A) adequate reserves or other appropriate provisions, as shall be required in conformity with GAAP, shall have been made therefor and (B) in the case of a tax which has or may become a Lien against any of the Collateral, such contest proceedings operate to stay the sale of any portion of the Collateral to satisfy such tax or claim;

(c)     statutory Liens of landlords, banks (and rights of set-off), carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue by more than 30 days, (ii) for amounts that are overdue by more than 30 days and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(d)     Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Issuer and its Restricted Subsidiaries;

(e)     easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Issuer, any other Parent Company and the Restricted Subsidiaries taken as a whole, or the use of the affected property for its intended purpose;

(f)     any (i) interest or title of a lessor or sublessor under any lease of real estate permitted hereunder, (ii) landlord liens permitted by the terms of any lease, (iii) restrictions or encumbrances that the interest or title of such lessor or sublessor may be subject to or (iv) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);

(g)     Liens solely on any Cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder;

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(h)     purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property or consignment or bailee arrangements entered into in the ordinary course of business;

(i)     Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)     Liens in connection with any zoning, building or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any or dimensions of real property or the structure thereon;

(k)     Liens securing Indebtedness permitted pursuant to Section 4.03(p) (solely with respect to the permitted refinancing of Indebtedness permitted pursuant to Sections 4.03(n) and (q)); provided that (i) any such Lien does not extend to any asset not covered by the Lien securing the Indebtedness that is refinanced and (ii) if the Indebtedness being refinanced was subject to intercreditor arrangements, then any such refinancing Indebtedness shall be subject to intercreditor arrangements no less favorable, taken as a whole, than the intercreditor arrangements governing the Indebtedness that is refinanced;

(l)     Liens existing on the Issue Date and any modifications, replacements, refinancings, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 4.03 and (B) proceeds and products thereof and accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 4.03(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) and (ii) the replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens is permitted by Section 4.03;

(m)     Liens arising out of Sale and Lease-Back Transactions permitted under Section 4.10;

(n)     Liens securing Indebtedness permitted pursuant to Section 4.03(m); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 4.03(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);

(o)     (i) Liens securing Indebtedness permitted pursuant to Section 4.03(n) on assets acquired or on the Capital Stock of any Person (to the extent such Capital Stock would not otherwise constitute Collateral) and assets of the newly acquired Restricted Subsidiary; provided that such Lien (x) does not extend to or cover any other assets (other than the proceeds or products thereof and accessions or additions thereto and improvements thereon) and (y) was not created in contemplation of the applicable acquisition of assets or Capital Stock; provided, further, that in the case of any Liens on

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Collateral, such Indebtedness shall be secured on a junior basis with respect to the Securities pursuant to an intercreditor arrangement reasonably satisfactory to the Collateral Trustee and (ii) Liens securing Indebtedness incurred pursuant to Section 4.03(q); provided that in the case of any Liens on Collateral, such Indebtedness shall be secured on a junior basis with respect to the Securities pursuant to an intercreditor arrangement reasonably satisfactory to the Collateral Trustee;

(p)     Liens that are contractual rights of setoff relating to (i) the establishment of depositary relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary, (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any Restricted Subsidiary in the ordinary course of business, (iv) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business and (v) encumbering reasonable customary initial deposits and margin deposits;

(q)     Liens on assets of Foreign Subsidiaries and other Restricted Subsidiaries that are not Notes Parties (including Capital Stock owned by such Persons) securing Indebtedness of Restricted Subsidiaries that are not Notes Parties permitted pursuant to Section 4.03

(r)     Liens securing the Original Securities issued on the Issue Date and any PIK Securities, and Guarantees of such Securities;

(s)     Liens disclosed in the final title insurance policies insuring mortgages delivered pursuant to Section 4.17 with respect to any mortgaged property;

(t)     Liens securing obligations in respect of any Indebtedness permitted under Sections 4.03(b), (k) and/or (w); provided that in the case of any Liens on Collateral, Indebtedness incurred in reliance on (i) Section 4.03(b) shall be secured on a junior basis, and (ii) Sections 4.03(k) and (w) may be secured on a senior or pari passu basis, in each case with respect to the Securities pursuant to the applicable intercreditor arrangements explicitly contemplated hereunder (including, with respect to Indebtedness permitted under (x) Section 4.03(b), the ABL Intercreditor Agreement, and (y) Sections 4.03(k) and (w), any applicable Intercreditor Agreement);

(u)     Liens on assets securing Indebtedness in an aggregate principal amount not to exceed $34,500,000; provided that, in the case of any Liens on Collateral, such Indebtedness shall be secured on a junior basis with respect to the Securities pursuant to an intercreditor arrangement reasonably satisfactory to the Collateral Trustee;

(v)     Liens on assets securing judgments for the payment of money not constituting an Event of Default under Section 6.01(e):

(w)     leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Issuer and its Restricted Subsidiaries (other than an Immaterial Subsidiary), or

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adversely affect in any material respect the value of any Collateral or adversely affect in any material respect or could reasonably be expected to adversely affect any of the material rights or remedies of the Collateral Trustee with respect to any Collateral or (ii) secure any Indebtedness;

(x)     [Reserved];

(y)     Liens securing obligations in respect of letters of credit permitted under Sections 4.03(e), (z) and (cc);

(z)     Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of any assets or property in the ordinary course of business and permitted by this Indenture;

(aa) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; and

(bb) Liens on specific items of inventory or other goods and the proceeds thereof, on premises not owned, controlled or leased by any Notes Party, securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods, in an aggregate outstanding amount not to exceed $11,500,000 at any time.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.

“PIK Interest” means the payment of interest on the Securities on an Interest Payment Date, which is paid, at the Company’s election, in accordance with the terms hereof (including upon timely notice), by increasing the amount of outstanding Securities or, with respect to any Definitive Security, by issuing additional PIK Securities.

“PIK Securities” means any Securities issued in connection (including by way of increasing the amount of outstanding Securities) with the payment of PIK Interest.

“Pledge and Security Agreement” means that certain Pledge and Security Agreement, dated as of the Issue Date, between the loan parties under the ABL Credit Agreement and the administrative agent named therein, for the benefit of the administrative agent and the other secured parties party thereto.

“Pro Forma Basis” or “pro forma effect” means, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Subject Transactions) in accordance with Section 1.05.

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“Public Company Costs” means costs relating to compliance with the provisions of the Securities Act and the Exchange Act, in each case as applicable to companies with registered equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance, listing fees and all executive, legal and professional fees related to the foregoing.

“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating publicly available, a nationally recognized statistical rating agency or agencies, as the case may be.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) in real property then owned by any Notes Party.

“Recapitalization” means the repayment, redemption, defeasance, discharge, refinancing or termination in full of, redemption, defeasance, discharge, refinancing or termination to the extent accompanied by any prepayments or deposits required to defease, terminate and satisfy in full such Indebtedness) (a) all amounts, if any, due or owing under the Existing Credit Agreement, and the termination of all commitments thereunder, (b) that certain Senior Secured Superpriority Debtor-In-Possession Term Loan Credit Agreement, dated as of January 19, 2023, among, inter alios, PC Intermediate, the borrowers named therein, the other guarantors party thereto from time to time, the financial institutions and other persons party thereto as the lenders and Ankura Trust Company, LLC, as administrative agent and collateral agent, (c) the 6.125% Senior Notes due 2023 issued by Party City Holdco Inc. in the aggregate principal amount equal to $350,000,000 (including any Registered Equivalent Notes), (d) the Senior Secured First Lien Floating Rate Notes due 2025 issued by Party City Holdco Inc. in the aggregate principal amount equal to $156,669,177 (including any Registered Equivalent Notes), (e) the 8.750% Senior Secured Notes due 2026 issued by Party City Holdings Inc. in the aggregate principal amount equal to $750,000,000 (including any Registered Equivalent Notes), (f) the 6.625% Senior Notes due 2026 issued by Party City Holdco Inc. in the aggregate principal amount equal to $500,000,000 (including any Registered Equivalent Notes) and (g) all amounts, if any, due or owing under that certain Term Loan Credit Agreement (as amended, restated, modified or otherwise supplemented from time to time prior to the Issue Date) dated as of August 19, 2015, among, inter alios, PC Intermediate, Party City Holdings Inc., as parent borrower, Party City Corporation, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the lenders from time to time party thereto.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

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“Registrar” has the meaning set forth in the preamble.

“Regulation S” means Regulation S under the Securities Act.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of the Capital Stock of the Parent Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of the Capital Stock to the holders of that class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Parent Borrower now or hereafter outstanding and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Parent Borrower now or hereafter outstanding.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Revolving Loans” has the meaning assigned to “Revolving Loans” in the ABL Credit Agreement.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means S&P Global Ratings and any successor to its rating agency business.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries, as applicable, secured by a Lien.

“Secured Parties” has the meaning set forth in the Security Agreement.

“Securities” means the Original Securities and more particularly means any security authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Securities” shall also include any Additional Securities and

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Securities to be issued or authenticated upon transfer, replacement or exchange of Securities and any Securities to be issued in connection with a PIK Payment.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Custodian” has the meaning set forth in Appendix A.

“Security Agreement” means that certain Second Lien Pledge and Security Agreement, dated as of the Issue Date, by and among the Issuer and the Guarantors, as grantors, and the Collateral Trustee, as amended, restated, amended and restated, supplemented, renewed, replaced, or otherwise modified, in whole or in part, from time to time, in accordance with its terms, the form of which is attached as Exhibit D hereto.

“Security Documents” means the Security Agreement, and any one or more additional security agreements, pledge agreements, intellectual property security agreements, collateral assignments, mortgages, deeds of covenants, assignments of earnings and insurances, share pledges, share charges, collateral agency agreements, deeds of trust or other grants or transfers for security executed and delivered by the Issuer or the Guarantors to be entered into on the Issue Date for such Issuer or Guarantor, creating, or purporting to create, a Lien upon all or a portion of the Collateral in favor of the Collateral Trustee for the benefit of the Secured Parties, in each case as amended, restated, amended and restated, supplemented, renewed, replaced or otherwise modified, in whole or part, from time to time, in accordance with its terms.

“Security Register” means the register of Securities, maintained by the Registrar, pursuant to Section 2.04.

“Senior Lien Indebtedness” means any Indebtedness that is Pari Passu Indebtedness and that is secured by a Lien on the Collateral that has senior priority in respect of the Liens securing the Securities and the Guarantees (and any other Pari Passu Indebtedness) with respect to the Collateral and is not secured by any other assets; provided that, in each case, an authorized representative of the holders of such Indebtedness (other than any Additional Securities and any PIK Securities issued in connection with the payment of interest or as otherwise set forth herein) shall have executed a joinder to the Security Documents, the ABL Intercreditor Agreement (if applicable) and a Subordinating Intercreditor Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Store Exchange” means the substantially concurrent purchase and sale or exchange of one or more stores, distribution centers and/or other locations (including any inventory, equipment and other assets used or useful at such location) or a combination of the foregoing and Cash and/or Cash Equivalents between any Notes Party and/or any other Restricted Subsidiary on the one hand, and any Person on the other hand.

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“Subject Transaction” means, with respect to any period, (a) the Transactions, (b) any Permitted Acquisition or the making of other Investments permitted by this Indenture, (c) any disposition of all or substantially all of the assets or stock of a Restricted Subsidiary (or any business unit, line of business or division of the Issuer or a Restricted Subsidiary) permitted by this Indenture, (d) the designation of a subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Subsidiary in accordance with the definition of “Unrestricted Subsidiary” and Section 4.08 or (e) any other event that by the terms of the Notes Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

“Subordinated Indebtedness” means, with respect to the Securities,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Securities, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Securities.

“Subordinating Intercreditor Agreement” means an intercreditor agreement which subordinates the Lien on the Collateral of the holders of the Original Securities and any Pari Passu Lien Indebtedness to the Lien on the Collateral of each of the holders of Senior Lien Indebtedness and the terms of which are consistent with market terms governing security arrangements for the subordination and sharing of Liens or arrangements relating to the distribution of payments, as applicable, at the time the intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto.

“Subsidiary” means, with respect to any Person:

(1)     any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2)     any partnership, joint venture, limited liability company or similar entity of which

(x)     more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

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(y)     such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Term Loan Credit Agreement” means that certain Term Loan Credit Agreement, dated as of August 19, 2015, among PC Intermediate, the Issuer, Party City Corporation, a Delaware corporation, the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent, and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Test Period” means a period of four consecutive Fiscal Quarters.

“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period (net of the Unrestricted Cash Amount as of such date) to (b) Consolidated Adjusted EBITDA for such Test Period, in each case for the Issuer and its Restricted Subsidiaries.

“Transaction Costs” means fees, premiums, expenses and other transaction costs (including original issue discount) payable or otherwise borne by the Issuer and its Restricted Subsidiaries in connection with the Transactions and the transactions contemplated thereby.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Notes Parties of the Notes Documents to which they are a party and the issuance of the Securities hereunder, (b) the Recapitalization and (c) the payment of the Transaction Costs.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the redemption date (or, if such Federal Reserve Statistical Release H.15 is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the stated Maturity Date; provided, however, that if the period from the redemption date to the stated Maturity Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trust Officer” means:

(1)     any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject, and

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(2)     who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in the preamble until a successor replaces it and, thereafter, means the successor.

“United States” and “U.S.” means the United States of America.

“Unrestricted Cash Amount” means, as of any date of determination, the amount of (a) unrestricted Cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries whether or not held in an account pledged to the Collateral Trustee and (b) Cash and Cash Equivalents restricted in favor of the ABL Facility (which may also include Cash and Cash Equivalents securing other Indebtedness secured by a Lien on the Collateral along with the ABL Facility); provided that the Unrestricted Cash Amount shall not exceed $86,250,000.

“Unrestricted Subsidiary” means:

(1)     any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2)     any Subsidiary of an Unrestricted Subsidiary.

As of the Issue Date, the Anagram Issuers and their Subsidiaries shall be Unrestricted Subsidiaries hereunder.

The Issuer may designate any Subsidiary of the Issuer (including any existing Restricted Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1)     any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2)     such designation complies with and may be made using capacity under Section 4.08 (other than with respect to the Anagram Issuers and their Subsidiaries); and

(3)     each of:

(a)     the Subsidiary to be so designated; and

(b)     its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any

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Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, (i) no Default shall have occurred and be continuing and (ii) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test in Section 4.03(r).

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then-outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any Person means a Restricted Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law) shall at the time be directly or indirectly owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02.      Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.09(d)
“Appendix”	2.01
“Applicable Premium Deficit”	8.01(b)
“Asset Sale”	4.09(a)
“Asset Sale Offer”	4.09(f)
“Authenticating Agent”	2.03
“Authentication Order”	2.03
“Cash Equivalent Bank”	1.01 (definition of “Cash Equivalents”)
“Change of Control Offer”	4.14(a)
“Change of Control Payment”	4.14(a)
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Term	Defined in Section
“Change of Control Payment Date”	4.14(b)(ii)
“Collateral Trustee”	Preamble
“Company”	Preamble
“covenant defeasance option”	8.01
“Declined Excess Proceeds”	4.09(g)
“Definitive Security”	Appendix A
“Event of Default”	6.01
“Excess Proceeds”	4.09(f)
“Guaranteed Obligations”	10.01
“Indenture”	Preamble
“Issuer”	Preamble
“LCT Election”	1.06
“LCT Period”	1.06
“LCT Test Date”	1.06
“legal defeasance option”	8.01
“Offer Period”	4.09(i)
“Original Securities”	Recitals
“Paying Agent”	Preamble
“PIK Payment”	2.02
“Plan”	Recitals
“protected purchaser”	2.08
“Purchase Date”	4.09(i)
“Refinancing Indebtedness”	4.03(p)
“Refunding Capital Stock”	4.06(a)(vii)
“Registrar”	Preamble
“Restricted Debt Payments”	4.06(b)
“Securities”	Recitals
“Securities Register”	2.04
“Successor Company”	5.01(a)(i)
“Successor Person”	5.01(b)(i)
“Treasury Capital Stock”	4.06(a)(viii)
“Trustee	Preamble

Section 1.03.      Rules of Construction. Unless the context otherwise requires:

(a)      a term has the meaning assigned to it;

(b)      an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)      “or” is not exclusive;

(d)      “including” means including without limitation;

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(e)      words in the singular include the plural and words in the plural include the singular;

(f)      unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness, and senior Indebtedness shall not be deemed to be subordinate or junior to any other senior Indebtedness merely by virtue of its junior priority with respect to the same collateral;

(g)      “$” and “U.S. dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts;

(h)      “consolidated” means, with respect to any Person, such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary shall be accounted for as an Investment;

(i)      “will” shall be interpreted to express a command;

(j)      provisions apply to successive events and transactions;

(k)      unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(l)      the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(m)      references to sections of, or rules under the Securities Act, the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(n)      unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(o)      this Indenture is not qualified under the Trust Indenture Act, and the Trust Indenture Act shall not apply to or in any way govern the terms of this Indenture, including Section 316(b) thereof. No provisions of the Trust Indenture Act are incorporated into this Indenture, other than as referenced for the limited purpose set forth in Section 7.09 and Section 7.10.

Section 1.04.      Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when

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such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.04.

(b)      The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)      The ownership of Securities shall be proved by the Securities Register.

(d)      Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

(e)      The Issuer may, at its option, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders, but the Issuer shall have no obligation to do so.

(f)      Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g)      Without limiting the generality of the foregoing, a Holder, including the Depositary, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and the Depositary may provide its proxy to the beneficial owners of interests in any such Global Security through such Depositary’s standing instructions and customary practices.

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(h)      The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Security held by DTC entitled under the procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders.If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date.

Section 1.05.      Pro Forma Basis. (a) Notwithstanding anything to the contrary herein, financial ratios and tests, including the Total Leverage Ratio, the Fixed Charge Coverage Ratio or any test of availability under this Indenture and compliance with covenants determined by reference to Consolidated Adjusted EBITDA (including any component definitions thereof) or Consolidated Total Assets, shall be calculated in the manner prescribed by this Section 1.05; provided that notwithstanding anything to the contrary in clauses (b), (c), (d) or (e) of this Section 1.05, when calculating any such ratio or test for purposes of the incurrence of any Indebtedness, cash and Cash Equivalents resulting from the incurrence of any such Indebtedness shall be excluded from the pro forma calculation of any applicable ratio or test. In addition, whenever a financial ratio or test is to be calculated on a Pro Forma Basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which internal financial statements (which internal financial statements, for the avoidance of doubt, shall include an unaudited consolidated balance sheet, unaudited consolidated cash flow statement and unaudited consolidated statement of income of the Issuer and its Restricted Subsidiaries, to the extent such financial statements are applicable with respect to the calculation of such financial ratio or test) of the Issuer and its Restricted Subsidiaries are available (as determined in good faith by the Issuer).

(b) For purposes of calculating any financial ratio or test or compliance with any covenant determined by reference to Consolidated Adjusted EBITDA or Consolidated Total Assets, Subject Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to clause (d) of this Section 1.05) that (i) have been made during the applicable Test Period or (ii) if applicable as described in clause (a) above, have been made subsequent to such Test Period and prior to or substantially concurrently with the event for which the calculation of any such ratio is made shall be calculated on a Pro Forma Basis assuming that all such Subject Transactions (and any increase or decrease in Consolidated Adjusted EBITDA, Consolidated Total Assets and the component financial definitions used therein attributable to any Subject Transaction) had occurred on the first day of the applicable Test Period (or, in the case of Consolidated Total Assets, on the last day of the applicable Test Period). If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Subject Transaction that would have required adjustment pursuant to this Section 1.05, then such financial ratio or test (or

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Consolidated Total Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 1.05.

(c)      Whenever pro forma effect is to be given to a Subject Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer and, in the case of any “Test Period” determined by reference to the financial statements most recently delivered pursuant to Section 4.02, as set forth in a certificate of a responsible financial or accounting officer of the Issuer (with supporting calculations), and may include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions and synergies resulting from or relating to, any Subject Transaction (including the Transactions) which is being given pro forma effect that have been realized or are projected in good faith to result (in the good faith determination of the Issuer) (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period and “run-rate” means the full recurring projected benefit (including any savings or other benefits expected to result from the elimination of a public target’s Public Company Costs) net of the amount of actual savings or other benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of any financial ratios or tests (and in respect of any subsequent pro forma calculations in which such Subject Transaction is given pro forma effect) and during any applicable subsequent Test Period in which the effects thereof are expected to be realized) relating to such Subject Transaction; provided that (A) such amounts are reasonably identifiable and factually supportable in the good faith judgment of the Issuer, (B) such amounts result from actions taken or actions with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Issuer) no later than eighteen (18) months after the date of such Subject Transaction, (C) no amounts shall be added pursuant to this clause (c) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated Adjusted EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period and (D) the aggregate amount of any such amounts added back pursuant to this clause (c) (other than in connection with any mergers, business combinations, acquisitions or divestures) shall not exceed, together with any amounts added back pursuant to clauses (x) and (xi) of the definition of Consolidated Adjusted EBITDA, 25.0% of Consolidated Adjusted EBITDA in any four-Fiscal Quarter period (calculated before giving effect to any such add-backs and adjustments).

(d)      In the event that the Issuer or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by purchase, redemption, repayment, retirement or extinguishment) any Indebtedness (other than Indebtedness incurred or repaid (other than any repayment from the proceeds of other Indebtedness) under any revolving credit facility unless such Indebtedness has been permanently repaid (and related commitments terminated) and not replaced), (i) during the applicable Test Period or (ii) subject to paragraph (a), subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such

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incurrence (including the intended use of proceeds) or repayment of Indebtedness, in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period.

(e)      If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made had been the applicable rate for the entire period (taking into account any interest hedging arrangements applicable to such Indebtedness); provided, in the case of repayment of any Indebtedness, to the extent actual interest related thereto was included during all or any portion of the applicable Test Period, the actual interest may be used for the applicable portion of such Test Period.

Section 1.06.      Limited Condition Acquisitions. When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Acquisition and any actions or transactions related thereto, in each case, at the option of the Issuer (the Issuer’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) hereunder shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Acquisition are entered into, and if, after giving pro forma effect to the Limited Condition Acquisition and any actions or transactions related thereto (including any incurrence of Indebtedness and the use of proceeds thereof) and any related pro forma adjustments, Issuer or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided that any such Limited Condition Acquisition which is a Permitted Acquisition shall be consummated prior to the date which is 150 days following such LCT Test Date (each such period, a “LCT Period”).

For the avoidance of doubt, if the Issuer has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time during the applicable LCT Period have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated Adjusted EBITDA or Consolidated Total Assets of the Issuer or the Person subject to such Limited Condition Acquisition, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations, (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time during the applicable LCT Period not have been complied with or satisfied (including due to the occurrence or continuation of an Default

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or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing, solely for purposes of determining whether the applicable Limited Condition Acquisition and any actions or transactions related thereto (including any incurrence of Indebtedness (other than Revolving Loans) and the use of proceeds thereof) are permitted hereunder) and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Acquisition following the relevant LCT Test Date and prior to the date on which such Limited Condition Acquisition is consummated, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Acquisition and any actions or transactions related thereto (including any incurrence of Indebtedness (other than Revolving Loans) and the use of proceeds thereof) and any related pro forma adjustments unless the definitive agreement (or notice) for such Limited Condition Acquisition is terminated or expires (or is rescinded) without consummation of such Limited Condition Acquisition; provided that, with respect to this clause (3), for the purposes of Sections 4.06 and 4.08 (other than Section 4.08(r)) only, Consolidated Net Income shall not include any Consolidated Net Income of or attributed to the target company or assets associated with any such Limited Condition Acquisition unless and until the closing of such Limited Condition Acquisition shall have actually occurred.  Notwithstanding anything to the contrary herein, the Issuer may not make an LCT Election in connection with a Limited Condition Acquisition or any action or transaction related thereto if the applicable LCT Test Date would be prior to the date of delivery of the financial statements required by Section 4.15(a).

Article 2
The Securities

Section 2.01.      Amount of Securities. The aggregate principal amount of Original Securities which may be authenticated and delivered under this Indenture on the Issue Date is $232,394,231.

The Issuer may from time to time after the Issue Date issue Additional Securities under this Indenture in an unlimited principal amount, so long as (i) the incurrence of the Indebtedness represented by such Additional Securities is at such time permitted by Section 4.03 and (ii) such Additional Securities are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.07, 2.08, 2.09, 2.10, 3.06, 3.08, 4.14 or Appendix A (the “Appendix”)), there shall be i) established in or pursuant to a resolution of the board of directors of the Issuer and ii) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Securities:

(1)      the aggregate principal amount of such Additional Securities to be authenticated and delivered under this Indenture;

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(2)      the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue;

(3)      the maturity date, interest rate and optional redemption provisions applicable to each series of Additional Securities, if different from the maturity date, interest rate and optional redemption provisions applicable to the Original Securities;

(4)      the CUSIP or ISIN, if different than those assigned to the Original Securities; and

(5)      if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of the Appendix in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof.

If any of the terms of any Additional Securities are established by action taken pursuant to a resolution of the board of directors of the Issuer, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

The Issuer may designate the maturity date, interest rate and optional redemption provisions applicable to each series of Additional Securities, which may differ from the maturity date, interest rate and optional redemption provisions applicable to the Original Securities. Additional Securities that differ with respect to maturity date, interest rate, optional redemption provisions or otherwise from the Original Securities will constitute a different series of Securities from the Original Securities. Additional Securities that have the same maturity date, interest rate and optional redemption provisions as the Original Securities will be treated as the same series as the Original Securities unless otherwise designated by the Issuer.

The Securities, including any Additional Securities and any PIK Securities issued in connection with the payment of interest or as otherwise set forth herein, shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided, however,

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a separate CUSIP or ISIN will be issued for Additional Securities, unless the Original Securities and Additional Securities are fungible for U.S. federal income tax purposes.

Section 2.02.      Form and Dating; Terms. Provisions relating to the Securities are set forth in Appendix A, which is hereby incorporated into and expressly made a part of this Indenture. The (i) Original Securities, (ii) the PIK Securities and (iii) any Additional Securities and any other notes issued under this Indenture shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Security shall be dated the date of its authentication. Subject to the issuance of Additional Securities or the increase in the principal amount of the Global Securities in order to evidence PIK Interest (which Additional Securities or increased principal amount shall be in denominations of $1.00 and integral multiples of $1.00 in excess thereof), the Securities shall be issuable only in registered form without interest coupons and in minimum denominations of $1.00 and any integral multiples of $1.00 in excess thereof.

On any Interest Payment Date on which the Company pays interest in PIK Interest (a “PIK Payment”) with respect to a Global Security, the Trustee shall (subject to the Company delivering to the Trustee and the Paying Agent (if other than the Trustee) written notification (which notification the Trustee and Paying Agent shall be entitled to solely rely upon without independent investigation or verification of the accuracy of the contents thereof), executed by an Officer of the Company, substantially in the form of Exhibit F hereto, setting forth the amount of PIK Interest to be paid on such Interest Payment Date and directing the Trustee and the Paying Agent (if other than the Trustee) to increase the principal amount of the Global Securities by an amount equal to the interest payable as PIK Interest, rounded up to the nearest whole dollar, for the relevant Interest Period on the principal amount of such Global Security as of the relevant record date for such Interest Payment Date, to the credit of the Holders of such Global Security on such record date, pro rata in accordance with their interests, and an adjustment shall be made on the books and records of the Trustee and Registrar with respect to such Global Security to reflect such increase. On any Interest Payment Date on which the Company pays PIK Interest with respect to a Definitive Security or otherwise issues definitive PIK Securities, the principal amount of any definitive PIK Securities issued to any Holder, for the relevant Interest Period on the principal amount of such Security as of the relevant record date for such Interest Payment Date, shall be rounded up to the nearest whole dollar.

For each of the Interest Periods, the Company may elect, no later than 15 days prior to the relevant Interest Payment Date, to pay interest in cash or in the form of PIK Interest and, if the Company elects to pay PIK Interest in respect of an Interest Period, the Company shall deliver to the Trustee and the Paying Agent written notification, executed by an Officer of the Company, substantially in the form of Exhibit E, setting forth such election no later than 15 days prior to the relevant Interest Payment Date (and the Trustee shall furnish a copy thereof to the Holders in accordance with the applicable procedures).

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Section 2.03.      Execution and Authentication. On the Issue Date, the Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer (an “Authentication Order”) Original Securities for original issue on the Issue Date in an aggregate principal amount of $232,394,231. In addition, subject to the terms of this Indenture, the Trustee shall upon receipt of an Authentication Order authenticate and deliver (1) Additional Securities issued after the Issue Date in an aggregate principal amount to be determined at the time of issuance and specified therein and (2) PIK Securities issued in connection with a PIK Payment with respect to a Global Security. Such Authentication Order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated, and the registered holder of each of the Securities and delivery instructions. Notwithstanding anything to the contrary in this Indenture or the Appendix, any issuance of Additional Securities or any increase in the principal amount of the Global Securities in order to evidence PIK Interest after the Issue Date shall be in a principal amount of at least $1.00 and integral multiples of $1.00 in excess thereof. It is understood that, notwithstanding anything to the contrary in this Indenture, only an Authentication Order and an Officer’s Certificate and not an Opinion of Counsel is required for the Trustee to authenticate Original Securities.

One Officer shall sign the Securities for the Issuer by manual, facsimile or PDF signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be entitled to any benefit under this Indenture or valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents (an “Authenticating Agent”) reasonably acceptable to the Issuer to authenticate the Securities. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.04.      Registrar and Paying Agent. (a) The Issuer shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) a Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Securities Register”) and, with respect to Global Securities, keep such Securities Register in accordance with the rules and procedures of DTC. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes the Registrar and any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Issuer initially appoints the Trustee as Registrar, Paying Agent and the

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Securities Custodian with respect to the Global Securities. The Issuer initially appoints DTC to act as Depositary with respect to the Global Securities.

(b)      The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee may act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06.

(c)      The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee and without prior notice to any Holder; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.07.

Section 2.05.      Paying Agent to Hold Money in Trust. Prior to or on each due date of the principal of and interest on any Security, the Issuer shall deposit with a Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Securities, and shall notify the Trustee in writing of any Default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, a Paying Agent shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Securities. For the avoidance of doubt, the Paying Agent shall be held harmless and have no liability with respect to payments or disbursements to be made by the Paying Agent until the Paying Agent has confirmed receipt of funds sufficient to make such relevant payment.

Section 2.06.      Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

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Section 2.07.      Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar’s request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of any Securities (i) selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) (ii) for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed or (iii) between a regular record date and the next succeeding interest payment date.

Prior to the due presentation for registration of transfer of any Security, the Issuer, the Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, any Guarantor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

Section 2.08.      Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the New York UCC are met, such that the Holder (a) satisfies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the New York UCC (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of (i) the Trustee to protect the Trustee (in all

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capacities hereunder) or (ii) the Issuer to protect the Issuer, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security (including without limitation, attorneys’ fees and disbursements in replacing such Security). In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuer in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional obligation of the Issuer.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

Section 2.09.      Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid pursuant to Section 2.08 and those described in this Section as not outstanding. Subject to Section 12.04, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or Maturity Date or any date of purchase pursuant to an offer to purchase money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed, maturing or purchased, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.10.      Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Securities and make them available for delivery in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities.

Section 2.11.      Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or

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payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Securities in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

Section 2.12.      Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest then borne by the Securities (plus interest on such defaulted interest to the extent lawful) in cash or in payment-in-kind and in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment and shall promptly mail or cause to be sent, or otherwise deliver in accordance with the procedures of DTC, to each affected Holder and the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.13.      CUSIP Numbers, ISINs, etc. The Issuer in issuing the Securities may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Securities and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly advise the Trustee in writing of any change in the CUSIP numbers, ISINs and “Common Code” numbers.

Section 2.14.      Calculation of Principal Amount of Securities. The aggregate principal amount of the Securities, at any date of determination, shall be the principal amount of the Securities outstanding at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Securities, the Holders of which have so consented (other than the Securities beneficially owned by the Issuer or any of its Restricted Subsidiaries), by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 12.04 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate.

Section 2.15.      Tax Treatment. The Notes Parties intend to treat the Securities as indebtedness for U.S. federal, state and local income tax purposes in accordance with its form . Each of the Notes Parties and (by acquiring the Securities) each Holder agrees that

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it will (a) treat the Securities as indebtedness for U.S. federal, state and local income tax purposes, (b) determine the issue price of the Original Securities under section 1274(a)(1) of the Code and treat the Securities as indebtedness that is not governed by the rules set out in Treasury Regulations section 1.1275-4 if (i) the Original Securities are issued in accordance with the Plan and (ii) (A) at least one of the Securities and the New Common Stock (as defined in the Plan), (B) the subscription rights (as described in the Plan) and (C) at least one of the DIP Claims, the Fixed Rate Notes Claims and the Floating Rate Notes Claims (each as defined in the Plan) are not, in each case, “publicly traded” as described in Treasury Regulations section 1.1273-2(f) during the 31-day period ending 15 days after the Issue Date and (c) take no position inconsistent with the foregoing, unless otherwise required by a final determination to the contrary within the meaning of Section 1313(a) of the Code.

Article 3
Redemption

Section 3.01.      Redemption. The Securities may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Section 3.09, together with accrued and unpaid interest to, but excluding, the redemption date.

Section 3.02.      Applicability of Article. Redemption of Securities at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

Section 3.03.      Notices to Trustee. If the Issuer elects to redeem Securities pursuant to the optional redemption provisions of Section 3.09, it shall notify the Trustee in writing of (i) the paragraph or subparagraph of such Security and the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed and (iv) the redemption price. The Issuer shall give notice to the Trustee provided for in this paragraph at least two (2) Business Days (or such shorter period as shall be acceptable to the Trustee) before notice of redemption is required to be delivered or mailed to Holders pursuant to Section 3.05 but not more than 60 days before a redemption date if the redemption is pursuant to Section 3.09; provided, that notice may be given more than 60 days prior to a redemption date if the notice is (x) issued in connection with Section 8.01 or (y) conditioned upon satisfaction (or waiver by the Issuer in its sole discretion) of one or more conditions precedent and any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion). Such notice shall be accompanied by an Officer’s Certificate from the Issuer to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being sent to any Holder and shall thereby be void and of no effect.

Section 3.04.      Selection of Securities to Be Redeemed. In the case of any partial redemption or purchase of Global Securities, the Global Securities to be redeemed or purchased shall be selected on a pro rata pass-through distribution basis and otherwise in accordance with the procedures of DTC, and, in the case of any partial redemption or

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purchase of Definitive Securities, the Trustee shall select the Definitive Securities to be redeemed or purchased on a pro rata basis, to the extent practicable or, to the extent that selection on a pro rata basis is not practicable, by lot or such other method as the Trustee shall deem fair and appropriate; provided that, in each case, no Securities of $1.00 or less shall be redeemed or purchased in part and all redemptions or purchases shall be made in increments of $1.00. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1.00. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuer promptly of the Definitive Securities or portions of Definitive Securities to be redeemed.

After the redemption date, upon surrender of the Definitive Security to be redeemed in part only, a new Definitive Security or Securities in principal amount equal to the unredeemed portion of the original Security representing the same Indebtedness to the extent not redeemed shall be issued in the name of the Holder of the Definitive Securities upon cancellation of the Original Security (or appropriate book entries shall be made to reflect such partial redemption).

Section 3.05.      Notice of Optional Redemption. (a) At least 10 days but not more than 60 days before a redemption date pursuant to the optional redemption provisions of Section 3.09, the Issuer shall send electronically, mail or cause to be mailed by first-class mail a notice of redemption to each Holder whose Securities are to be redeemed (except that such notice of redemption may be mailed more than 60 days prior to a redemption date if the notice is (i) issued in connection with Section 8.01 or (ii) conditioned upon satisfaction (or waiver by the Issuer in its sole discretion) of one or more conditions precedent and any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion)).

Any such notice shall identify the Securities to be redeemed and shall state:

(i)      the redemption date;

(ii)      the redemption price and the amount of accrued and unpaid interest to the redemption date;

(iii)      the paragraph or subparagraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed;

(iv)      the name and address of the Paying Agent;

(v)      that Definitive Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued interest;

(vi)      if fewer than all the outstanding Securities are to be redeemed, the principal amounts of the particular Securities to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate

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principal amount of Securities to be outstanding after such partial redemption;

(vii)      any condition to such redemption;

(viii)      that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(ix)      the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Securities being redeemed; and

(x)      that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Securities.

(b)      At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the information required by this Section at least 2 Business Days (or such shorter period as shall be acceptable to the Trustee) prior to the date such notice is to be provided to Holders.

(c)      Notice of any redemption of Securities described above may be given prior to such redemption, and any such redemption or notice may, at the Issuer’s sole discretion, be subject to one or more conditions precedent, and any notice of redemption made in connection with a related transaction or event may, at the Issuer’s discretion, be given prior to the completion or the occurrence thereof. Any such notice may provide that redemptions made pursuant to different provisions will have different redemption dates. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s sole discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived, in the Issuer’s sole discretion) by the redemption date, or by the redemption date as so delayed, or that such notice may be rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied. If any such condition precedent has not been satisfied, the Issuer shall provide written notice to the Trustee prior to the close of business on the Business Day immediately prior to the redemption date (or such shorter period as may be acceptable to the Trustee). Upon receipt of such notice, the notice of redemption shall be rescinded or delayed, and the redemption of the Securities shall be rescinded or delayed as provided in such notice. Upon receipt, the Trustee shall deliver such notice to each Holder. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the

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Issuer’s obligations with respect to such redemption may be performed by another Person.

Section 3.06.      Effect of Notice of Redemption. Once notice of redemption is mailed or sent in accordance with Section 3.05, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice (except as described in Section 3.05). Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, to, but not including, the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date. The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.07.      Deposit of Redemption Price. With respect to any Securities, prior to 11:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture or applicable law. If a Security is redeemed on or after a record date but on or prior to the related interest payment date, then any accrued and unpaid interest to the redemption date shall be paid on the relevant interest payment date to the Person in whose name such Security was registered at the close of business on such record date.

Section 3.08.      Securities Redeemed in Part. Upon surrender of a Definitive Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Definitive Security equal in principal amount to the unredeemed portion of the Definitive Security surrendered; provided that no Securities of $1.00 or less shall be redeemed in part and all redemptions shall be made in increments of $1.00. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Security.

Section 3.09.      Optional Redemption.

(a)      (i) On April 12, 2025 or thereafter, to the extent permitted by the terms of any Senior Lien Indebtedness (including the terms of any applicable Intercreditor

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Agreement), the Issuer may, on any one or more occasions, redeem the Securities, in whole or in part, upon notice in accordance with Section 3.05 at the redemption price of 100% (expressed as a percentage of principal amount of the Securities to be redeemed) plus accrued and unpaid interest on the Securities, if any, to, but excluding, the applicable date of redemption subject to the right of the Holder of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the redemption date.

(ii)      Any redemption pursuant to this Section 3.09(a) shall be made pursuant to the provisions of Sections 3.01 through 3.08.

(b)      At any time prior to April 12, 2025, to the extent permitted by the terms of any Senior Lien Indebtedness (including the terms of any applicable Intercreditor Agreement),the Issuer may redeem all or a part of the Securities, at its option, at any time or from time to time, upon notice in accordance with Section 3.05 of this Indenture or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but not including, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the redemption date).

(c)      Notwithstanding the foregoing, to the extent permitted by the terms of any Senior Lien Indebtedness (including the terms of any applicable Intercreditor Agreement), in connection with any Change of Control Offer or other tender offer (to the extent such other tender offer is for all of the Securities), if Holders of not less than 90.0% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in such Change of Control Offer or other tender offer and the Company, or any other Person making such Change of Control Offer in lieu of the Company as described above, purchases all of the Securities validly tendered and not validly withdrawn by such Holders, the Company or such other Person will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer or other tender offer, as applicable, to redeem all Securities that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment price or other tender offer price plus, to the extent not included in the Change of Control Offer or other tender offer payment, accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

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Article 4
Covenants

Section 4.01.      Payment of Securities. The Issuer shall promptly pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. An installment of principal or interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 11:00 a.m., New York City time, money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate borne by the Securities to the extent lawful.

Section 4.02.      Reports and Other Information. (a) So long as any Securities are outstanding, the Issuer will furnish to the Trustee within 15 days after each of the periods set forth below:

(i)      within 90 days after the end of each fiscal year or, solely in the case of the Fiscal Year ending December 31, 2023, on or before September 30, 2024 (but, in each case, no later than the date the following items are delivered or are required to be delivered to lenders and/or lender-representatives in connection with other Indebtedness), annual reports containing substantially all of the information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act of the Issuer, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form as if the Issuer had been a reporting company under the Exchange Act for such period, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to the periods presented and a report on the annual financial statements by the Issuer’s independent registered public accounting firm;

(ii)      within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or 75 days in the case of the Fiscal Quarter ending September 30, 2023) commencing with the Fiscal Quarter ending September 30, 2023, quarterly reports containing substantially all of the information that would have been required to be contained in a Quarterly Report on Form 10-Q of the Issuer containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form as if the Issuer had been a reporting company under the Exchange Act for such period, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” subject to normal year-end adjustments and the absence of footnotes; and

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(iii)      promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K pursuant to Items 1, 2 and 4, Items 5.01, 5.02(a), (b) and (c) and Item 5.03 of Form 8-K, or any successor or comparable form as if the Issuer had been a reporting company under the Exchange Act for such period; provided, however, that no such report or information will be required to be so furnished if the Issuer determines in good faith that such event is not material to the Holders of the Securities or the business, assets, operations or financial condition of the Issuer and its Restricted Subsidiaries, taken as a whole; in each case, in a manner that complies in all material respects with the requirements specified in such form, provided, that such reports required pursuant to clauses (i), (ii) and (iii) above (a) shall not be required to comply with Section 302, Section 404 or 906 of the Sarbanes-Oxley Act of 2002, as amended, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, Regulation G or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (b) shall not be required to comply with Items 402, 403, 406 and 407 of Regulation S-K promulgated by the SEC, (c) shall not be required to comply with Rule 3-05, Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC, (d) shall not be required to include any exhibits that would have been required to be filed pursuant to Item 601 of Regulation S-K promulgated by the SEC, (e) shall not be required to comply with any conflict minerals rules of the SEC or similar rules and regulations of any other government agency, (f) shall not be required to present compensation, employment arrangements, related party or beneficial ownership information, (g) shall not be required to contain any segment reporting, (h) shall not be required to disclose any trade secrets and other proprietary information and (i) shall not be required to include financial statements in interactive data format using the eXtensible Business Reporting Language.

(b)      If the Issuer has designated any of its Subsidiaries as an Unrestricted Subsidiary and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of the Issuer, then the annual and quarterly information required above shall include a presentation of selected financial metrics (in the Issuer’s sole discretion) of such Unrestricted Subsidiaries as a group in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(c)      In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Securities are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)      Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates with respect thereto). The Trustee shall have no responsibility for the filing,

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timeliness or content of such reports. The Trustee shall have no obligation whatsoever to determine whether or not any information has been posted. Additionally, the Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants or with respect to any reports or other documents filed with the SEC via the EDGAR (or a successor) filing system (if applicable) or any website or data site under this Indenture.

(e)      The subsequent filing or making available of any materials required by Section 4.02(a) shall be deemed automatically to cure any Default or Event of Default resulting from the failure to file or make available such materials within the required time frame.

(f)      The obligations in Section 4.02(a) may be satisfied by furnishing the information of the Issuer or any Parent Company of the Issuer, provided that to the extent such information relates to the Parent Company, the financial statements shall be shall be accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Parent Company, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand, which consolidating information may be unaudited.

(g)      The Issuer will be deemed to have satisfied the reporting requirements of Section 4.02(a) if (i) at any time that the Issuer or any Parent Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is a voluntary filer, the Issuer or any Parent Company has filed such reports containing such information with the SEC via the EDGAR (or a successor) filing system or (ii) at any time that the Issuer or any Parent Company does not file such reports with the SEC via the EDGAR (or a successor) filing system, the Issuer or any Parent Company posts such reports required by Section 4.02(a) on the Issuer’s website (or a password protected online data system). Access to any such reports on the Issuer’s website (or a password protected online data system) may be password protected; provided that the Issuer or the Parent Company makes reasonable efforts to notify the Trustee and provide the Trustee with access, and, upon request, provides to bona fide securities analysts and bona fide prospective investors, the password and other information required to access such reports on its website (or a password protected online data system). Any Person who requests such information from the Issuer will be required to represent to and agree with the Issuer (and by accepting such information, such Person will be deemed to have represented to and agreed with the Issuer) to the Issuer’s good faith satisfaction that:

(i)      it is a Holder, a bona fide prospective investor in the Securities, a bona fide market maker (or intended market maker) with respect to the Securities or a bona fide securities analyst, as applicable;

(ii)      if it is a prospective purchaser of the Securities, it is (A) a “qualified institutional buyer,” within the meaning of Rule 144A, (B) a non-U.S. person, within the meaning of Regulation S, or (C) an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act;

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(iii)      it will not use the information in violation of applicable securities laws or regulations;

(iv)      it will not communicate the information to any Person and will keep the information confidential;

(v)      it will use such information only in connection with evaluating an investment in the Securities (or, if it is a bona fide market maker or intended market maker, only in connection with making a market in the Securities or, if it is a bona fide securities analyst, for preparing analysis for Holders and prospective purchasers of the Securities that otherwise have access to the information in compliance with this covenant); and

(vi)      (A) will not use such information in any manner intended to compete with the business of the Issuer and (B) is not a Person (which includes such Person’s Affiliates, other than the Affiliates of a bona fide securities research analyst with whom such research analyst does not share such information) that is principally engaged in or derives a significant portion of its revenues from operating or owning a business which is substantially similar to the business engaged in by the Issuer and its Subsidiaries on the Issue Date.

Section 4.03.      Indebtedness. The Issuer shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:

(a)      Indebtedness incurred pursuant to any ABL Facility by any “Borrower” under the ABL Credit Agreement; provided that immediately after giving effect to any such incurrence, the aggregate principal amount of Indebtedness consisting of loans made, and letters of credit issued, thereunder incurred under this clause (a) and then outstanding does not exceed the greater of (A) $662,110,550 and (B) the Borrowing Base (plus any protective advances contemplated by the ABL Credit Agreement (and expressly subject to Section 4.12));

(b)      Indebtedness of any “Borrower” under the ABL Credit Agreement to any Restricted Subsidiary or the Issuer and of any Restricted Subsidiary to the Issuer or any Restricted Subsidiary; provided that in the case of any Indebtedness of a Restricted Subsidiary that is not a Guarantor owing to a Notes Party, such Indebtedness shall (x) be permitted as an Investment by Section 4.08 or (y) be of the type described in clause (ii) of the parenthetical under clause (c) of the definition of “Investment”; provided, further, that (A) all such Indebtedness shall be evidenced by an intercompany note or similar written agreement and shall be subject to a Second Priority Lien pursuant to the Security Agreement and (B) all such Indebtedness of any Notes Party to any Restricted Subsidiary that is not a Notes Party must be expressly subordinated to the Obligations of such Notes Party;

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(c)      the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Securities (including any Guarantee), including any Indebtedness thereunder representing capitalized accrued interest, other than any Additional Securities;

(d)      Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations (including contingent earnout obligations) incurred in connection with asset sales or other sales or Permitted Acquisitions or other purchases of assets, or Indebtedness arising from guaranties, letters of credit, surety bonds or performance bonds securing the performance of the Issuer or any applicable Restricted Subsidiary pursuant to such agreements;

(e)      Indebtedness which may be deemed to exist pursuant to any performance and completion guaranties or customs, stay, performance, bid, surety, statutory, appeal or other similar obligations incurred in the ordinary course of business or in respect of any letters of credit related thereto;

(f)      Indebtedness in respect of Banking Services Obligations and other netting services, overdraft protections, automated clearing-house arrangements, employee credit card programs and similar arrangements and otherwise in connection with Cash management and Deposit Accounts;

(g)      (x) guaranties of the obligations of suppliers, customers, franchisees and licensees in the ordinary course of business and consistent with past practice as in effect on the Issue Date and (y) Indebtedness incurred in the ordinary course of business in respect of obligations of any “Borrower” under the ABL Credit Agreement or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services;

(h)      Guarantees by any “Borrower” under the ABL Credit Agreement or any Restricted Subsidiary of Indebtedness or other obligations of any “Borrower” under the ABL Credit Agreement or any Restricted Subsidiary with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 4.03 or obligations not prohibited by this Indenture; provided that (A) in the case of any Guarantees by a Guarantor of the obligations of a non-Guarantor the related Investment is permitted under Section 4.08, (B) no Guarantee by any Restricted Subsidiary of any Indebtedness permitted under Sections 4.03(a) and (w) shall be permitted unless the guaranteeing party shall have also provided a Guarantee of the Guaranteed Obligations on the terms set forth herein, (C) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Obligations on terms at least as favorable (as reasonably determined by the Parent Borrower) to the Holders as those contained in the subordination of such Indebtedness and (D) any Guarantee by a Restricted Subsidiary that is not a Guarantor of any Indebtedness permitted under Sections 4.03(r) shall only be permitted if such Guarantee meets the requirements of such Sections;

(i)      Indebtedness existing on the Issue Date; provided that, in the case of Indebtedness of any “Borrower” under the ABL Credit Agreement to any Restricted Subsidiary and of any Restricted Subsidiary to any “Borrower” under the ABL Credit

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Agreement or any other Restricted Subsidiary, (A) all such Indebtedness owed to a Guarantor shall be evidenced by an intercompany note or similar written agreement and such Guarantor’s interest therein shall be subject to a Second Priority Lien pursuant to the Security Agreement (and all such Indebtedness of any Guarantor owed to any Restricted Subsidiary that is not a Guarantor must be expressly subordinated to the Obligations of such Guarantor on the terms set forth therein);

(j)      Indebtedness of Restricted Subsidiaries that are not Guarantors; provided that the aggregate outstanding principal amount of such Indebtedness at any time outstanding shall not exceed $57,500,000 or, after the date that the audited financial statements have been received by the Trustee pursuant to Section 4.02(a), if greater, 3.45% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements most recently have been delivered pursuant to Section 4.02;

(k)      Indebtedness of the Parent Borrower or any Restricted Subsidiary at any time outstanding in an aggregate principal amount not to exceed $86,250,000; provided that (i) no Event of Default then exists or would result therefrom, (ii) any such Indebtedness shall not mature or require any scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, repayment or sinking fund obligation (other than AHYDO payments, customary offers to repurchase on a change of control, asset sale or casualty event and customary acceleration rights after an event of default), in each case, prior to the date that is 91 days after the Maturity Date, (iii) the terms of such Indebtedness (excluding pricing, fees, rate floors, optional prepayment or redemption terms (and, if applicable, subordination terms)), are not, taken as a whole (as reasonably determined by the Parent Borrower), materially more favorable to the lenders providing such Indebtedness than those applicable to this Indenture (other than any covenants or any other provisions applicable only to periods after the Maturity Date), (iv) the Parent Borrower shall have delivered a certificate of a Financial Officer of the Parent Borrower to the Trustee certifying as to compliance with the requirements of clauses (i) through (iii) of this clause (k) and (v) such Indebtedness shall be subject to an applicable Intercreditor Agreement;

(l)      Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(m)      Indebtedness of the Parent Borrower or any Restricted Subsidiary with respect to Capital Leases and purchase money Indebtedness incurred prior to or within 270 days of the acquisition or lease or completion of construction, repair of, improvement to or installation of the assets acquired in connection with the incurrence of such Indebtedness in an aggregate principal amount at any time outstanding not to exceed $40,250,000 or, after the date that the audited financial statements have been received by the Trustee pursuant to Section 4.02, if greater, 2.30% of Consolidated Total Assets as of the last day of the last Test Period for which financial statements most recently have been delivered pursuant to Section 4.02;

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(n)      Indebtedness of a Person that becomes a Restricted Subsidiary or Indebtedness assumed in connection with an acquisition permitted hereunder after the Issue Date; provided that (i) such Indebtedness existed at the time such Person became a Restricted Subsidiary or the assets subject to such Indebtedness were acquired and was not created in anticipation thereof, (ii) no Event of Default then exists or would result therefrom, (iii) the Fixed Charge Coverage Ratio is at least 1.00 to 1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 4.02, (iv) the Total Leverage Ratio would not exceed 6.90:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 4.02 (provided that, for purposes of calculating the Total Leverage Ratio under this clause (n), in no event shall the Unrestricted Cash Amount include the proceeds of such Indebtedness being incurred), (v) such Indebtedness was not incurred in contemplation of such acquisition, (vi) any such Indebtedness shall not mature or require any scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, repayment or sinking fund obligation (other than AHYDO payments, customary offers to repurchase on a change of control, asset sale or casualty event and customary acceleration rights after an event of default), in each case, prior to the date that is 91 days after the stated Maturity Date, (vii) the terms of such Indebtedness (excluding pricing, fees, rate floors, optional prepayment or redemption terms (and, if applicable, subordination terms)), are not, taken as a whole (as reasonably determined by the Parent Borrower), materially more favorable to the lenders providing such Indebtedness than those applicable to the Securities (other than any covenants or any other provisions applicable only to periods after the Maturity Date) and (viii) the Parent Borrower shall have delivered an Officer’s Certificate of the Parent Borrower to the Trustee certifying as to compliance with the requirements of clauses (i) through (vii) of this clause (n);

(o)      Indebtedness consisting of unsecured subordinated promissory notes, issued by any “Borrower” under the ABL Credit Agreement to any stockholders of any Parent Company or any current or former directors, officers, employees, members of management or consultants of any Parent Company, any “Borrower” under the ABL Credit Agreement or any Restricted Subsidiary (or their Immediate Family Members), to finance the purchase or redemption of Capital Stock of any Parent Company permitted by Section 4.06(a);

(p)      The Parent Borrower and its Restricted Subsidiaries may become and remain liable for any Indebtedness replacing, refunding or refinancing any Indebtedness permitted under clauses (c), (i), (n), (q), (r) and (gg) of this Section 4.03 and any subsequent refinancing Indebtedness in respect thereof (in any case, “Refinancing Indebtedness”); provided that (i) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except by an amount equal to unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) reasonably incurred in connection with such refinancing or replacement, (ii) such Indebtedness has a final maturity on or later than (and, in the case of any revolving Indebtedness, shall not require mandatory commitment

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reductions prior to) the final maturity of the Indebtedness being refinanced, refunded or replaced and, other than with respect to any revolving Indebtedness, a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced, (iii) the terms of such Indebtedness (excluding pricing, fees, premiums, rate floors, optional prepayment or redemption terms (and, if applicable, subordination terms) and, with respect to clauses (q) (if applicable), security), are not, taken as a whole (as reasonably determined by the Parent Borrower), more favorable to the lenders providing such indebtedness than those applicable to the Indebtedness being refinanced, refunded or replaced (other than any covenants or any other provisions applicable only to periods after the stated Maturity Date), (iv) such Indebtedness is secured only by the same collateral (or assets required to become collateral) and by Permitted Liens of the same or lower priority and by the same collateral (or assets required to become collateral) as the Liens securing the Indebtedness being refinanced, refunded or replaced at the time of such refinancing, refunding or replacement (it being understood, however, that such Indebtedness may go from being secured to being unsecured), (v) such Indebtedness is incurred by any “Borrower” under the ABL Credit Agreement or its Restricted Subsidiary that is the obligor on the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to Section 4.03 and Section 4.08, (vi) if the Indebtedness being refinanced, refunded or replaced was originally contractually subordinated to the Obligations in right of payment (or the Liens on any Collateral securing such Indebtedness were originally contractually subordinated to the Liens on such Collateral securing the Securities), such Indebtedness is contractually subordinated to the Obligations in right of payment (or the Liens on such Collateral securing such Indebtedness shall be subordinated to the Liens on such Collateral securing the Securities) on terms not less favorable to the Holders than those applicable to the Indebtedness (or Liens, as applicable) being refinanced, refunded or replaced, taken as a whole, (vii) Indebtedness of any “Borrower” under the ABL Credit Agreement or any Restricted Subsidiary shall not refinance Indebtedness of an Unrestricted Subsidiary, (viii) as of the date of incurring such Indebtedness and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing and (ix) if such Indebtedness being refinanced, refunded or replaced is guaranteed, the applicable Refinancing Indebtedness shall not be guaranteed by any Person that is not a Notes Party other than persons who guaranteed the Indebtedness being refinanced, refunded or replaced;

(q)      Indebtedness incurred by the Parent Borrower or any Restricted Subsidiary to finance an acquisition permitted hereunder after the Issue Date; provided that (i) no Event of Default then exists or would result therefrom, (ii) such Indebtedness shall not mature or require any payment of principal, in each case, prior to the date which is 91 days after the Maturity Date, (iii) the Fixed Charge Coverage Ratio is at least 1.00 to 1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 4.02, (iv) the Total Leverage Ratio would not exceed 6.90:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 4.02 (provided that, for purposes of calculating the Total Leverage Ratio under this clause (q), in no event shall the Unrestricted Cash

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Amount include the proceeds of such Indebtedness being incurred), (v) any such Indebtedness shall not mature or require any scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, repayment or sinking fund obligation (other than AHYDO payments, customary offers to repurchase on a change of control, asset sale or casualty event and customary acceleration rights after an event of default), in each case, prior to the date that is 91 days after the stated Maturity Date, (vi) the terms of such Indebtedness (excluding pricing, fees, rate floors, optional prepayment or redemption terms (and, if applicable, subordination terms)), are not, taken as a whole (as reasonably determined by the Parent Borrower), materially more favorable to the lenders providing such Indebtedness than those applicable to the Securities (other than any covenants or any other provisions applicable only to periods after the stated Maturity Date) and (vii) the Parent Borrower shall have delivered an Officer’s Certificate of the Parent Borrower to the Trustee certifying as to compliance with the requirements of clauses (i) through (vi) of this clause (q);

(r)      senior or subordinated unsecured Indebtedness of the Parent Borrower or any Restricted Subsidiary, so long as, after giving effect thereto, (A) no Default or Event of Default has occurred and is continuing at the time of the incurrence thereof, (B) the Total Leverage Ratio would not exceed 6.90:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 4.02 (provided that, for purposes of calculating the Total Leverage Ratio under this clause (r), in no event shall the Unrestricted Cash Amount include the proceeds of such Indebtedness being incurred), (C) the Fixed Charge Coverage Ratio is at least 1.00 to 1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 4.02 and (D) the Parent Borrower shall have delivered an Officer’s Certificate of the Parent Borrower to the Trustee certifying as to compliance with the requirements of clauses (A) through (C) of this clause (r); provided that (x) any such Indebtedness shall not mature or require any scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, repayment or sinking fund obligation (other than AHYDO payments, customary offers to repurchase on a change of control, asset sale or casualty event and customary acceleration rights after an event of default), in each case, prior to the date that is 91 days after the stated Maturity Date, (y) the terms of such Indebtedness (excluding pricing, fees, rate floors, optional prepayment or redemption terms (and, if applicable, subordination terms)), are not, taken as a whole (as reasonably determined by the Parent Borrower), materially more favorable to the lenders providing such Indebtedness than those applicable to the Holders (other than any covenants or any other provisions applicable only to periods after the stated Maturity Date) and (z) with respect to Indebtedness incurred under this clause (r) by a non-Notes Party, the aggregate outstanding principal amount of such Indebtedness of Restricted Subsidiaries that are not Notes Parties shall not exceed, $57,500,000 or, after the date that the latest audited financial statements have been received by the Trustee pursuant to Section 4.02, if greater, 3.45% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 4.02;

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(s)      Indebtedness incurred by the Parent Borrower or any Restricted Subsidiary under any Derivative Transaction entered into for the purpose of hedging risks associated with the Issuer’s and its Restricted Subsidiaries’ operations and not for speculative purposes;

(t)      contingent obligations incurred by the Parent Borrower or any Restricted Subsidiary in respect of corporate leases assigned, sold or otherwise transferred (i) as set forth on Schedule 4.03(t) or (ii) incurred or created after the Issue Date in connection with the sale of retail stores; provided that in the case of clause (ii) above all such contingent obligations shall be unsecured and shall not permit a cross-default to this Indenture;

(u)      Indebtedness incurred by the Parent Borrower or any Restricted Subsidiary at any time outstanding in an aggregate principal amount not to exceed $57,500,000 or, after the date that the audited financial statements have been received by the Trustee pursuant to Section 4.02, if greater, 3.45% of Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 4.02 at such time;

(v)      [Reserved];

(w)      Indebtedness incurred in exchange for, and in order to discharge obligations under, Indebtedness existing on the Issue Date pursuant to notes issued by Anagram International, Inc. and Anagram Holdings, LLC and in an aggregate principal amount not to exceed $230,000,000; provided that (i) the terms of such Indebtedness shall not be materially more restrictive than the terms of this Indenture, (ii) no Event of Default then exists or would result therefrom, (iii) Anagram International, Inc., Anagram Holdings, LLC and the Subsidiaries thereof (other than any of the immediately foregoing entities that would be classified as an Excluded Subsidiary (unless such entity is a “Notes Party” (or the functional equivalent thereof) for the purpose of any Indebtedness constituting Material Indebtedness) until such time as such entity ceases to be an Excluded Subsidiary) shall become Guarantors of the Securities, (iv) such Indebtedness shall not mature prior to the Maturity Date and (v) such Indebtedness shall be subject to an Intercreditor Agreement on customary terms acceptable to the Collateral Trustee, and to which the Collateral Trustee shall be party;

(x)      Indebtedness incurred by the Parent Borrower or any Restricted Subsidiary in connection with Sale and Lease-Back Transactions permitted pursuant to Section 4.10;

(y)      [Reserved];

(z)      Indebtedness (including obligations in respect of letters of credit or bank guarantees or similar instruments with respect to such Indebtedness) incurred in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;

(aa)      [Reserved];

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(bb)      Indebtedness representing (i) deferred compensation to directors, officers, employees, members of management and consultants of the Issuer, any other Parent Company or any Restricted Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any Permitted Acquisition or any Investment permitted hereby;

(cc)      [Reserved];

(dd)      [Reserved];

(ee)      unfunded pension fund and other employee benefit plan obligations and liabilities incurred in the ordinary course of business;

(ff)      without duplications of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness hereunder; and

(gg)      the Mudrick Promissory Note.

Notwithstanding anything to the contrary herein, no Indebtedness shall be incurred by the Issuer, any other Parent Company or any Restricted Subsidiary (x) in exchange for, (y) in order to discharge obligations under and/or (z) that otherwise refinances or replaces, in each case, Indebtedness pursuant to notes issued by Anagram International, Inc. and Anagram Holdings, LLC other than as permitted under Section 4.03(w).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount) incurred in connection with such refinancing.

Section 4.04.      Liens. The Parent Borrower and the Guarantors shall not, nor shall they permit any of their Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document

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or instrument in respect of goods or accounts receivable) owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Liens.

Section 4.05.      No Further Negative Pledges. The Issuer and the Guarantors shall not, nor shall they permit any of their Restricted Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except with respect to:

(a)      specific property to be sold pursuant to an Asset Sale permitted by Section 4.09;

(b)      restrictions contained in any agreement with respect to Indebtedness permitted by Section 4.03(m) or Section 4.03(n) that is secured by a Permitted Lien, but only if such agreement applies solely to the specific asset or assets to which such Permitted Lien applies;

(c)      restrictions contained in the ABL Credit Agreement and the documentation governing Indebtedness permitted by clauses (q), (r), (u) and (w) of Section 4.03;

(d)      restrictions by reason of customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, subleases, licenses, sublicenses or similar agreements, as the case may be);

(e)      Permitted Liens and restrictions in the agreements relating thereto that limit the right of the Parent Borrower or any of its Restricted Subsidiaries to dispose of or transfer the assets subject to such Liens;

(f)      provisions limiting the disposition or distribution of assets or property in joint venture agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;

(g)      any encumbrance or restriction assumed in connection with an acquisition of property or new Restricted Subsidiaries, so long as such encumbrance or restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition;

(h)      restrictions imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(i)      restrictions on Cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

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(j)      restrictions set forth in documents which exist on the Issue Date; and

(k)      restrictions or encumbrances imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (j) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.06.      Restricted Payments; Certain Payments of Indebtedness. (a) The Parent Borrower shall not pay or make, directly or indirectly, any Restricted Payment, except that:

(i)      the Parent Borrower may make Restricted Payments to the extent necessary to permit any Parent Company;

(A)      to pay (x) general administrative costs and expenses (including corporate overhead, legal or similar expenses) and franchise fees and taxes and similar fees, taxes and expenses required to maintain the organizational existence of such Parent Company, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors, officers, members of management or employees of any Parent Company, in each case, to the extent attributable to the ownership or operations of any of PC Intermediate, any “Borrower” under the ABL Credit Agreement and the Restricted Subsidiaries and (y) without duplication of preceding clause (x), any Public Company Costs;

(B)      to discharge, when and as due, tax liabilities of Issuer, or of any person that is a member of any consolidated, combined or similar income tax group of which Issuer is a member;

(C)      to pay audit and other accounting and reporting expenses at such Parent Company to the extent relating to the ownership or operations of any “Borrower” under the ABL Credit Agreement and the Restricted Subsidiaries;

(D)      for the payment of insurance premiums to the extent relating to the ownership or operations of any “Borrower” under the ABL Credit Agreement and the Restricted Subsidiaries;

(E)      pay fees and expenses related to debt or equity offerings, investments or acquisitions permitted by this Indenture (whether or not consummated);

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(F)      to pay the consideration to finance any Investment permitted under Section 4.08 (provided that (x) such Restricted Payments under this clause (a)(i)(F) shall be made substantially concurrently with the closing of such Investment and (y) such Parent Company shall, promptly following the closing thereof, cause all such property acquired to be contributed to any “Borrower” under the ABL Credit Agreement or one of the Restricted Subsidiaries, or the merger or amalgamation of the Person formed or acquired into any “Borrower” under the ABL Credit Agreement or one of the Restricted Subsidiaries, in order to consummate such Investment in a manner that causes such Investment to comply with the applicable requirements of Section 4.08 as if undertaken as a direct Investment by such Person or such Restricted Subsidiary); and

(G)      without duplication of clause (A)(y) above, to pay customary salary, bonus and other benefits payable to directors, officers, members of management or employees of any Parent Company to the extent such salary, bonuses and other benefits are directly attributable and reasonably allocated to the operations of any “Borrower” under the ABL Credit Agreement and the Restricted Subsidiaries, in each case, so long as such Parent Company applies the amount of any such Restricted Payment for such purpose;

(ii)      the Parent Borrower may pay (or make Restricted Payments to allow any Parent Company to pay) for the repurchase, redemption, retirement or other acquisition or retirement for value of Capital Stock of any Parent Company held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, any “Borrower” under the ABL Credit Agreement or any Restricted Subsidiary;

(A)      in exchange for notes issued pursuant to Section 4.03(o), so long as the aggregate amount of all cash payments made in respect of such notes, together with the aggregate amount of Restricted Payments made (x) pursuant to clause (D) of this clause (ii) below and (y) pursuant to Section 4.06(a)(iv), does not exceed $5,750,000 in any Fiscal Year, which, if not used in any Fiscal Year, may be carried forward to the next subsequent Fiscal Year;

(B)      [Reserved];

(C)      in exchange for net proceeds of any key-man life insurance policies received during such fiscal year; or

(D)      in exchange for Cash and Cash Equivalents in an amount not to exceed, together with (x) the aggregate amount of all cash payments made in respect of notes issued pursuant to Section 4.03(o) and (y) the aggregate amount of Restricted Payments made pursuant to

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Section 4.06(a)(iv), $5,750,000 in any Fiscal Year, which, if not used in any Fiscal Year, may be carried forward to the next subsequent Fiscal Year;

(iii)      the Parent Borrower may make Restricted Payments; provided that at the time they are paid by the Parent Borrower, before and after giving effect to such Restricted Payments under this clause (iii), the Payment Conditions are satisfied;

(iv)      the Parent Borrower may make Restricted Payments to any Parent Company to enable such Parent Company to make Cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of such Parent Company in an amount not to exceed, together with (x) the aggregate amount of all cash payments made in respect of notes issued pursuant to Section 4.03(o) and (y) the aggregate amount of all Restricted Payments made pursuant to Section 4.06(a)(ii)(D), $5,750,000 in any Fiscal Year, which, if not used in any Fiscal Year, may be carried forward to the next subsequent Fiscal Year;

(v)      [reserved];

(vi)      [reserved];

(vii)      the Parent Borrower may make Restricted Payments to the Issuer to the extent necessary to permit the Issuer to pay interest, fees, principal and expenses on (1) the Securities and (2) any other permitted Indebtedness of Issuer, in each case, to the extent such payments of interest, fees, principal and expenses are not prohibited under Section 4.06(b);

(viii)      the Parent Borrower may make Restricted Payments to (i) redeem, repurchase, retire or otherwise acquire (A) any Capital Stock (“Treasury Capital Stock”) of the Parent Borrower or any Restricted Subsidiary or (B) Capital Stock of any Parent Company, in the case of each of subclauses (A) and (B) in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Parent Borrower or a Restricted Subsidiary) of, Capital Stock of the Parent Borrower or any Parent Company to the extent contributed as a common equity contribution to the capital of the Parent Borrower or any Restricted Subsidiary (in each case, other than Disqualified Capital Stock) (“Refunding Capital Stock”) and (ii) declare and pay dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Parent Borrower or a Restricted Subsidiary) of the Refunding Capital Stock; and

Notwithstanding anything to the contrary herein, in no event shall the Issuer, PC Intermediate or the Parent Borrower pay or make, directly or indirectly, any Restricted Payment in reliance on sections 4.06(a)(i)(E) or (iii) unless all FILO Loans have been paid in full.

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(b)      The Issuer and the Guarantors shall not, nor shall they permit any Restricted Subsidiary to, make, directly or indirectly, any payment or other distribution (whether in Cash, securities or other property) on or in respect of principal of or interest on Indebtedness permitted under Sections 4.03(k) or (w) (or Refinancing Indebtedness in respect of either of the foregoing if permitted hereunder) or any Junior Indebtedness or (without duplication) Indebtedness permitted under Section 4.03(r), or any payment or other distribution (whether in Cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of Indebtedness permitted under Sections 4.03(k) or (w) (or Refinancing Indebtedness in respect of either of the foregoing if permitted hereunder) or any Junior Indebtedness, in each case prior to the scheduled maturity of such Indebtedness (collectively, “Restricted Debt Payments”), except:

(i)      the defeasance, redemption, repurchase or other acquisition or retirement of Indebtedness permitted under Sections 4.03(k) or (w) (or Refinancing Indebtedness in respect of either of the foregoing if permitted hereunder) or Junior Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted by Section 4.03;

(ii)      payments as part of an “applicable high yield discount obligation” catch-up payment, so long as no Event of Default shall have occurred and be continuing;

(iii)      payments of regularly scheduled principal with respect to any (A) Indebtedness incurred under Section 4.03(m), (B) Indebtedness of the type described in Section 4.03(m) to the extent incurred under Section 4.03(u) and (C) Indebtedness incurred under Section 4.03(gg);

(iv)      payments of regularly scheduled principal and interest, fees, expenses and indemnification obligations as and when due in respect of any Indebtedness (solely with respect to such interest, other than the Indebtedness permitted under Section 4.03(k), (n), (q), (r) or (w) and payments with respect to Subordinated Indebtedness prohibited by the subordination provisions thereof);

(v)      payments with respect to intercompany Indebtedness permitted under Section 4.03, subject to the subordination provisions applicable thereto;

(vi)      [reserved];

(vii)      (A) payments of any Indebtedness under any Indebtedness permitted under Sections 4.03(k) and/or (w) and/or any Junior Indebtedness in exchange for, or with proceeds of any substantially contemporaneous issuance of Qualified Capital Stock of any Parent Company or the Parent Borrower, and any substantially contemporaneous capital contribution in respect of Qualified Capital Stock of the Parent Borrower, (B) payments of Indebtedness by the conversion of all or any portion thereof into Qualified Capital Stock of any Parent Company or

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the Parent Borrower and (C) payments of interest in respect of Indebtedness in the form of payment-in-kind interest with respect to such Indebtedness permitted under Section 4.03; and

(viii)      Restricted Debt Payments; provided that as of the date of any such payment and after giving effect thereto, the Payment Conditions are satisfied (provided that in the case of an irrevocable notice required under the terms of the applicable agreements or instruments to be given in respect of a Restricted Debt Payment prior to the date of the making of such payment, the Payment Conditions with respect to such Restricted Debt Payment shall be satisfied at the time of the giving of such irrevocable notice and on the date of the making of such payment).

Notwithstanding anything to the contrary herein, in no event shall any Restricted Debt Payment be permitted under Sections 4.06(b)(viii) unless all FILO Loans have been paid in full.

Section 4.07.      Restrictions on Subsidiary Distributions. Except as provided herein or in any other Notes Document, in the ABL Credit Agreement, in agreements governing Indebtedness permitted under Section 4.03(w), or in agreements with respect to refinancings, renewals or replacements of such Indebtedness permitted by Section 4.03, so long as such refinancing, renewal or replacement does not expand the scope of such contractual obligation, none of the Issuer, any other Parent Company and the other Guarantors shall, nor shall they permit any of their Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary of the Issuer to:

(a)      pay dividends or make any other distributions on any of such Restricted Subsidiary’s Capital Stock owned by any Notes Party or any other Restricted Subsidiary;

(b)      repay or prepay any Indebtedness owed by such Restricted Subsidiary to the Issuer or any Restricted Subsidiary;

(c)      make loans or advances to the Issuer or any Restricted Subsidiary of the Issuer; or

(d)      transfer any of its property or assets to the Issuer or any Restricted Subsidiary other than restrictions:

(i)      in any agreement evidencing (x) Indebtedness of a Restricted Subsidiary other than a Notes Party permitted by Section 4.03, (y) Indebtedness permitted by Section 4.03 that is secured by a Permitted Lien if such encumbrances or restrictions apply only to the Person obligated under such Indebtedness and its Restricted Subsidiaries or the property or assets intended to secure such Indebtedness and (z) Indebtedness permitted pursuant to clauses (p) (as it relates to Indebtedness in respect of clauses (q), (r) and (w) of Section 4.03), (q), (r) and (w) of Section 4.03;

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(ii)      by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, subleases, licenses, sublicenses, joint venture agreements and similar agreements entered into in the ordinary course of business;

(iii)      that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of any option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Indenture;

(iv)      assumed in connection with an acquisition of property or new Restricted Subsidiaries, so long as such encumbrance or restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition;

(v)      in any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(vi)      in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;

(vii)      imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(viii)      on Cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(ix)      set forth in documents which exist on the Issue Date; and

(x)      of the types referred to in clauses (a) through (d) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (ix) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Parent Borrower, no more restrictive with respect to such restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.08.      Investments. The Issuer and the Guarantors shall not, nor shall they permit any of their Restricted Subsidiaries to make or own any Investment in any Person except:

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(a)      Cash or Cash Equivalents;

(b)      (i) equity Investments owned as of the Issue Date in any Restricted Subsidiary, (ii) Investments made after the Issue Date in Restricted Subsidiaries that are Notes Parties and (iii) equity Investments by a Notes Party in a non-Notes Party consisting of the Capital Stock of any Person which is not a Notes Party;

(c)      Investments (i) constituting deposits, prepayments and other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business;

(d)      Investments (i) by any Restricted Subsidiary that is not a Notes Party in any other Restricted Subsidiary that is not a Notes Party and (ii) subject to Section 4.19(c), by the Issuer or any other Notes Party in any Restricted Subsidiary that is not a Notes Party so long as, in the case of this clause (ii), the aggregate amount of any such Investments outstanding at any time does not exceed $57,500,000 or, after the date that the audited financial statements have been received by the Trustee pursuant to Section 4.15, if greater, 3.45% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 4.02;

(e)      (i) Permitted Acquisitions and (ii) Investments in any Restricted Subsidiary that is not a Notes Party in an amount required to permit such Restricted Subsidiary to consummate a Permitted Acquisition (so long as the consideration for such Permitted Acquisition shall be included for the purposes of calculating any amount available for Permitted Acquisitions pursuant to clause (d) of the proviso to the definition of “Permitted Acquisition” (without regard to the proviso contained in such clause (d)));

(f)      Investments existing on, or contractually committed to as of, the Issue Date and any modification, replacement, renewal or extension thereof so long as any such modification, renewal or extension thereof does not increase the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 4.08;

(g)      Investments received in lieu of Cash in connection with any Asset Sale permitted by Section 4.09;

(h)      loans or advances to officers, directors, employees, consultants or independent contractors of the Issuer, any other Parent Company, or any of its Restricted Subsidiaries to the extent permitted by Requirements of Law, in connection with such Person’s purchase of Capital Stock of any Parent Company or the Parent Borrower, in an aggregate principal amount not to exceed $11,500,000 at any one time outstanding;

(i)      Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(j)      Investments consisting of Indebtedness permitted under Section 4.03 (other than Indebtedness permitted under Sections 4.03(b) and (h)), Permitted Liens, Restricted

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Payments permitted under Section 4.06 (other than Section 4.06(a)(i)), Restricted Debt Payments permitted by Section 4.06 and mergers, consolidations or Asset Sales or dispositions permitted by Section 4.09;

(k)      Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(l)      Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other financially troubled account debtors arising in the ordinary course of business and/or (iii) upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m)      loans and advances of payroll payments or other compensation to employees, officers, directors, consultants or independent contractors of the Issuer, any other Parent Company or any Restricted Subsidiary in the ordinary course of business, in an aggregate principal amount not to exceed $2,875,000 at any one time outstanding;

(n)      Investments to the extent that payment for such Investments is made solely with Capital Stock (other than Disqualified Capital Stock) of PC Intermediate or of any Parent Company in each case, to the extent not resulting in a Change of Control;

(o)      Investments of any Person acquired by, or merged into or consolidated or amalgamated with, any “Borrower” under the ABL Credit Agreement or any Restricted Subsidiary pursuant to an Investment otherwise permitted by this Section 4.08 after the Issue Date to the extent that such Investments of such Person were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation and any modification, replacement, renewal or extension thereof so long as any such modification, renewal or extension thereof does not increase the amount of such Investment except as otherwise permitted by this Section 4.08 (it being understood that the “grandfathering” of Investments pursuant to this clause (o) is not intended to limit the application of clause (d) of the definition of “Permitted Acquisition” to existing Investments in non-Notes Parties acquired pursuant to a Permitted Acquisition);

(p)      the Transactions;

(q)      Investments made after the Issue Date by, subject to Section 4.19(c), the Issuer and its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $28,750,000 or, after the date that the audited financial statements have been received by the Trustee pursuant to Section 4.15(a), if greater, 1.725% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 4.02;

(r)      Investments made after the Issue Date by, subject to Section 4.19(c), the Issuer and its Restricted Subsidiaries (other than any acquisition); provided that as of the

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date of such Investment and after giving effect thereto, as to any such Investment, the Payment Conditions are satisfied;

(s)      Guarantees of leases (other than Capital Leases) or of other obligations not constituting Indebtedness, in each case in the ordinary course of business;

(t)      Investments in the Issuer or PC Intermediate in amounts and for purposes for which Restricted Payments to the Issuer or PC Intermediate are permitted under Section 4.06(a); provided that any such Investments made as provided above in lieu of such Restricted Payments shall reduce availability under any applicable Restricted Payment basket under Section 4.06(a);

(u)      [reserved];

(v)      Investments under any Derivative Transactions permitted to be entered into under Section 4.03; and

(w)      loans or advances in favor of franchisees of any “Borrower” under the ABL Credit Agreement and its Restricted Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $17,250,000 at any one time outstanding.

(x)      Notwithstanding anything in this Section 4.08 or in any other Notes Document to the contrary, from and after the Issue Date, neither the Issuer, any other Parent Company, nor any Restricted Subsidiary shall exclusively license any Material Intellectual Property to any Unrestricted Subsidiary or other Affiliate, or transfer (including, for the avoidance of doubt, by way of Investment or designation of a Restricted Subsidiary as an Unrestricted Subsidiary), assign, sell, or otherwise dispose of ownership of any Material Intellectual Property to any Unrestricted Subsidiary or other Affiliate; provided that nothing contained in this paragraph shall restrict or prohibit (i) any license or other arrangement existing on the Issue Date and, solely with respect to any Material Intellectual Property subject to such license or other arrangement as of the Issue Date, any amendments, modifications, restatements, renewals, or replacements of such license or other arrangement in the ordinary course of business that do not materially expand the scope of such Unrestricted Subsidiary’s or other Person’s, as applicable, rights in such Material Intellectual Property (ii) any jointly held intellectual property licenses from third parties existing on the Issue Date or any transfer, assignment, sale or other disposition of any rights with respect thereto, in any such case, for a bona fide business purpose.

Section 4.09.      Asset Sales.

(a)      The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to convey, sell, lease or sublease (as lessor or sublessor), license or sublicense (as lessor or licensor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its (or their) business, assets or property of any kind whatsoever (other than as contemplated in Section 5.01), whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired (each such transaction, an “Asset Sale”), other than an Excluded Asset Sale, unless:

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(i)      the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

(ii)      at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, calculated on a cumulative basis, is in the form of Cash or Cash Equivalents; provided that the amount of:

(A)      any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto or, if incurred or increased subsequent to the date of such balance sheet, such liabilities that would have been shown on the Issuer’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or increase had taken place on or prior to the date of such balance sheet, as determined by the Issuer), contingent or otherwise, of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Securities, that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(B)      any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into Cash Equivalents (to the extent of the Cash Equivalents received) or by their terms are required to be satisfied for Cash Equivalents within 180 days following the closing of such Asset Sale, and

(C)      [reserved],

(b)      shall be deemed to be Cash Equivalents for the purposes of this Section 4.09(a).

(c)      Within 365 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale:

(i)      to repurchase the Securities on a pro rata basis pursuant to an offer to all Holders at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of purchase, or pursuant to a notice of redemption issued in compliance with Section 3.09 of this Indenture;

(ii)      in respect of any Asset Sale involving Collateral or Equity Interests of a Restricted Subsidiary that owns, directly or indirectly, any Collateral, to repurchase, prepay, redeem or repay Indebtedness under the ABL Facility (or any

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other Senior Lien Indebtedness) and to reduce commitments thereunder (including, for the avoidance of doubt, any Refinancing Indebtedness in respect thereof);

(iii)      in respect of any Asset Sale involving Collateral or Equity Interests of a Restricted Subsidiary that owns, directly or indirectly, any Collateral, to make (a) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other properties or assets that, in the case of (a), (b) or (c), constitute assets which replace the businesses, properties and/or other assets that are the subject of such Asset Sale and are thereupon with their acquisition added to the Collateral securing the Securities;

(iv)      in respect of any Asset Sale not involving Collateral or Equity Interests of a Restricted Subsidiary that owns, directly or indirectly, any Collateral, to repurchase, prepay, redeem or repay Indebtedness of a Restricted Subsidiary which is not a Guarantor, including Indebtedness guaranteed by such Restricted Subsidiary (other than Indebtedness owed to the Company or a Restricted Subsidiary) or Indebtedness of the Issuer or any Guarantor that is secured by a Lien or that is senior unsecured Indebtedness;

(v)      in respect of any Asset Sale not involving Collateral or Equity Interests of a Restricted Subsidiary that owns, directly or indirectly, any Collateral, to make (a) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other properties or assets that, in the case of each of (a) and (c), replace the businesses, properties and/or other assets that are the subject of such Asset Sale; or

(vi)      any combination of the foregoing;

(d)      provided that, in the case of clauses (iii) and (v) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within the later of such 365th day and 180 days of such commitment (an “Acceptable Commitment”); provided, further, that if an Acceptable Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied and after such 365th day, then such Net Proceeds shall constitute Excess Proceeds (as defined below).

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(e)      If an Event of Default has occurred and is continuing, the Company or the applicable Guarantor shall, pending the final application of any Net Proceeds, deposit such Net Proceeds in a Deposit Account or security account in which the Collateral Trustee (subject to the terms of the Intercreditor Agreements) has a perfected security interest for the benefit of the Secured Parties in accordance with the applicable Lien priorities described in the Intercreditor Agreements.

(f)      Any Net Proceeds from any Asset Sale that are not invested or applied as provided and within the time period set forth in Section 4.09(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Securities, as described in clause (i) of Section 4.09(b), shall be deemed to have been invested or applied whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, and to the extent permitted by the terms of any Senior Lien Indebtedness (including the terms of any applicable Intercreditor Agreement), the Issuer shall make an offer (an “Asset Sale Offer”) to all Holders of the Securities and, at the option of the Issuer, to (i) in the case of Excess Proceeds of an Asset Sale involving Collateral or Equity Interests of a Restricted Subsidiary that owns, directly or indirectly, any Collateral, any holders of Pari Passu Lien Indebtedness and (ii) in the case of Excess Proceeds of an Asset Sale not involving Collateral or Equity Interests of a Restricted Subsidiary that owns, directly or indirectly, any Collateral, any holders of Pari Passu Indebtedness, in each case to purchase the maximum aggregate principal amount of the Securities that is at least $1.00 and an integral multiple of $1.00 in excess thereof and any Pari Passu Lien Indebtedness or Pari Passu Indebtedness, as the case may be, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, or 100% of the accreted value thereof, if less, plus accrued and unpaid interest (or, in respect of any such Pari Passu Lien Indebtedness or Pari Passu Indebtedness, as the case may be, such lesser price, if any, as may be provided for by the terms of such Indebtedness) to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within thirty Business Days after the date that Excess Proceeds exceed $50.0 million by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee, or otherwise delivered in accordance with the procedures of DTC.

(g)      To the extent that the aggregate amount of Securities and Pari Passu Lien Indebtedness or Pari Passu Indebtedness, as the case may be, tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds used to make such Asset Sale Offer, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to compliance with other covenants contained in this Indenture (any such remaining Excess Proceeds amount, “Declined Excess Proceeds”). If the aggregate principal amount of Securities and Pari Passu Lien Indebtedness or Pari Passu Indebtedness, as the case may be, surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased in the manner described in Section 3.04. Selection of such Pari Passu Lien Indebtedness or Pari Passu Indebtedness will be made pursuant to the terms of such Indebtedness. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds used to make such Asset Sale Offer shall be

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reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion).

(h)      Pending the final application of any Net Proceeds pursuant to this Section 4.09, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

(i)      An Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall apply the applicable Excess Proceeds to the purchase of the Securities. Payment for any Securities so purchased shall be made in the same manner as interest payments are made.

(j)      Upon the commencement of an Asset Sale Offer the Issuer shall send, electronically or by first-class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to an Asset Sale Offer. An Asset Sale Offer shall be made to all Holders and, if required or permitted by the terms thereof, holders of Pari Passu Lien Indebtedness and holders of Pari Passu Indebtedness. The notice, which shall govern the terms of an Asset Sale Offer, shall state:

(i)      that an Asset Sale Offer is being made pursuant to this Section 4.09 and the length of time an Asset Sale Offer shall remain open;

(ii)      the amount of the Asset Sale Offer, the purchase price and the Purchase Date;

(iii)      that any Security not tendered or accepted for payment shall continue to accrue interest;

(iv)      that, unless the Issuer defaults in making such payment, any Security accepted for payment pursuant to an Asset Sale Offer shall cease to accrue interest on and after the Purchase Date;

(v)      that any Holder electing to have less than all of the aggregate principal amount of its Securities purchased pursuant to an Asset Sale Offer may elect to have Securities purchased in minimum principal amounts of $1.00 and integral multiples of $1.00;

(vi)      that Holders electing to have a Security purchased pursuant to an Asset Sale Offer shall be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” attached to the Security completed, or transfer such Security by book-entry transfer, to the Issuer, the applicable Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least two Business Days before the Purchase Date;

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(vii)      that Holders shall be entitled to withdraw their election if the Issuer, the applicable Depositary or the applicable Paying Agent, as the case may be, receives, not later than the close of business on the tenth Business Day prior to the expiration date of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing their election to have such Security purchased; and

(viii)      that Holders whose certificated Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased; provided that new Securities will only be issued in denominations of $1.00 and in integral multiples of $1.00 in excess thereof.

The notice, if delivered electronically or mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (i) the notice is delivered or mailed in a manner herein provided and (ii) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

If the Securities are in global form and the Issuer makes an offer to purchase the Securities pursuant to an Asset Sale Offer, a Holder may exercise its option to elect for the purchase of the Securities or withdraw such election through the facilities of DTC, subject to its rules and regulations.

(k)      The Issuer, the applicable Depositary or the applicable Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities properly tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Security, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Security to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, only an Officer’s Certificate and not an Opinion of Counsel is required for the Trustee to authenticate and mail or deliver such new Security) in a principal amount equal to any unpurchased portion of the Security surrendered representing the same indebtedness to the extent not repurchased; provided, that each such new Security shall be in a principal amount of $1.00 or an integral multiple of $1.00 in excess thereof. Any Security not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall announce the results of an Asset Sale Offer on or as soon as practicable after the Purchase Date on the website or online data system maintain pursuant to Section 4.02(g).

(l)      Prior to 11:00 a.m. (New York City time) on the Purchase Date, with respect to the Securities, the Issuer shall deposit with the Trustee or with the applicable Paying Agent money sufficient to pay the purchase price of and accrued and unpaid

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interest on all Securities to be purchased on that Purchase Date. The Trustee or the applicable Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the applicable Paying Agent by the Issuer in excess of the amounts necessary to pay the purchase price of, and accrued and unpaid interest on, all Securities to be redeemed.

(m)      The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof. Notwithstanding the foregoing, the Issuer may rely on any no-action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.

(n)      Notwithstanding any other provisions of this Section 4.09, to the extent that any or all of the Net Proceeds of any Asset Sale by a Foreign Subsidiary is (x) prohibited or delayed by applicable local law, (y) restricted by applicable organizational documents or any agreement or (z) subject to other onerous organizational or administrative impediments from being repatriated to the United States, the portion of such Net Proceeds so affected will not be required to be applied in compliance with this covenant, and such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the Issuer or a Guarantor (the Issuer hereby agreeing to use commercially reasonable efforts (as determined in the Issuer’s reasonable business judgment) to otherwise cause the Foreign Subsidiary to within one year following the date on which the respective payment would otherwise have been required, promptly take all actions reasonably required by the applicable local law to permit such repatriation to the Issuer or a Guarantor), and if within one year following the date on which the respective payment would otherwise have been required, such repatriation of any of such affected Net Proceeds is permitted under the applicable local law, an amount equal to such amount of Net Proceeds so permitted to be repatriated will be promptly (and in any event no later than ten (10) Business Days after such repatriation is permitted) applied (net of any taxes, costs or expenses that would be payable or reserved against if such amounts were actually repatriated whether or not they are repatriated) in compliance with this covenant. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default. For the avoidance of doubt, nothing in this Indenture shall be construed to require any Subsidiary to repatriate cash.

Section 4.10.      Sales and Lease-Backs. The Issuer and the Guarantors shall not, nor shall they permit any of their Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Person (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Issuer or any of its Restricted Subsidiaries) and (b) intends to use

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for substantially the same purpose as the property which has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary (as applicable) to any Person (other than the Issuer or any of its Restricted Subsidiaries) in connection with such lease (such a transaction described herein, a “Sale and Lease-Back Transaction”); provided that Sale and Lease-Back Transactions shall be permitted in respect of the real properties owned by any “Borrower” under the ABL Credit Agreement and/or the Guarantors and located at (i) 47 Elizabeth Drive, Chester, New York, (ii) 7700 Anagram Drive, Eden Prairie, Hennepin County, MN 55344 and (iii) 2800 Purple Sage Road NW, Village of Los Lunas, New Mexico, in each case, so long as (x) [reserved], (y) [reserved] and (z) the Issuer shall use commercially reasonable efforts to deliver to the Collateral Trustee a Collateral Access Agreement from the purchaser or transferee of each of the foregoing real properties on terms and conditions reasonably satisfactory to the Collateral Trustee.

Section 4.11.      Transactions with Affiliates. The Issuer and the Guarantors shall not, nor shall they permit any of their Restricted Subsidiaries to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any of their Affiliates on terms that are less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided that the foregoing restriction shall not apply to:

(a)      to the extent permitted or not restricted by this Indenture, (i) any transaction between or among any Notes Parties or (ii) any transactions between or among Restricted Subsidiaries (none of which is a Notes Party);

(b)      reasonable and customary fees, indemnities and reasonable out-of-pocket expenses paid to members of the board of directors (or similar governing body) of the Issuer, any other Parent Company, and the Restricted Subsidiaries in the ordinary course of business and, in the case of payments to any Parent Company, to the extent attributable to the operations of the Parent Borrower and the Restricted Subsidiaries;

(c)      (i) any employment, severance agreements or compensatory (including profit sharing) arrangements entered into by any “Borrower” under the ABL Credit Agreement or any of the Restricted Subsidiaries with their respective current or former officers, directors, members of management, employees, consultants or independent contractors in the ordinary course of business, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers employees or any employment contract or arrangement;

(d)      (x) transactions permitted by Sections 4.03(d), (o) and (bb), 4.06 (excluding transactions permitted under section 4.06(a)(ii)(D) and 4.08(h) and (m)) and (y) issuances of Capital Stock and debt securities not restricted by this Indenture;

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(e)      the transactions in existence on the Issue Date and any amendment thereto to the extent such amendment is not adverse to the Holders in any material respect;

(f)      [reserved];

(g)      [reserved];

(h)      [reserved];

(i)      Guarantees permitted by Section 4.03 in accordance with the terms of Section 4.03 and Section 4.08;

(j)      loans and other transactions among the Issuer, PC Intermediate and any other Notes Party to the extent permitted under this Article 4;

(k)      the payment of customary fees, reasonable out-of-pocket costs to and indemnities provided on behalf of, directors, officers, employees, members of management, consultants and independent contractors of the Parent Borrower and the Restricted Subsidiaries in the ordinary course of business and, in the case of payments to any Parent Company, to the extent attributable to the operations of the Parent Borrower and the Restricted Subsidiaries;

(l)      transactions with customers, clients, suppliers or joint ventures for the purchase or sale of goods and services entered into in the ordinary course of business, which are fair to the Parent Borrower and the Restricted Subsidiaries, in the reasonable determination of the board of directors of the Parent Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(m)      [reserved]; and

(n)      the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement.

Section 4.12.      Amendments of or Waivers with Respect to Certain Indebtedness. The Issuer and the Guarantors shall not, nor shall they permit any of their Restricted Subsidiaries to, amend or otherwise change (a) the terms of the ABL Credit Agreement, Indebtedness permitted under Sections 4.03(w) (or Refinancing Indebtedness in respect of either of the foregoing if permitted hereunder) or Junior Indebtedness (or the documentation governing the foregoing (including, for the avoidance of doubt, Indebtedness permitted under Sections 4.03(r) and (gg))) or (b) the subordination provisions of any Subordinated Indebtedness (and the component definitions as used therein), in each case, if the effect of such amendment or change, together with all other amendments or changes made, is materially adverse to the interests of the Holders.

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Section 4.13.      Fiscal Year. The Issuer and the Guarantors shall not, nor shall they permit any of their Restricted Subsidiaries to, change its Fiscal Year-end to a date other than December 31 or the Saturday closest to December 31.

Section 4.14.      Change of Control. (a) Upon the occurrence of a Change of Control after the Issue Date, unless the Issuer has previously or concurrently sent a redemption notice with respect to all the outstanding Securities as described in Article 3 hereto, the Issuer will make an offer to purchase all of the Securities pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but not including, the date of purchase, subject to the right of Holders of record of the Securities on the relevant record date to receive interest due on the relevant interest payment date.

(b)      Within 60 days following any Change of Control, the Issuer will send notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Securities to the registered address of such Holder or otherwise in accordance with the procedures of DTC, with the following information:

(i)      that a Change of Control Offer is being made pursuant to this Section 4.14, and that all Securities properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of repurchase, subject to the right of Holders of record of the Securities on the relevant record date to receive interest due on the relevant interest payment date;

(ii)      the purchase price and the purchase date, which shall be no earlier than 10 days nor later than 60 days from the date such notice is mailed or otherwise delivered (the “Change of Control Payment Date”), subject to the extension (in the case where such notice was mailed or otherwise delivered prior to the occurrence of the Change of Control) in the event that occurrence of the Change of Control is delayed;

(iii)      that any Security not properly tendered will remain outstanding and continue to accrue interest;

(iv)      that unless the Issuer defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(v)      if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control;

(vi)      that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender such Securities, with the

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form entitled “Option of Holder to Elect Purchase” on the reverse of such Securities completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii)      that Holders will be entitled to withdraw their tendered Securities and their election to require the Issuer to purchase such Securities; provided that the Paying Agent receives, not later than the close of business on the second Business Day prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder of the Securities, the principal amount of Securities tendered for purchase, and a statement that such Securities is withdrawing its tendered Securities and its election to have such Securities purchased;

(viii)      that if the Issuer is redeeming less than all of the Securities, the Holders of the remaining Securities will be issued new Securities and such new Securities will be equal in principal amount to the unpurchased portion of the Securities surrendered. The unpurchased portion of the Securities must be equal to $1.00 or an integral multiple of $1.00 in excess of $1.00;

(ix)      if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control and shall describe each such condition, and, if applicable, shall state that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time as any or all such conditions shall be satisfied, or that such repurchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(x)      the other instructions, as determined by the Issuer, consistent with this Section 4.14, that a Holder must follow.

Securities repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Securities issued but not outstanding or will be retired and cancelled at the option of the Issuer. Securities purchased by a third party pursuant to the preceding paragraph will have the status of Securities issued and outstanding.

The notice, if electronically delivered or mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) the notice is electronically delivered or mailed in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Securities as to all other Holders that properly received such notice without defect.

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If the Securities are in global form and the Issuer makes an offer to purchase all of the Securities pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Securities or withdraw such election through the facilities of DTC, subject to its rules and regulations.

The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase by the Issuer of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof. Notwithstanding the foregoing, the Issuer may rely on any no-action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.

(c)      On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law,

(i)      accept for payment all Securities issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii)      deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Securities or portions thereof so tendered; and

(iii)      deliver, or cause to be delivered, to the Trustee for cancellation the Securities so accepted together with an Officer’s Certificate to the Trustee stating that such Securities or portions thereof have been tendered to and purchased by the Issuer.

(d)      The Issuer shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(e)      Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control.

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(f)      A Change of Control Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture, the Securities, Guarantees and/or Security Documents (but the Change of Control Offer may not condition tenders on the delivery of such consents).

(g)      Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Sections 3.04, 3.07 and 3.08.

(h)      The Issuer’s obligations to make an offer to repurchase the Securities as a result of a Change of Control under this Section 4.14 may be waived or modified with the written consent of the Holders of a majority in principal amount of the Securities.

Section 4.15.      Post-Closing Items. (a) Provided that the Issuer has not filed an Annual Report on Form 10-K for the Fiscal Year ended December 31, 2022 with the SEC, as soon as available, and in any event no later than December 31, 2024 (but no later than the date the following items are delivered to the ABL Administrative Agent or any ABL Lender in connection with the ABL Facility), the Trustee shall have received (for delivery to each Holder) (i) the audited consolidated balance sheet of the Issuer and its Restricted Subsidiaries as at the end of Fiscal Year 2022 and the related statements of income, stockholders’ equity and cash flows of the Issuer and its Restricted Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto, (ii) with respect to such financial statements, a report thereon of BDO USA, P.A. or other independent certified public accountants of recognized national standing (which report shall be unqualified as to “going concern” and scope of audit (except for qualifications pertaining to debt maturities occurring within 12 months of such audit), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Issuer and its Restricted Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with GAAP) and (iii) together with the delivery of financial statements required by Section 4.15(a)(i), the compliance certificate required to be delivered pursuant to Section 4.16(a).

(b)      The Notes Parties shall take all necessary actions to satisfy the items described on Schedule 4.15(b) within the applicable periods of time specified in such Schedule (or such longer periods as the administrative agent under the ABL Credit Agreement may have agreed in its sole discretion, as set forth in an Officer’s Certificate provided to the Trustee). The Issuer shall post the Officer’s Certificate provided to the Trustee under this Section 4.15(b) on the Issuer’s website or a password protected online data system) where the Issuer posts the reports required under Section 4.02.

Section 4.16.      Compliance Certificate. (a) The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer, beginning with the fiscal year ending on or about December 31, 2023, a certificate (the signer of which shall be the

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principal executive officer, the principal financial officer or the principal accounting officer of the Issuer) stating that in the course of the performance by the signer of the signer’s duties as an Officer of the Issuer the signer would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period. If the signer does, the certificate shall describe the Default, its status and the action the Issuer is taking or proposes to take with respect thereto.

(b)      Together with the delivery of each officer’s certificate delivered pursuant to Section 4.16(a), the Issuer shall deliver to the Collateral Trustee a Perfection Certificate Supplement, either confirming that there has been no change in the information contained in the Perfection Certificate delivered on the Issue Date, or the date on which the most recent Perfection Certificate Supplement was delivered to the Collateral Trustee, or identifying changes to such information previously disclosed.

(c)      The Issuer shall deliver to the Trustee, within 20 Business Days after any Officer of the Issuer becomes aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or propose to take with respect thereto.

Section 4.17.      Limitation on Guarantees of Indebtedness by Restricted Subsidiaries. The Issuer shall not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee the ABL Obligations and/or Capital Markets Indebtedness of the Issuer or any Guarantor), other than a Guarantor or an Excluded Subsidiary, to guarantee the payment of (i) any Indebtedness (including, for the avoidance of doubt, commitments in respect thereof) of the Issuer or any other Guarantor under the ABL Facility or (ii) Capital Markets Indebtedness of the Issuer or any Guarantor having an aggregate principal amount outstanding in excess of $10.0 million unless:

(a)      such Restricted Subsidiary within 45 days executes and delivers a supplemental indenture to this Indenture, the form of which is attached as Exhibit C hereto, providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Securities or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Securities; and

(b)      such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee, provided that this Section 4.17 shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

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Each Guarantee will be limited, to the extent enforceable, to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

The Issuer may elect, in its sole discretion, to cause any Restricted Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case, such Restricted Subsidiary will not be required to comply with clause (i) or (ii) of this Section 4.17 and such Guarantee may be released at any time in the Issuer’s sole discretion; provided that at the time of such release, no Default or Event of Default shall have occurred and be continuing or would occur as consequences thereof.

Each Guarantee shall be released in accordance with Section 10.02(b) or (c), as applicable.

Section 4.18.      Further Instruments and Acts. Upon request of the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 4.19.      Permitted Activities of Parent Companies. None of the Issuer, PC Intermediate or any other Person of which the Parent Borrower is an indirect Wholly Owned Subsidiary (to the extent such Person is a Notes Party) shall (notwithstanding anything to the contrary contained herein) (a) incur, directly or indirectly, any Indebtedness other than (i) the Indebtedness under the Notes Documents, Indebtedness described in Section 4.03(c), Section 4.03(w), Section 4.03(gg) or otherwise in connection with the Transactions (it being understood that Indebtedness of any Parent Company of the Parent Borrower to any Restricted Subsidiary shall not be permitted under this clause (a)) and (ii) Guarantees of Indebtedness of any “Borrower” under the ABL Credit Agreement and the Restricted Subsidiaries permitted hereunder; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than (i) the Liens created under the Security Documents, (ii) subject to the applicable intercreditor arrangements explicitly contemplated hereunder (including, with respect to the ABL Obligations, the ABL Intercreditor Agreement), Liens securing the Original Securities issued on the Issue Date and any PIK Securities, Indebtedness described in Section 4.03(w) and, in each case, permitted guarantees thereof, in each case, to the extent such Liens would be permitted under Section 4.04 if incurred by the Parent Borrower or (iii) any other Lien created in connection with the Transactions (it being understood that no Lien shall be permitted under this clause (iii) other than a Lien on the property or assets of the Issuer or PC Intermediate that would be a Permitted Lien but for the subject property or assets not being property or assets of the Parent Borrower); (c) engage in any business activity or own any material assets other than (i) holding 100.0% of the Capital Stock (and any amount of Subordinated Indebtedness issued by) of, in the case of the Issuer, PC Intermediate, in the case of PC Intermediate, the Parent Borrower and, indirectly, any other Subsidiary; provided that any such Subordinated Indebtedness shall be evidenced by an intercompany note and shall be subject to a

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Second Priority Lien pursuant to the Security Agreement, (ii) performing its obligations under the Notes Documents and other Indebtedness, Liens (including the granting of Liens) and Guarantees permitted hereunder, (iii) issuing its own Capital Stock, (iv) filing tax reports and paying taxes in the ordinary course (and contesting any taxes); (v) preparing reports to Governmental Authorities and to its shareholders; (vi) holding director and shareholder meetings, preparing corporate records and other corporate activities required to maintain its separate corporate structure or to comply with applicable Requirements of Law; (vii) [reserved]; (viii) holding Cash and other assets received in connection with Restricted Payments or Investments made by the Parent Borrower or any other borrower under the ABL Facilities and the Restricted Subsidiaries or contributions to, or proceeds from the issuance of, issuances of Capital Stock of PC Intermediate, in each case, pending the application thereof in a manner not prohibited by this Indenture; (ix) providing indemnification for its officers, directors or members of management; (x) participating in tax, accounting and other administrative matters; (xi) the performance of its obligations under the other documents, agreements and Investments contemplated by the Transactions and (xii) activities incidental to the foregoing; (d) liquidate, wind up or dissolve itself or consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; provided that so long as no Default or Event of Default exists or would result therefrom, PC Intermediate may merge with any other Person (other than the Parent Borrower and any of the Restricted Subsidiaries) so long as (i) PC Intermediate shall be the continuing or surviving Person or (ii) if the Person formed by or surviving any such merger or consolidation is not PC Intermediate, (A) the successor to PC Intermediate shall expressly assume all the obligations of PC Intermediate under this Indenture and the other Notes Documents to which PC Intermediate is a party pursuant to a supplement hereto or thereto in a form reasonably satisfactory to the Trustee and/or the Collateral Trustee; (B) such successor shall be an entity organized under the laws of the United States, any state thereof or the District of Columbia and (C) the Parent Borrower shall deliver a certificate of a responsible officer with respect to the satisfaction of the conditions under clauses (A) and (B) hereof; provided, further, that if the conditions set forth in the preceding proviso are satisfied, the successor to PC Intermediate will succeed to, and be substituted for, PC Intermediate under this Indenture; or (e) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

Article 5
Successor Company

Section 5.01.      Merger, Consolidation or Sale of All or Substantially All Assets.

(a)      The Issuer shall not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i)      the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have

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been made is a corporation, partnership or limited liability company organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company is not a corporation, a co-obligor of the Securities is a corporation;

(ii)      the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under this Indenture, the Securities, the Security Documents and the Intercreditor Agreements pursuant to supplemental indentures or other documents or instruments;

(iii)      immediately after such transaction, no Default shall have occurred and be continuing;

(iv)      immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, either:

(A)      the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(r); or

(B)      the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(v)      each Guarantor, unless it is the other party to the transactions described above, in which case Section 5.01(b)(i)(B) shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Securities; and

(vi)      the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture.

The Successor Company (if other than the Issuer) shall succeed to, and be substituted for the Issuer, as the case may be, under this Indenture and the Securities, and in such event the Issuer will automatically be released and discharged from its obligation under this Indenture and the Securities. Notwithstanding the foregoing clauses (iii), (iv) and (vi) of Section 5.01(a) (which shall not apply to the following): (A) any Restricted Subsidiary may consolidate with or merge with or into or wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Issuer, and (B) the Issuer may consolidate with or merge with or into or wind up into an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in a State of the

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United States, so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

(b)      No Guarantor shall, and the Issuer shall not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i)      (A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person” ), (B) the Successor Person (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s Guarantee pursuant to a supplemental indenture or other documents or instruments, (C) immediately after such transaction, no Default exists, and (D) the Successor Person shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture; or

(ii)      the transaction is otherwise permitted by this Indenture, including in compliance with clauses (i) and (ii) of Section 4.09(a).

Except as otherwise provided in this Indenture, the Successor Person (if other than such Guarantor) will succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee, and such Guarantor will automatically be released and discharged from its obligations under this Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, (1) a Guarantor may consolidate with or merge with or into or wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to another Guarantor or the Issuer and (2) a Guarantor may consolidate with or merge with or into or wind up or convert into an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another state of the United States or the District of Columbia so long as the amount of Indebtedness of the Guarantor is not increased thereby.

(c)      Clauses (iii) and (iv) of Section 5.01(a) shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and the Restricted Subsidiaries.

Section 5.02.      Successor Corporation Substituted.

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Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Issuer shall refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such Successor Person had been named as the Issuer herein; provided that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Securities except in the case of a sale, assignment, transfer, lease, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 5.01.

Article 6
Defaults and Remedies

Section 6.01.      Events of Default. An “Event of Default” with respect to the Securities occurs if:

(a)      there is a default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Securities;

(b)      there is a default for 30 days or more in the payment when due of interest on or with respect to the Securities;

(c)      Issuer or any Guarantor fails for 30 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the Securities (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (a) and (b) above) contained in this Indenture, the Securities, the Security Documents, or the ABL Intercreditor Agreement (or any other applicable intercreditor agreement);

(d)      there is a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Securities, if both:

(i)      such default either results from the failure to pay any principal of such Indebtedness at its stated maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

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(ii)      the principal amount of such Indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any principal at its stated maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $28,750,000 or more at any one time outstanding;

(e)      Issuer or any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, fails to pay final judgments aggregating in excess of $28,750,000 (net of amounts covered by insurance policies issued by insurance companies), which final judgments remain unpaid, undischarged, unwaived and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(f)      the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)      commences a voluntary case;

(ii)      consents to the entry of an order for relief against it in an involuntary case;

(iii)      consents to the appointment of a custodian of it or for all or substantially all of its property; or

(iv)      makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency;

(g)      a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)      is for relief against the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in a proceeding in which the Issuer or any such Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(ii)      appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, or for all or substantially all of the property of

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the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary; or

(iii)      orders the winding up or liquidation of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(h)      the Guarantee of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, shall for any reason cease to be in full force and effect (except as contemplated by the terms thereof) or any responsible officer of any Guarantor that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, as the case may be, denies that it has any further liability under its or their Guarantee(s) or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture; or

(i)      except (a) as expressly permitted by this Indenture, the Intercreditor Agreements and the applicable Security Documents, (b) for the satisfaction in full of all obligations under this Indenture or the release of any such security interest in accordance with the terms of this Indenture, the Intercreditor Agreements or the applicable Security Documents, (c) to the extent that any loss of perfection or priority results from the failure of the Collateral Trustee to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents or to authorize any Guarantor or the Issuer to file Uniform Commercial Code amendments relating to any Guarantor’s or Issuer’s change of name or jurisdiction of formation after having received prior written notice by the Issuer of the same, if any material provision of the Security Documents or the Guarantees shall for any reason cease to be in full force and effect and such default continues for 30 days or the Issuer shall so assert, or any security interest created, or purported to be created, by any of the Security Documents shall cease to be enforceable with respect to any material portion of the Collateral covered or purported to be covered thereby and such default continues for 30 days.

In the event of any Event of Default specified in clause 6.01(d) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Securities) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:

(1)      the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

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(2)      the requisite number of holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)      the default that is the basis for such Event of Default has been cured, waived or is no longer continuing.

Section 6.02.      Acceleration. Following the ABL Payoff Date, if any Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01 with respect to the Issuer) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Securities by notice to the Issuer (with a copy to the Trustee if from the Holders) may declare the principal, premium, if any, and accrued but unpaid interest and any other monetary obligations on all the then outstanding Securities to be due and payable immediately. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately.

Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(f) or (g) with respect to the Issuer occurs, the principal of, premium, if any, and accrued but unpaid interest on all Securities will ipso facto become due and payable immediately without any declaration or other act on the part of the Trustee or any Holders.

The Holders of a majority in aggregate principal amount of the then outstanding Securities by written notice to the Trustee (with a copy to the Issuer, provided that any rescission under this Section 6.02 shall be valid and binding notwithstanding the failure to provide a copy of such notice to the Issuer) may on behalf of all of the Holders rescind an acceleration and its consequences:

(a)      if the rescission would not conflict with any judgment or decree;

(b)      if all existing Events of Default have been cured, waived, annulled or rescinded except nonpayment of principal or interest that has become due solely because of the acceleration;

(c)      to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(d)      if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.

WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IN THE EVENT THE SECURITIES ARE ACCELERATED OR OTHERWISE BECOME DUE AND PAYABLE AS A RESULT OF, OR FOLLOWING, AN EVENT OF DEFAULT, THE APPLICABLE PREMIUM WILL ALSO BE DUE AND PAYABLE AND SHALL CONSTITUTE PART OF THE OBLIGATIONS UNDER THE SECURITIES IN VIEW OF THE IMPRACTICABILITY AND EXTREME DIFFICULTY OF ASCERTAINING ACTUAL DAMAGES AND BY MUTUAL AGREEMENT OF THE PARTIES AS TO

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A REASONABLE CALCULATION OF EACH HOLDER’S LOST PROFITS AS A RESULT THEREOF. ANY PREMIUM (INCLUDING THE APPLICABLE PREMIUM) PAYABLE ABOVE SHALL BE THE LIQUIDATED DAMAGES SUSTAINED BY EACH HOLDER AS THE RESULT OF THE EARLY REDEMPTION AND THE ISSUER AGREES THAT IT IS REASONABLE UNDER THE CIRCUMSTANCES CURRENTLY EXISTING. THE PREMIUM (INCLUDING THE APPLICABLE PREMIUM) SHALL ALSO BE PAYABLE IN THE EVENT THE SECURITIES (AND/OR THIS INDENTURE) ARE SATISFIED OR RELEASED BY FORECLOSURE (WHETHER BY POWER OF JUDICIAL PROCEEDING), DEED IN LIEU OF FORECLOSURE, EXERCISE OF REMEDIES AND/OR SALE OF COLLATERAL FOLLOWING EVENTS OF DEFAULT OR ANY SALE OF COLLATERAL IN AN INSOLVENCY PROCEEDING, ANY RESTRUCTURING, REORGANIZATION OR COMPROMISE OF THE OBLIGATIONS UNDER THE SECURITIES OR OTHER OBLIGATIONS UNDER THIS INDENTURE OR ANY OTHER TERMINATION OF THIS INDENTURE OR SECURITIES AS A RESULT OF ANY SUCH EVENTS.

Section 6.03.      Other Remedies. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent permitted by law, all available remedies are cumulative.

Section 6.04.      Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the then outstanding Securities by written notice to the Trustee (with a copy to the Issuer, provided that any waiver under this Section 6.04 shall be valid and binding notwithstanding the failure to provide a copy of such notice to the Issuer) may on the behalf of all Holders waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of any Security held by a non-consenting Holder. When a Default or Event of Default is so waived, it is deemed cured and the Issuer, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05.      Control by Majority. The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder (it being

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understood that the Trustee does not have an affirmative duty to ascertain whether or not such directions are unduly prejudicial to such Holder) or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification and/or security satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.06.      Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(i)      such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(ii)      Holders of at least 30% in principal amount of the total outstanding Securities have requested the Trustee, in writing, to pursue the remedy;

(iii)      Holders of the Securities have offered the Trustee security and/or indemnity reasonably satisfactory to it against any loss, liability or expense;

(iv)      the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security and/or indemnity; and

(v)      Holders of a majority in principal amount of the total outstanding Securities have not given the Trustee a written direction inconsistent with such request within such 60-day period.

(b)      A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07.      Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.      Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing with respect to Securities, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities for the whole amount then due and owing (together

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with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in such Securities) and the amounts provided for in Section 7.06.

Section 6.09.      Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders of Securities then outstanding allowed in any judicial proceedings relative to the Issuer or any Guarantor, its creditors or its property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06.

Section 6.10.      Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee (acting in any capacity hereunder) and Collateral Trustee, and their respective agents and attorneys, for amounts due under Section 7.06;

SECOND: to the Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Issuer or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall send to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

Section 6.11.      Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a

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suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

Section 6.12.      Waiver of Stay or Extension Laws. Neither the Issuer nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article 7
Trustee

Section 7.01.      Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)      Except during the continuance of an Event of Default:

(i)      the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii)      in the absence of negligence, willful misconduct or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)      The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)      this paragraph does not limit the effect of paragraph (b) of this Section;

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(ii)      the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)      the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv)      no provision of this Indenture, the Securities, the Intercreditor Agreements or the Security Documents shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d)      Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)      The Trustee shall not be liable for interest or investment income on any money received by it except as the Trustee may agree in writing with the Issuer.

(f)      Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)      Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(h)      Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or any Guarantor will be sufficient if signed by an Officer of the Issuer.

Section 7.02.      Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)      Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)      The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)      The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute gross negligence, willful misconduct or bad faith as determined by a non-appealable order of a court of competent jurisdiction.

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(e)      The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)      The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

(g)      The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)      The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified and/or secured, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)      The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the outstanding Securities as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j)      Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Security shall be conclusive and binding upon future Holders of Securities and upon Securities executed and delivered in exchange therefor or in place thereof.

(k)      In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)      The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

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(m)      The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to any Notes Document.

(n)      The Trustee shall not be deemed to have knowledge of any fact or matter unless such fact or matter is actually known to a Trust Officer of the Trustee.

(o)      The permissive rights of the Trustee under any Notes Documents shall not be construed as obligations or duties.

(p)      In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in the aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken and the Trustee shall be entitled not to take any action until such instructions have been resolved or clarified to its satisfaction and the Trustee shall not be or become liability in any way or person for any failure to comply with any conflicting, unclear or equivocal instructions.

(q)      The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes.

(r)      The Trustee shall have no duty (A) to see any recording, filing, or depositing of this Indenture or any Security Document, or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of such recording or filing or depositing, or to any re- recording, refiling, or redepositing of any thereof, or otherwise monitoring the perfection, continuation of perfection, or the sufficiency or validity of any security interest in or related to any Collateral or (B) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral.

(s)      The Trustee may assume without inquiry in the absence of actual knowledge that the Issuer and each of the Restricted Subsidiaries is duly complying with their obligations contained in any Notes Document required to be performed and observed by them, and that no Default or Event of Default or other event which would require repayment of the Notes has occurred.

(t)      The Trustee shall have no obligation whatsoever to assure that the Collateral exists or is owned by any security provider or is cared for, protected, insured or has been encumbered, or that any Liens on the Collateral have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether the property constituting

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collateral intending to be subject to the interest and the interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto.

(u)      The Trustee shall have no duty to monitor the performance or actions of the Collateral Trustee. The Trustee shall have no responsibility or liability for the actions or omissions of the Collateral Trustee. In each case that the Trustee is requested hereunder or under any of the Security Documents to give direction or provide any consent or approval to the Collateral Trustee, the Issuer or to any other party, the Trustee may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Trustee requests direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to giving any direction to the Collateral Trustee, the Trustee shall be entitled to refrain from giving such direction unless and until the Trustee shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Trustee shall not incur liability to any Person by reason of so refraining.

(v)      At any time that the security granted pursuant to the Security Documents has become enforceable and the Holders have given a direction to the Trustee to enforce such security, the Trustee is not required to give any direction to the Collateral Trustee with respect thereto unless it has been indemnified and/or secured in accordance with Section 7.02(h). In any event, in connection with any enforcement of such security, the Trustee is not responsible for:

(i)      any failure of the Collateral Trustee to enforce such security within a reasonable time or at all;

(ii)      any failure of the Collateral Trustee to pay over the proceeds of enforcement of the Collateral;

(iii)      any failure of the Collateral Trustee to realize such security for the best price obtainable;

(iv)      monitoring the activities of the Collateral Trustee in relation to such enforcement;

(v)      taking any enforcement action itself in relation to such security;

(vi)      agreeing to any proposed course of action by the Collateral Trustee which could result in the Trustee incurring any liability for its own account; or

(vii)      paying any fees, costs or expenses of the Collateral Trustee.

(w)      No provision of this Indenture or of the Notes Documents shall require the Trustee to indemnify the Collateral Trustee, and the Collateral Trustee shall be required to waive any claim it may otherwise have by operation of law in any jurisdiction to be indemnified by the Trustee acting as principal vis-à-vis its agent, the Collateral Trustee (but this shall not prejudice the Collateral Trustee’s rights to bring any claim or suit

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against the Trustee (including for damages in the case of gross negligence or willful misconduct of the Trustee)).

(x)      The Trustee shall be under no obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Issuer or any Grantor, or to report, or make or file claims or proof of loss for, any loss or damage insured against it that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment be made.

(y)      Each of the above described rights (a) through (x) shall inure to the benefit of and be enforceable by the Collateral Trustee hereunder and under the Intercreditor Agreements and the Security Documents.

Section 7.03.      Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.09 and 7.10.

Section 7.04.      Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee or other Security Documents or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer or any Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s or its agent’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 12.01 from the Issuer, any Guarantor or any Holder. In accepting the trust hereby created, the Trustee acts solely as Trustee for the Holders and not in its individual capacity and all persons, including without limitation the Holders of Securities and the Issuer having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment.

Section 7.05.      Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall send to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee, or promptly after discovery or obtaining notice if such discovery is made or notice is received more than 90 days after the Default occurs. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Security, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06.      Compensation and Indemnity. The Issuer and each Guarantor, jointly and severally, shall pay to the Trustee (acting in any capacity hereunder) and the

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Collateral Trustee from time to time such compensation for its services as shall be agreed in writing between the Issuer and the Trustee and the Collateral Trustee. The Trustee and the Collateral Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer and the Guarantor, jointly and severally, shall reimburse the Trustee and the Collateral Trustee, as applicable, upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services, except any such disbursements, advances or expenses as may be attributable to its own respective gross negligence, willful misconduct or bad faith as determined by a final nonappealable order of a court of competent jurisdiction. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee and the Collateral Trustee’s agents, counsel, accountants and experts. The Issuer and each Guarantor, jointly and severally, shall indemnify the Trustee (acting in any capacity hereunder) and the Collateral Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of this trust and the performance of its duties under this Indenture, including the costs and expenses of enforcing this Indenture or Guarantee against the Issuer or a Guarantor (including this Section 7.06) and defending itself against or investigating any claim (whether asserted by the Issuer, any Guarantor, any Holder or any other Person). The obligation to pay such amounts shall survive the payment in full or defeasance or discharge of the Securities or the removal or resignation of the Trustee or the Collateral Trustee. The Trustee and the Collateral Trustee shall notify the Issuer of any claim for which they may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure to so notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer and the Guarantors, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if the Issuer assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuer and the Guarantors, as applicable, and such parties in connection with such defense; provided, further, that the Issuer shall be required to pay the reasonable fees and expenses of such counsel in evaluating such conflict. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, gross negligence or bad faith as finally determined by a final nonappealable order of a court of competent jurisdiction.

(a)      To secure the Issuer’s and the Guarantors’ payment obligations in this Section, the Trustee and the Collateral Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee and the Collateral Trustee other than money or property held in trust to pay principal of and interest on particular Securities pursuant to Article 8 or otherwise.

(b)      The Issuer’s and the Guarantors’ payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of

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the Trustee or the Collateral Trustee. Without prejudice to any other rights available to the Trustee or the Collateral Trustee under applicable law, when the Trustee or the Collateral Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

(c)      No provision of this Indenture shall require the Trustee or the Collateral Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if adequate indemnity against such risk or liability is not assured to its satisfaction.

Section 7.07.      Replacement of Trustee or Collateral Trustee. (a) A resignation or removal of the Trustee or Collateral Trustee and appointment of a successor Trustee or Collateral Trustee, as applicable will become effective only upon the applicable successor Trustee or Collateral Trustee’s acceptance of appointment as provided in this Section 7.07

(b)      The Trustee or Collateral Trustee, as applicable, may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Securities may remove the Trustee or Collateral Trustee, as applicable, by so notifying the Trustee or Collateral Trustee, as applicable, and the Issuer in writing, and may appoint a successor Trustee or Collateral Trustee, as applicable. The Issuer shall remove the Trustee or Collateral Trustee if:

(i)      the Trustee or Collateral Trustee, as applicable, fails to comply with Section 7.09;

(ii)      the Trustee or Collateral Trustee, as applicable, is adjudged bankrupt or insolvent, or an order for relief is entered with respect to the Trustee or Collateral Trustee under any Bankruptcy Law;

(iii)      a receiver or other public officer takes charge of the Trustee or Collateral Trustee, as applicable, or its property; or

(iv)      the Trustee or Collateral Trustee, as applicable, otherwise becomes incapable of acting.

(c)      If the Trustee or Collateral Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee or Collateral Trustee, as applicable, or if a vacancy exists in the office of Trustee or Collateral Trustee, as applicable, for any reason (the Trustee or Collateral Trustee, as applicable, in any such event being referred to herein as the retiring Trustee or retiring Collateral Trustee, as applicable), the Issuer shall promptly appoint a successor Trustee or Collateral Trustee, as applicable.

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(d)      A successor Trustee or Collateral Trustee, as applicable, shall deliver a written acceptance of its appointment to the retiring Trustee or Collateral Trustee, as applicable, and to the Issuer. Thereupon the resignation or removal of the retiring Trustee or Collateral Trustee, as applicable, shall become effective, and the successor Trustee or Collateral Trustee, as applicable, shall have all the rights, powers and duties of the Trustee or Collateral Trustee, as applicable, under this Indenture. The successor Trustee or Collateral Trustee, as applicable, shall mail a notice of its succession to the Holders. The retiring Trustee or Collateral Trustee, as applicable, shall promptly transfer all property held by it as Trustee or Collateral Trustee, as applicable, to the successor Trustee or Collateral Trustee, as applicable, subject to the Lien provided for in Section 7.06 and provided that all sums owing to the Trustee hereunder have been paid. The retiring Trustee or Collateral Trustee, as applicable, shall have no responsibility or liability for any action or inaction of a successor Trustee.

(e)      If a successor Trustee or Collateral Trustee, as applicable, does not take office within 60 days after the retiring Trustee or Collateral Trustee, as applicable, resigns or is removed, the retiring Trustee or Collateral Trustee, as applicable, or the Holders of at least 10% in aggregate principal amount of the then outstanding Securities may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee or Collateral Trustee, as applicable.

(f)      If the Trustee or Collateral Trustee, as applicable, fails to comply with Section 7.09, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee or Collateral Trustee, as applicable, and the appointment of a successor Trustee or Collateral Trustee, as applicable.

(g)      Notwithstanding the replacement of the Trustee or Collateral Trustee, as applicable, pursuant to this Section, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee or retiring Collateral Trustee, as applicable.

Section 7.08.      Successor Trustee or Collateral Trustee by Merger. If the Trustee or Collateral Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, limited liability company or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee or Collateral Trustee, as applicable.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture and any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force

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which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.09.      Eligibility; Disqualification. There will at all times be a Trustee hereunder that is an entity organized and doing business under the laws of the United States of America or any other state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report.

Section 7.10.      Preferential Collection of Claims Against the Issuer. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

Article 8

Discharge of Indenture; Defeasance

Section 8.01.      Discharge of Liability on Securities; Defeasance. 1. This Indenture shall be discharged and shall cease to be of further effect as to all outstanding Securities when either:

(a)      all Securities theretofore authenticated and delivered, except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from trust, have been delivered to the Trustee for cancellation; or

(b)      (i) all Securities not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Securities, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness as determined by the Issuer on the Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to, but not including, the date of maturity or redemption; (ii) the Issuer and/or the Guarantors have paid or caused to be paid all sums payable by it under this Indenture; and (iii) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities at maturity or the redemption date, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the

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Applicable Premium calculated as of the date of deposit, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(c)      In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

2.     Subject to Section 8.02, the Issuer may, at its option and at any time, elect to discharge (1) all of its obligations under the Securities and this Indenture (“legal defeasance option”) or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 4.12, 4.15, 4.16, 4.17, 4.18 and 4.19 for the benefit of the Holders and the operation of Section 5.01 and Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f) (with respect to Significant Subsidiaries of the Issuer only), 6.01(g) (with respect to Significant Subsidiaries of the Issuer only), 6.01(h) and 6.01(i) (“covenant defeasance option”) for the benefit of the Holders. The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Issuer terminates all of its obligations under the Securities and this Indenture by exercising its legal defeasance option or its covenant defeasance option, the obligations of each Guarantor under its Guarantee of the Securities shall be terminated simultaneously with the termination of such obligations so long as no Securities are then outstanding.

3.     If the Issuer exercises its legal defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default specified in Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f) (with respect to Significant Subsidiaries of the Issuer only), 6.01(g) (with respect to Significant Subsidiaries of the Issuer only), 6.01(h) and 6.01(i) or because of the failure of the Issuer to comply with Section 5.01.

4.     Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

5.     Notwithstanding clause 2.(i) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 2.15, 4.01, 4.13, 7.06, 7.07 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.06, 8.06 and 8.06 shall survive such satisfaction and discharge.

Section 8.02.      Conditions to Defeasance. (a) The Issuer may exercise its legal defeasance option or its covenant defeasance option, in each case, with respect to the Securities only if:

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(i)      the Issuer shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to pay the principal of, premium, if any, and interest due on the Securities on the stated Maturity Date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Securities (provided that if such redemption is made as provided under Paragraph 5 of the form of Securities set forth in Exhibit A hereto, (x) the amount of cash in U.S. dollars, Government Securities, or a combination thereof, that the Issuer must irrevocably deposit or cause to be deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the Issuer must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined on such date), and the Issuer must specify whether such Securities are being defeased to maturity or to a particular redemption date;

(ii)      in the case of the exercise of a legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, (a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or (b) since the issuance of the Securities, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of the Securities will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such exercise of a legal defeasance option and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such exercise of a legal defeasance option had not occurred;

(iii)      in the case of exercise of a covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the beneficial owners of the Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such exercise of a covenant defeasance option and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such exercise of a covenant defeasance option had not occurred;

(iv)      no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(v)      such exercise of a legal defeasance option or exercise of a covenant defeasance option shall not result in a breach or violation of, or constitute a default under the ABL Credit Agreement or any other material

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agreement or instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such exercise of a legal defeasance option or exercise of a covenant defeasance option and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

(vi)      the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(vii)      the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the exercise of a legal defeasance option or the exercise of a covenant defeasance option, as the case may be, have been complied with.

Notwithstanding the foregoing, an Opinion of Counsel required by the immediately preceding paragraph with respect to legal defeasance need not be delivered if all of the Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

(b)      Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Securities at a future date in accordance with Article 3.

Section 8.03.      Application of Trust Money. The Trustee shall hold in trust money or Government Securities (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from Government Securities through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities so discharged or defeased.

Section 8.04.      Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon written request any money or Government Securities held by it as provided in this Article 8 which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if Government Securities have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

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Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

Section 8.05.      Indemnity for Government Securities. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal and interest received on such Government Securities.

Section 8.06.      Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Securities so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal of or interest on, any such Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or any Paying Agent.

Article 9
Amendments and Waivers

Section 9.01.      Without Consent of the Holders. The Issuer, the Guarantors (with respect to a Guarantee or this Indenture to which it is a party), the Trustee and/or the Collateral Trustee may amend or supplement this Indenture, any Guarantee, the Securities, the Intercreditor Agreements and any Security Document without the consent of any Holder:

(i)      to cure any ambiguity, omission, mistake, defect or inconsistency, as provided to the Trustee in an Officer’s Certificate;

(ii)      to provide for uncertificated Securities of such series in addition to or in place of certificated Securities;

(iii)      to comply with the covenant relating to mergers, consolidations and sales of assets;

(iv)      to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders in a transaction that complies with this Indenture;

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(v)      to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder in any material respect;

(vi)      to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(vii)      to evidence and provide for the acceptance and appointment under this Indenture or the Intercreditor Agreements of a successor Trustee or successor Collateral Trustee thereunder pursuant to the requirements thereof or to provide for the accession by the Trustee or the Collateral Trustee, as applicable, to this Indenture, the Intercreditor Agreements or any Security Document;

(viii)      to allow any Restricted Subsidiary to provide a Guarantee and execute a supplemental indenture and/or to release a Guarantor in accordance with the terms of this Indenture, the Intercreditor Agreements or the Security Documents;

(ix)      to make certain changes to this Indenture to provide for the issuance of Additional Securities;

(x)      to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Securities; provided, however, that (i) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Securities;

(xi)      (A) to enter into additional or supplemental Security Documents or otherwise add additional parties or Collateral to further secure the Securities or any Guarantees or any other Obligations under this Indenture or (B) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents;

(xii)      to confirm and evidence the release of the Collateral from the Lien, or the subordination of Liens with respect to the Collateral, pursuant to this Indenture, the Security Documents, the Intercreditor Agreements when permitted or required by the Security Documents, this Indenture or the Intercreditor Agreements, as the case may be;

(xiii)      in the case of the Security Documents, to mortgage, pledge, hypothecate or grant a security interest in favor of the Collateral Trustee for the benefit of the Secured Parties or in favor of the ABL Lenders, in any property which is required by the Security Documents or the ABL Credit Agreement or the other ABL Facility Documents (each, as in effect on the Issue Date) to be

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mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to the Collateral Trustee, or to the extent necessary to grant a security interest in the Collateral for the benefit of any Person; provided that the granting of such security interest is not prohibited by this Indenture or the Intercreditor Agreements; or

(xiv)      to add any Pari Passu Lien Indebtedness and/or Senior Lien Indebtedness, to the extent permitted under this Indenture, the Intercreditor Agreements or the Security Documents on the terms set forth therein and in accordance with the terms of this Indenture.

After an amendment under this Section 9.01 becomes effective, the Issuer shall mail or otherwise send in accordance with the procedures of the Depositary to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

Section 9.02.      With Consent of the Holders. Notwithstanding Section 9.01 of this Indenture, the Issuer, the Guarantors, the Trustee and the Collateral Trustee may amend or supplement this Indenture, the Securities, the Guarantees, the Intercreditor Agreements and any Security Document with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding voting as a single class (including consents obtained in connection with a purchase of, tender offer or exchange offer for, the Securities), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Securities, the Security Documents, the Intercreditor Agreements or the Guarantees, the Intercreditor Agreements and any other Security Document may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities (including Additional Securities, if any) voting as a single class (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, Securities), other than the Securities beneficially owned by the Issuer or any of its Subsidiaries. Section 2.09 and Section 12.04 shall determine which Securities are considered to be “outstanding” for the purposes of this Section 9.02. However, without the consent of each Holder of an outstanding Security affected, an amendment or waiver may not, with respect to any Securities held by a non-consenting Holder:

(i)      reduce the principal amount of such Securities whose Holders must consent to an amendment, supplement or waiver;

(ii)      reduce the principal of or change the fixed final maturity of any such Security or alter or waive the provisions with respect to the redemption of such Securities (other than provisions relating to Sections 4.09 and 4.14); provided, that any amendment to the notice requirements may be made with the

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consent of the Holders of a majority in aggregate principal amount of then outstanding Securities prior to giving of any notice;

(iii)      reduce the rate of or change the time for payment of interest on any Security;

(iv)      waive a Default in the payment of principal of or premium, if any, or interest on the Securities, except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(v)      make any Security payable in money other than that stated in such Security;

(vi)      make any change in the provisions of this Indenture relating to waivers of past Defaults;

(vii)      make any change to this Section 9.02 that is materially adverse to the Holders;

(viii)      impair the contractual right under this Indenture of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(ix)      make any change to or modify the ranking of the Securities that would adversely affect the Holders; or

(x)      except as expressly permitted by this Indenture, modify the Guarantees of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, in any manner adverse to the Holders.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Issuer shall promptly mail or otherwise send in accordance with the procedures of the Depositary to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

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Notwithstanding anything herein to the contrary, without the consent of the Holders of at least 66 2/3% in principal amount of the Securities then outstanding, no amendment, supplement or waiver may release all or substantially all of the Collateral other than in accordance with this Indenture, the Intercreditor Agreements and the Security Documents.

Section 9.03.      Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives written notice of revocation delivered in accordance with Section 12.01 before the date on which the Trustee receives an Officer’s Certificate from the Issuer certifying that the requisite principal amount of Securities have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the Holders of the requisite principal amount of Securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee.

(b)      The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.04.      Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Issuer may require the Holder to deliver it to the Trustee. The Trustee may place a notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make a notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

Section 9.05.      Trustee to Sign Amendments. The Trustee or the Collateral Trustee, as applicable, shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Trustee, as the case may be. If it does, the Trustee or the Collateral Trustee, as the case may be, may but need not sign it. In signing such amendment, the Trustee or the Collateral Trustee, as applicable shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and

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(subject to Section 7.01) shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof. Notwithstanding the foregoing, no Opinion of Counsel shall be required for the Trustee or the Collateral Trustee, as applicable, to execute any supplement to this Indenture, the form of which is attached as Exhibit C hereto, solely to add a new Guarantor under this Indenture, or the Grantor Supplement.

Section 9.06.      Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement; provided that this covenant shall not be breached if consents, waivers or amendments are sought in connection with an exchange offer for all of the Securities where participation in such exchange offer is limited to holders who are “qualified institutional buyers,” within the meaning of Rule 144A, or non-U.S. persons, within the meaning of Regulation S.

Section 9.07.      Additional Voting Terms; Calculation of Principal Amount. Except as otherwise set forth herein, all Securities issued under this Indenture shall vote and consent separately on all matters as to which any of such Securities may vote. Determinations as to whether Holders of the requisite aggregate principal amount of Securities have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.14.

Article 10
Guarantees

Section 10.01.  Guarantees. (a) Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees on a senior secured basis, as a primary obligor and not merely as a surety, to each Holder and the Trustee (acting in any capacity hereunder) and their successors and assigns (i) the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, premium, if any, or interest on the Securities and all other monetary obligations of the Issuer under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities, on the terms set forth in this Indenture by executing this Indenture.

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On the Issue Date, the Guarantors will jointly and severally irrevocably and unconditionally guarantee on a senior basis the Securities (“Guaranteed Obligations”) by executing this Indenture. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)      Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations.

(c)      Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(d)      Except as expressly set forth in Sections 8.01(2), 10.01 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.

(e)      Subject to Section 10.02, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(f)      In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the Trustee.

(g)      Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Trustee in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Trustee, on the other hand, (i)

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the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(h)      Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

Upon request of the Trustee, each Guarantor shall promptly execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 10.02.  Limitation on Liability. (a) Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that, any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

(b)      A Guarantee as to any Guarantor shall be automatically and unconditionally released and discharged upon:

(i)      (a) any sale, exchange, disposition or transfer (including through consolidation, merger or otherwise) of (x) the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Guarantor, which sale, exchange, disposition or transfer in each case is made in compliance with Section 5.01; (b) the permitted designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; (c) upon the consolidation or merger of any Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such consolidation or merger, or upon the liquidation of such Guarantor following the transfer of all of its assets to the Issuer or another Guarantor; or (d) the Issuer

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exercising its legal defeasance option or covenant defeasance option as described under Article 8 or the Issuer’s obligations under this Indenture, including the Securities being discharged in accordance with the terms of this Indenture (including pursuant to a satisfaction and discharge under Article 8); and

(ii)      the Issuer delivering to the Trustee an Officer’s Certificate of such Guarantor or the Issuer and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(c)      The Issuer will have the right, upon delivery of an Officer’s Certificate to the Trustee, to cause any Guarantor that has not guaranteed any Indebtedness of the Issuer or any Guarantor, and is not otherwise required by the applicable terms of this Indenture to provide a Guarantee (all as certified pursuant to such Officer’s Certificate), to be unconditionally released and discharged from all obligations under its Guarantee, and such Guarantee will thereupon automatically and unconditionally terminate and be discharged and of no further force or effect; provided that at the time of such release, no Event of Default shall have occurred and be continuing or would occur as consequences thereof (as certified pursuant to such Officer’s Certificate).

Section 10.03. Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 10.04.  No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

Section 10.05.  Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 10.06.  Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary and other Person which is required to become a Guarantor pursuant to Section 4.17 or the first sentence of Section 10.01(a) after the Issue Date shall promptly (i)

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execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary or other Person shall become a Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations and (ii) execute and deliver to the Collateral Trustee a Grantor Supplement pursuant to which such Guarantor shall, subject to applicable legal limitations, be subject to the terms of the applicable Security Documents. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Officer’s Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary or other Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

Section 10.07.  Evidence of Guarantee. To evidence its Guarantee set forth in this Article 10, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title. Each Guarantor hereby agrees that its Guarantee set forth in this Article 10 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Securities. If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Security, the Guarantees shall be valid nevertheless. The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.08.  Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Article 11
Security

Section 11.01.  Security Interests. The due and punctual payment of the principal of, premium (if any), and interest on, the Securities and the Guarantees when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium (if any), and interest on, the Securities and performance of all other Securities (as defined in the Security Agreement) of the Issuer and the Guarantors, according to the terms hereunder, the Guarantees and under the Security Documents, are secured by the security interests granted in the Collateral as provided in the applicable Security Documents. Each Holder, by its acceptance of any Securities, consents and agrees (1) to the terms of the Security Documents and the Intercreditor Agreements (including, in each case, without limitation, the provisions providing for foreclosure and release of Collateral), as the same may be in effect or may be amended from time to time in accordance with their terms, (2) to the ranking of the Liens provided for in the

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Intercreditor Agreements, and that it will take no actions contrary to the provisions of the Intercreditor Agreements and (3) to the appointment of Wilmington Savings Fund Society, FSB as Trustee, Collateral Trustee, Paying Agent and Registrar under this Indenture. Each Holder and the Trustee authorizes and directs the Collateral Trustee to enter into the Intercreditor Agreements and each Security Document, as collateral trustee for the Secured Parties, and to perform its respective obligations and exercise its rights thereunder in accordance therewith. The Issuer and the Guarantors consent and agree to be bound by the terms of the applicable Security Documents, as the same may be in effect from time to time, and agree to perform their respective obligations thereunder in accordance therewith. The Issuer will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Security Documents, and will do or cause to be done, at the Issuer’s sole cost and expense, all such acts and things as may be required by the provisions of the Intercreditor Agreements and the Security Documents, to assure and confirm to the Collateral Trustee the security interest in the Collateral contemplated by the Security Documents and the Intercreditor Agreements or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Secured Parties according to the intent and purposes herein expressed. The Issuer hereby agrees that the Collateral Trustee shall hold the Collateral in trust for the benefit of all Secured Parties pursuant to the Security Documents.

Section 11.02.  Intercreditor Agreements. Notwithstanding anything herein to the contrary, the priority of the lien and security interest granted to the Collateral Trustee pursuant to the applicable Security Documents and the exercise of any right or remedy by the Trustee or Collateral Trustee hereunder and thereunder with respect to the Collateral are subject to the provisions of the Intercreditor Agreements. The Issuer and each Guarantor consents to, and agrees to be bound by, the terms of the Intercreditor Agreements, to the extent it is a party thereto, as the same may be in effect from time to time. In the event of any conflict between the terms of the Intercreditor Agreements on the one hand and this Indenture on the other, with respect to lien priority or rights and remedies in connection with the Collateral, the terms of the applicable Intercreditor Agreement(s) shall govern.

Section 11.03.  Further Assurances. The Issuer and the Guarantors shall promptly execute and deliver, or cause to be promptly executed and delivered, to the Collateral Trustee such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements and continuations thereof, termination statements, notices of assignments, fixture filings, mortgages, deeds of trust, security agreements and other documents or instruments and such other actions or deliveries of the type required pursuant to the Security Documents), as may be required by the Security Documents or any applicable law or which the Collateral Trustee may, from time to time, reasonably request to carry out the terms and conditions of this Indenture and the Security Documents and to ensure perfection and priority of the Liens created or intended to be created by the Security Documents (to the extent required herein or therein), all at the expense of the Issuer and the Guarantors.

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Section 11.04.  Impairment of Security Interests. Neither the Issuer nor any of its Restricted Subsidiaries will (i) take or omit to take any action which would materially adversely affect or impair the Liens granted in favor of the Secured Parties with respect to the Collateral (it being understood that the incurrence of Permitted Liens shall under no circumstances be deemed to materially impair the Liens with respect to the Collateral), except that (x) the Issuer and its Restricted Subsidiaries may amend, restate, supplement or otherwise modify any Security Documents for the purposes of granting Permitted Liens, or (y) the Collateral may be discharged and released in accordance with this Indenture, the applicable Security Documents or the applicable Intercreditor Agreement(s), (ii) grant any Person, or permit any Person to retain (other than the Collateral Trustee or any agent of a Secured Party), any Liens on the Collateral, other than Permitted Liens or (iii) enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person in a manner that conflicts with this Indenture, the Guarantees, the Intercreditor Agreements or the Security Documents, as applicable.

Section 11.05.  Maintenance of Collateral; Collateral Trustee Obligations. (a) The Collateral Trustee shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Issuer and the Guarantors comply with their obligations under this Section 11.05. In addition, the Collateral Trustee shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Issuer or Guarantor or is cared for, protected, or insured or has been encumbered, the Collateral Trustee’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care (other than the duty to use reasonable care with respect to any Collateral in its possession), disclosure, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Trustee pursuant to this Indenture, any Security Document or the Intercreditor Agreements other than pursuant to the instructions of the Holders of a majority in aggregate principal amount of the Securities or as otherwise provided in the Security Documents. The Collateral Trustee shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture, the Security Documents, and the Intercreditor Agreements.

(b)      The parties hereto and the Holders hereby agree and acknowledge that neither the Collateral Trustee nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreements, the other

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Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreements, if any, and the other Security Documents, the Collateral Trustee may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Trustee in the Collateral and that any such actions taken by the Collateral Trustee shall not be construed as or otherwise constitute any participation in the management of such Collateral.

Section 11.06.  Release of Liens in Respect of the Obligations. (a) The Collateral Trustee’s Liens upon the Collateral will no longer secure the Obligations under this Indenture, and the right of the Holders of Securities and such Obligations to the benefits and proceeds of the Collateral Trustee’s Liens on the Collateral will terminate and be automatically released upon the occurrence of any of the following:

(1)      [reserved];

(2)      the Issuer’s obligations under this Indenture, including the Securities being discharged in accordance with the terms of this Indenture (including pursuant to a satisfaction and discharge under Article 8);

(3)      in whole or in part, with the consent of the Holders of the requisite percentage of Securities in accordance with the provisions of Article 9;

(4)      the sale, transfer or other disposition of Collateral permitted under Section 4.09;

(5)      in the case of a Guarantor that is released from its Guarantee hereunder pursuant to the terms of this Indenture, the release of the property and assets, and Equity Interests, of such Guarantor;

(6)      the property or asset is or becomes Excluded Assets (as defined in the Security Agreement);

(7)      a legal defeasance or covenant defeasance under Article 8;

(8)      automatically without any action by the Collateral Trustee, if the Lien granted in favor of the Indebtedness that gave rise to the obligation to grant the Lien over such Collateral is released;

(9)      in the event that the owner thereof is properly designated as an Unrestricted Subsidiary in accordance with the terms hereof;

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(10)      as otherwise permitted in accordance with this Indenture;

(11)      in the case of any lease or other agreement or contract that is Collateral, upon termination of such lease, agreement or contract; and

(12)      with respect to Collateral that is Capital Stock, upon the dissolution or liquidation of the issuer of that Capital Stock in a transaction that is not prohibited by this Indenture.

(b)      The Collateral Trustee shall execute, upon request and at the Issuer’s expense, any documents, instruments, agreements or filings reasonably requested by the Issuer or any Guarantor to evidence such release of such Collateral; provided that if the Collateral Trustee is required to execute any such documents, instruments, agreements or filings, the Collateral Trustee shall be fully protected in relying upon an Officer’s Certificate and Opinion of Counsel in connection with any such release each stating that such release of Collateral is permitted to be released under this Indenture, the Intercreditor Agreements and/or the Security Documents, as applicable, and that all conditions precedent to such release in such documents have been complied with.

Section 11.07.  The Collateral Trustee. (a) The Collateral Trustee will hold (directly or through co-trustees or agents), and is directed by each Holder to so hold, and will be entitled to enforce, on behalf of the Holders, all Liens on the Collateral created by the Security Documents for their benefit and the benefit of the other Secured Parties, subject to the provisions of the Intercreditor Agreements. Neither the Issuer nor any of its Affiliates may serve as Collateral Trustee.

(b)      Except as provided in this Indenture and the Security Documents, the Collateral Trustee will not be obligated:

(i)      to act upon directions purported to be delivered to it by any Person;

(ii)      to foreclose upon or otherwise enforce any Lien; or

(iii)      to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

Section 11.08.  Co-Collateral Trustee. At any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Collateral Trustee shall be advised by counsel, satisfactory to it, that it is reasonably necessary in the interest of the Secured Parties, or the Holders of a majority in principal amount of the Securities shall in writing so request the Collateral Trustee, or the Collateral Trustee shall deem it desirable for its own protection in the performance of its duties hereunder, the Collateral Trustee and the Issuer shall, at the reasonable request of the Collateral Trustee, execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Trustee (or the Holders of a

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majority in principal amount of the Securities, as the case may be) and the Issuer, either to act as co-Collateral Trustee or co-Collateral Trustees of all or any of the Collateral, jointly with the Collateral Trustee originally named herein or any successor or successors, or to act as separate collateral trustee or collateral trustees of any such property. In case an Event of Default shall have occurred and be continuing, the Collateral Trustee may act under the foregoing provisions of this Section 11.08 without the consent of the Issuer, and each Holder hereby appoints the Collateral Trustee as its trustee and attorney to act under the foregoing provisions of this Section 11.08 in such case.

Section 11.09.  New Guarantors; After-Acquired Property. (a) Following the acquisition by the Issuer or any Guarantor of any assets that constitute Collateral, the Issuer, as soon as reasonably practicable after such property’s acquisition or such property becoming an asset that constitutes Collateral and in no event later than 60 days after such acquisition (or such later date as the Issuer may reasonably request and agreed upon in writing by the Collateral Trustee), shall, and shall cause each Guarantor to, and each such Guarantor shall do or cause to be done all acts and things that may be required by applicable law or the Security Documents or as may be reasonably requested by the Collateral Trustee to perfect and maintain the perfection and priority of the Collateral Trustee’s Liens on the Collateral, for the benefit of the Secured Parties, in each case, as contemplated by, and with the Lien priority required hereunder and under the applicable Intercreditor Agreement(s) and the Security Documents, all at the Issuer’s sole expense.

(b)      Following a Restricted Subsidiary (including a newly created one) becoming a Guarantor, the Issuer shall as soon as reasonably practicable after such Restricted Subsidiary becomes a Guarantor pursuant to Section 10.06 cause all of such Restricted Subsidiary’s assets that constitute Collateral to be subjected to a Lien securing the Securities subject to the terms and conditions set forth in the Security Agreement, and shall do or cause to be done all acts and things that may be required pursuant to the Security Agreement or by applicable law or as may be reasonably requested by the Collateral Trustee to assure and confirm that the Collateral Trustee holds, for the benefit of the Secured Parties enforceable and perfected Liens upon all of the Collateral, in each case, as contemplated by, and with the Lien priority required under, the applicable Intercreditor Agreement and the Security Documents, all at the Issuer’s sole expense.

(c)      The Issuer shall from time to time promptly pay all financing and continuation statement recording and/or filing fee, charges and stamp and similar taxes relating to this Indenture, the Security Documents and any amendments thereto.

Section 11.10.  Reserved.

Article 12
Miscellaneous

Section 12.01.  Notices. (a) Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person, via facsimile, electronic mail or other electronic transmission, mailed by first-class mail

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(registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery, to the addressed as follows:

if to the Issuer or a Guarantor:

Party City Holdco Inc.
100 Tice Boulevard

Woodcliff Lake, NJ 07677
Attn: Ian Heller
Email:

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attn: David Huntington

Email:

if to the Trustee:

Wilmington Savings Fund Society, FSB, as Trustee

500 Delaware Avenue, 11th Floor

Wilmington, Delaware 19801

Attention: Global Capital Markets, Pat Healy

Fax No.: (302) 571-7081

Email:

The Issuer, any Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders, Trustee, Collateral Trustee, Paying Agent and Registrar) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, first-class, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. All notices given by publication or electronic delivery will be deemed given on the first date on which publication or electronic delivery is made. Notices given in accordance with the procedures of DTC will be deemed given on the date sent to DTC. Any notice or communication delivered to the Trustee or the Collateral Trustee shall be deemed effective upon actual receipt thereof.

(b)      Any notice or communication mailed to a Holder shall be mailed, first class mail (certified or registered, return receipt requested), by overnight air courier guaranteeing next day delivery or sent electronically to the Holder at the Holder’s address

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as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed or sent within the time prescribed.

(c)      Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or otherwise delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

(d)      Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Security (or its designee) pursuant to the standing instructions from the Depositary (or its designee), including by electronic mail in accordance with accepted practices at the Depositary.

Section 12.02.  Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

(a)      an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)      an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.03.  Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.16) shall include:

(a)      a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)      a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)      a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d)      a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

133

Section 12.04.  When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or any Subsidiary shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Securities and that the pledgee is not the Issuer or a Subsidiary. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 12.05.  Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

Section 12.06.  Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

Section 12.07.  GOVERNING LAW; WAIVER OF JURY TRIAL. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.08.  No Recourse Against Others. No past, present or future director, officer, employee, manager, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their Subsidiaries or direct or indirect Parent Companies, if applicable, shall have any liability for any obligations of the Issuer or the Guarantors under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 12.09.  Successors. All agreements of the Issuer and each Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.10.  Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent

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the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or email (in PDF format or otherwise) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or email (in PDF format or otherwise) shall be deemed to be their original signatures for all purposes.

Section 12.11.  Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part of this Indenture and shall not modify or restrict any of the terms or provisions of this Indenture.

Section 12.12.  Indenture Controls. If and to the extent that any provision of the Securities limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

Section 12.13.  Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 12.14.  Force Majeure. Notwithstanding any provision to the contrary, in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, embargo, government action, including laws, ordinances, regulations or the like, which limit, restrict or prohibit the provision of services contemplated by this Indenture, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.15.  U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.

Section 12.16.  No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Very truly yours,

Party City Holdco Inc.

By:	/s/ Ian Heller
Name:	Ian Heller
Title:	General Counsel and Corporate Secretary

[Signature Page – Indenture]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Party City Holdings Inc.

By:	/s/ Ian Heller
Name:	Ian Heller
Title:	General Counsel and Corporate Secretary

Party City Corporation

By:	/s/ Ian Heller
Name:	Ian Heller
Title:	Secretary

PC Intermediate Holdings, Inc.

By:	/s/ Ian Heller
Name:	Ian Heller
Title:	Secretary

Amscan Inc.

By:	/s/ Ian Heller
Name:	Ian Heller
Title:	Secretary

Am-Source, LLC

By:	/s/ Ian Heller
Name:	Ian Heller
Title:	Secretary

Trisar, Inc.

By:	/s/ Ian Heller
Name:	Ian Heller
Title:	Secretary

[Signature Page – Indenture]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Wilmington Savings Fund Society, FSB

By:	/s/ Patrick J. Healy
Name:	Patrick J. Healy
Title:	Senior Vice President

[Signature Page – Indenture]

Schedule 1.01

Adjustments to Consolidated Adjusted EBITDA

(attached)

**Omitted**

Schedule 1.01-1

Appendix A

Transfer Restrictions

1.	Definitions.

1.1	Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Definitive Security” means a certificated Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Global Securities Legend” means the legend set forth under that caption in Exhibit A to the Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Securities” means all Securities offered and sold outside the United States in reliance on Regulation S.

“Restricted Global Securities” means Global Securities and any other Securities that are required to bear, or are subject to, the Restricted Securities Legend.

“Restricted Period,” with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee and (b) the Issue Date.

Appendix A-1

“Restricted Securities Legend” means the legend set forth in Section 2.2(f)(i) herein. “Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Transfer Restricted Securities” means Definitive Securities and any other Securities that bear or are required to bear or are subject to the Restricted Securities Legend.

“Unrestricted Definitive Securities” means Definitive Securities and any other Securities that are not required to bear, or are not subject to, the Restricted Securities Legend.

“Unrestricted Global Securities” means Global Securities and any other Securities that are not required to bear, or are not subject to, the Restricted Securities Legend.

1.2	Other Definitions.

Term:	Defined in Section:
4(a)(2) Securities	2.1(a)
Agent Members	2.1(a)
Clearstream	2.1(a)
Euroclear	2.1(a)
Global Securities	2.1(a)
Regulation S Global Securities	2.1(a)
Regulation S Permanent Global Security	2.1(a)
Regulation S Temporary Global Security	2.1(a)
Rule 144A Global Securities	2.1(a)

2.	The Securities.

2.1	Form and Dating; Global Securities.

(a)      Global Securities. 4(a)(2) Securities initially shall be represented by one or more Securities in definitive, fully registered, global form without interest coupons (collectively, the “4(a)(2) Global Securities”).

Appendix A-2

Rule 144A Securities initially shall be represented by one or more Securities in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Securities”).

Regulation S Securities initially shall be represented by one or more Securities in fully registered, global form without interest coupons (collectively, the “Regulation S Temporary Global Security” and, together with the Regulation S Permanent Global Security (defined below), the “Regulation S Global Securities”), which shall be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) or Clearstream Banking, Société Anonyme (“Clearstream”).

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Security shall be exchanged for beneficial interests in a permanent Global Security (the “Regulation S Permanent Global Security”) pursuant to the applicable procedures of the Depository. Simultaneously with the authentication of the Regulation S Permanent Global Security, the Trustee shall cancel the Regulation S Temporary Global Security. The aggregate principal amount of the Regulation S Temporary Global Security and the Regulation S Permanent Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Security and the Regulation S Permanent Global Security that are held by participants through Euroclear or Clearstream.

The term “Global Securities” means the 4(a)(2) Global Securities, Rule 144A Global Securities and the Regulation S Global Securities. The Global Securities shall bear the Global Security Legend. The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of a member of, or participant in, such Depository (an “Agent Member”), (ii) be delivered to the Trustee as Securities Custodian for such Depository and (iii) bear the Restricted Securities Legend.

Members of, or direct or indirect participants in, the Depository shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its Securities Custodian, or under the Global Securities. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(i)      Transfers of Global Securities shall be limited to transfer in whole,

Appendix A-3

but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Definitive Securities only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2. In addition, a Global Security shall be exchangeable for Definitive Securities if (x) the Depository (1) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Security and the Issuer thereupon fails to appoint a successor depository within 90 days or (2) has ceased to be a clearing agency registered under the Exchange Act, (y) the Issuer, at its option, notifies the Trustee that it elects to cause the issuance of Definitive Securities or (z) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Depositary shall have requested such exchange; provided that in no event shall the Regulation S Temporary Global Security be exchanged by the Issuer for Definitive Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In all cases, Definitive Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

(ii)      In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to subsection (i) of this Section 2.1(a), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any Transfer Restricted Security delivered in exchange for an interest in a Global Security pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Securities Legend.

(iii)      Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in such Regulation S Global Security may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(iv)      The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.

2.2	Transfer and Exchange.

(a)      Transfer and Exchange of Global Securities. A Global Security may not

Appendix A-4

be transferred as a whole except as set forth in Section 2.1(a)(i). Global Securities will not be exchanged by the Issuer for Definitive Securities except under the circumstances described in Section 2.1(a)(i). Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of the Indenture. Beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.2(b) or 2.2(h).

(b)      Transfer and Exchange of Beneficial Interests in Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of the Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Securities shall be transferred or exchanged only for beneficial interests in Global Securities. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)      Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii)      All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests in any Global Security that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another

Appendix A-5

Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in the Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security pursuant to Section 2.2(h).

(iii)      Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in a Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A)      if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security; and

(B)      if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security.

(iv)      Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in a Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(1)      if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security; or

(2)      if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security,

Appendix A-6

and, in each such case, if the Issuer so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v)      Transfer and Exchange of Beneficial Interests in an Unrestricted Global Security for Beneficial Interests in a Restricted Global Security. Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c)      Transfer and Exchange of Beneficial Interests in Global Securities for Definitive Securities. A beneficial interest in a Global Security may not be exchanged for a Definitive Security except under the circumstances described in Section 2.1(a)(i). A beneficial interest in a Global Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive Security except under the circumstances described in Section 2.1(a)(i). In any case, beneficial interests in Global Securities shall be transferred or exchanged only for Definitive Securities.

(d)      Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i), (ii), (iii) or (iv) below, as applicable:

(i)      Transfer Restricted Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in a Restricted Global Security or to transfer such Transfer Restricted Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A)      if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form attached to the applicable Security;

(B)      if such Transfer Restricted Security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form attached to the

Appendix A-7

applicable Security;

(C)      if such Transfer Restricted Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(D)      if such Transfer Restricted Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(E)      if such Transfer Restricted Security is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such Holder in the form attached to the applicable Security, including the certifications, certificates and Opinion of Counsel, if applicable; or

(F)      if such Transfer Restricted Security is being transferred to the Issuer or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Security;

the Trustee shall cancel the Transfer Restricted Security, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Security.

(ii)      Transfer Restricted Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Transfer Restricted Security may exchange such Transfer Restricted Security for a beneficial interest in an Unrestricted Global Security or transfer such Transfer Restricted Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:

(a)      if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security; or

(b)      if the Holder of such Transfer Restricted Securities proposes to transfer such Transfer Restricted Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form

Appendix A-8

attached to the applicable Security,

and, in each such case, if the Issuer so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Securities transferred or exchanged pursuant to this subparagraph (ii).

(iii)      Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Unrestricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Securities transferred or exchanged pursuant to this subparagraph (iii).

Appendix A-9

(iv)      Unrestricted Definitive Securities to Beneficial Interests in Restricted Global Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(e)      Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i)      Transfer Restricted Securities to Transfer Restricted Securities. A Transfer Restricted Security may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Security if the Registrar receives the following:

(A)      if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

(B)      if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

(C)      if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Security;

(D)      if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate in the form attached to the applicable Security; and

(E)      if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate in the form attached to the

Appendix A-10

applicable Security.

(ii)      Transfer Restricted Securities to Unrestricted Definitive Securities. Any Transfer Restricted Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if the Registrar receives the following:

(i)      if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security; or

(ii)      if the Holder of such Transfer Restricted Security proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Issuer so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)      Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of an Unrestricted Definitive Security may transfer such Unrestricted Definitive Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(iv)      Unrestricted Definitive Securities to Transfer Restricted Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Security.

At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or

Appendix A-11

transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(f)	Legend.

(i)      Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (the “Restricted Security Legend”):

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR

(d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE

Appendix A-12

ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

Each Regulation S Temporary Global Security shall bear the following additional legend (the “Regulation S Temporary Global Security Legend”):

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.”

Each Global Security shall bear the following additional legends (the “Global Securities Legend”):

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

“TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF

Appendix A-13

THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

Each Definitive Security shall bear the following additional legend (the “Definitive Security Legend”):

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii)      Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 of the Securities Act (such certification to be in the form set forth on the reverse of the Security).

(iii)      Upon a sale or transfer after the expiration of the Restricted Period of any Security acquired pursuant to Regulation S, all requirements that such Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Security be issued in global form shall continue to apply.

(iv)      Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Security Legend. If a Security is issued with original issue discount for U.S. federal income tax purposes, each Security certificate evidencing a Global Security or a Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (the “OID Legend”):

“THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR THIS SECURITY BY SUBMITTING A WRITTEN REQUEST FOR SUCH

Appendix A-14

INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: 100 TICE BOULEVARD, ATTN: INVESTOR RELATIONS, WOODCLIFF LAKE, NJ 07677 OR INVESTORRELATIONS@PARTYCITY.COM.”

(g)      Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h)      Obligations with Respect to Transfers and Exchanges of Securities.

(i)      To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.

(ii)      No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon transfers or exchanges pursuant to Sections 3.08, 4.09, 4.14 and 9.04 of the Indenture).

(iii)      Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Appendix A-15

(iv)      All Securities issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Securities surrendered upon such transfer or exchange.

(i)	No Obligation of the Trustee.

(i)      The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may conclusively rely and shall be fully protected in so relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)      The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix A-16

EXHIBIT A

[FORM OF FACE OF SECURITY]

[Insert Global Securities Legend if applicable]

[Insert Restricted Securities Legend if applicable]

[Insert Regulation S Temporary Global Security Legend if applicable]

[Insert Definitive Security Legend if applicable]

[Insert OID Legend]

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No.	$__________

12.00% Senior Secured Second Lien PIK Toggle Notes due 2029

CUSIP No.:1
ISIN No.:2

Party City Holdco Inc. a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $______ Dollars, as the same may be revised from time to time on the Schedule of Increases or Decreases in Global Security attached hereto, on January 11, 2029.

Interest Payment Dates: February 15, May 15, August 15 and November 15

Record Dates: February 1, May 1, August 1 and November 1

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

PARTY CITY HOLDCO INC.

By:
Name:
Title:

1 702149 AA3 (Rule 144A); U7026G AA4 (Regulation S); 702149 AC9 (Unrestricted)

2 US702149AA35 (Rule 144A); USU7026GAA41 (Regulation S); US702149AC90 (Unrestricted)

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TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Authenticating Agent, certifies that this is one of the
Securities referred to in the Indenture.

By:
Authorized Signatory

Dated:

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[FORM OF REVERSE SIDE OF SECURITY]

12.00% Senior Secured Second Lien PIK Toggle Notes due 2029

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.       Interest. Party City Holdco Inc. a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer shall pay interest quarterly on February 15, May 15, August 15 and November 15 of each year, commencing February 15, 2024.3 Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30- day months. The Issuer shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Interest shall be payable at a rate per annum of 12.00%, at the option of the Issuer, either (x) in cash or (y) PIK Interest by increasing the principal amount of the Securities outstanding.

On any Interest Payment Date on which the Issuer pays interest in PIK Interest (a “PIK Payment”) with respect to a Global Security, the Trustee shall (subject to the Issuer delivering to the Trustee and the Paying Agent (if other than the Trustee) written notification, executed by an Officer of the Issuer, setting forth the amount of PIK Interest to be paid on such Interest Payment Date and directing the Trustee and the Paying Agent (if other than the Trustee) to increase the principal amount of the Global Securities, which notification the Trustee and Paying Agent shall be entitled to rely upon) increase the principal amount of such Global Security by an amount equal to the interest payable as PIK Interest, rounded up to the nearest whole dollar, for the relevant Interest Period on the principal amount of such Global Security as of the relevant Record Date for such Interest Payment Date, to the credit of the Holders of such Global Security on such Record Date, pro rata in accordance with their interests, and an adjustment shall be made on the books and records of the Trustee with respect to such Global Security to reflect such increase. On any Interest Payment Date on which the Issuer pays PIK Interest with respect to a Definitive Security or otherwise issues definitive PIK Securities, the principal amount of any definitive PIK Securities issued to any Holder, for the relevant Interest Period on the principal amount of such Security as of the relevant Record Date for such Interest Payment Date, shall be rounded up to the nearest whole dollar.

For each of the Interest Periods, the Issuer may elect, no later than 15 days prior to the relevant Interest Payment Date, to pay interest in cash or in the form of PIK Interest and, if the Issuer elects to pay PIK Interest in respect of an Interest Period, the Issuer shall deliver to the Trustee and the Paying Agent written notification, executed by an Officer of the Issuer setting forth such election no later than 15 days prior to the relevant Interest Payment Date (and the Trustee shall furnish a copy thereof to the Holders in accordance with the Applicable Procedures).

3 With respect to Securities issued on the Issue Date.

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2.       Method of Payment. The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the February 1, May 1, August 1 and November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date (whether or not a Business Day). Holders must surrender Securities to the Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and cash interest (including with respect to PIK Securities at maturity, if applicable) in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest (including PIK Interest, if applicable) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary (the “Depository”). The Issuer shall make all payments in respect of a certificated Security (including principal, premium, if any, and interest (including PIK Interest)) at the office of the Paying Agent. At all times, PIK Interest on the Securities will be payable (x) with respect to Securities represented by one or more Global Securities registered in the name of, or held by, the Depository or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Securities by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar) as provided in writing by the Issuer to the Trustee, and the Trustee, at the written direction of the Issuer, will record such increase in such Global Security and (y) with respect to Securities represented in certificated form, by issuing PIK Securities in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar), and the Trustee will, at the written request of the Issuer, authenticate and deliver such PIK Securities in certificated form for original issuance to the holders on the relevant record date, as shown by the records of the register of Holders. Notwithstanding anything herein to the contrary, the payment of accrued interest in connection with any redemption of Securities pursuant to Article III of the Indenture or in connection with any repurchase of Securities pursuant to Section 4.09 or 4.14 of the Indenture shall be made solely in cash.

3.       Paying Agent and Registrar. Initially, Wilmington Savings Fund Society, FSB (the “Trustee”), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar without notice.

4.       Indenture. The Issuer issued the Securities under an Indenture dated as of October 12, 2023 (the “Indenture”), among the Issuer, the guarantors from time to time party thereto, the Trustee and the Collateral Trustee. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and the Holders are referred to the Indenture for a statement of such terms and provisions.

The Securities are senior secured obligations of the Issuer. The Securities include any PIK Securities. Securities and any PIK Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted

A-5

Subsidiaries, issue or sell shares of capital stock of the Issuer and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Issuer and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors party to the Indenture from time to time will, jointly and severally, irrevocably and unconditionally guarantee the Guaranteed Obligations on a senior secured basis pursuant to the terms of the Indenture.

5.       Optional Redemption. The Securities are subject to the optional redemption provisions set forth in Article 3 of the Indenture.

6.       Sinking Fund. The Securities are not subject to any sinking fund.

7.       Notice of Redemption. Notice of redemption pursuant to Paragraph 5 above will be delivered electronically, mailed by first-class mail or otherwise sent in accordance with the procedures of the Depositary at least 10 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his, her or its registered address. Securities in denominations larger than $1.00 may be redeemed in part but only in whole multiples of $1.00. If money sufficient to pay the redemption price of and accrued and unpaid interest (including PIK Interest) on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.       Repurchase of Securities at the Option of the Holders upon Change of Control and Asset Sales. Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuer and/or the Parent to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest (including an amount of cash equal to all accrued and unpaid PIK Interest), if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture. In accordance with Section 4.09 of the Indenture, the Issuer will be required to offer to purchase Securities upon the occurrence of certain events constituting “Asset Sales.”

9.       Denominations; Transfer; Exchange. The Securities are in registered form, without coupons, in minimum denominations of $1.00 and any integral multiple of $1.00. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security

A-6

to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to the mailing of a notice of redemption of Securities to be redeemed.

10.       Persons Deemed Owners. The registered Holder of this Security shall be treated as the owner of it for all purposes.

11.       Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuer at their written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

12.       Discharge and Defeasance. Subject to certain conditions and as set forth in the Indenture, the Issuer at any time may terminate some of or all of its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or Government Securities for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.       Amendment; Waiver. The Securities are subject to the amendment provisions set forth in Article 9 of the Indenture.

14.       Defaults and Remedies. The Securities are subject to the default and remedy provisions set forth in Article 6 of the Indenture.

15.       Trustee Dealings with the Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16.       No Recourse Against Others. No past, present or future director, officer, employee, manager, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their Subsidiaries or direct or indirect Parent Companies shall have any liability for any obligations of the Issuer or the Guarantors under the

Securities, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

17.       Authentication. This Security shall not be valid until an authorized signatory of the Authenticating Agent signs the certificate of authentication on the other side of this Security.

18.       Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT

A-7

TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.       Governing Law. THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

20.       CUSIP Numbers; ISINs. The Issuer has caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

A-8

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax identification No.)

and irrevocably appoint as agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:	Signature of Signature Guarantee:

Date: ______________________________
Signature must be guaranteed by a participant in a
recognized signature guaranty medallion program
or other signature guarantor program reasonably
acceptable to the Trustee

Party City Holdco Inc.
100 Tice Boulevard
Woodcliff Lake, NJ 07677
Attn: Ian Heller
Email:

A-9

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $                      principal amount of Securities held in (check applicable space)                       book-entry or                       definitive form by the undersigned.

The undersigned (check one box below):

has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	to the Issuer or subsidiary thereof; or
(2)	to the Registrar for registration in the name of the Holder, without transfer; or
(3)	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or
(4)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or
(5)	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements in the form attached as Exhibit B to the Indenture; or
(6)	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act.

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Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Date:	Your Signature:

Signature Guarantee:	Signature of Signature Guarantee:

Date: ______________________________
Signature must be guaranteed by a participant in a
recognized signature guaranty medallion program
or other signature guarantor program reasonably
acceptable to the Trustee

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date: ______________________________
NOTICE: To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $______. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

A-12

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer and/or the Parent Company pursuant to Section 4.09 (Asset Sale Offer) or 4.14 (Change of Control Offer) of the Indenture, check the box:

Asset Sale	Change of Control

If you want to elect to have only part of this Security purchased by the Issuer and/or the Parent pursuant to Section 4.09 (Asset Sale Offer) or 4.14 (Change of Control Offer) of the Indenture, state the amount ($1.00 or any integral multiple of $1.00):

$

Date:	Your Signature: _______________________________ (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee: ____________________
Signature must be guaranteed by a participant in a
recognized signature guaranty medallion program
or other signature guarantor program reasonably
acceptable to the Trustee

A-13

EXHIBIT B

[FORM OF]
TRANSFEREE LETTER OF REPRESENTATION

Party City Holdco Inc.
100 Tice Boulevard
Woodcliff Lake, NJ 07677

Ladies and Gentlemen:

This CERTIFICATE IS DELIVERED TO REQUEST A TRANSFER OF $[       ] PRINCIPAL AMOUNT OF THE 12.00% SENIOR SECURED SECOND LIEN PIK TOGGLE NOTES DUE 2029 (THE “SECURITIES”) OF PARTY CITY HOLDCO INC. (THE “ISSUER”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name: _________________________________
Address: _______________________________
Taxpayer ID Number: ______________________

The undersigned represents and warrants to you that:

(1)       We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $100,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

(2)       We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is one year after the later of the date of original issue and the last date on which either the Issuer or any affiliate of such Issuer was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) in the United States to a person whom we reasonably believe is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if applicable) or (d) pursuant to an effective registration statement under the

B-1

Securities Act, in each of cases (a) through (d) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Security evidenced hereby of the resale restrictions set forth above. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made to an institutional “accredited investor” prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clauses (b), (c) or (d) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.

Dated: ______________________________

TRANSFEREE: ____________________________,

By: _____________________________________

B-2

EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [           ], among [           ] (the “New Guarantor”) and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”) under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS the Issuer and the existing Guarantors have heretofore executed and delivered to the Trustee and Collateral Trustee an indenture, dated as of October 12, 2023 (as amended, supplemented or otherwise modified, the “Indenture”), providing initially for the issuance of $232,394,231 in aggregate principal amount of the Issuer’s 12.00% Senior Secured Second Lien PIK Toggle Notes due 2029 (the “Securities”);

WHEREAS Sections 4.17 and 10.06 of the Indenture provide that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuer’s Obligations under the Securities and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Trustee and the Collateral Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.       Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee and Collateral Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.       Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to irrevocably and unconditionally guarantee the Issuer’s Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article 10 of the Indenture, and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

C-1

3.       Releases. A Guarantee as to any Guarantor shall terminate and be of no further force or effect and such Guarantor shall be deemed to be released from all obligations as provided in Section 10.02(b) and (c) of the Indenture.

4.       Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 12.01 of the Indenture.

5.       Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

6.       No Recourse Against Others. No past, present or future director, officer, employee, manager, incorporator, agent or holder of any Equity Interests in the Issuer or of the New Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Securities, the Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

7.       Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE NEW GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

8.       Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

9.       Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or email (in PDF format or otherwise) shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or email (in PDF format or otherwise) shall be deemed to be their original signatures for all purposes.

10.       Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

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11.       The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor.

12.       Successors. All agreements of the New Guarantor in this Supplemental Indenture shall bind its successors. All agreements of the Trustee and the Collateral Trustee in the Indenture shall bind its successors.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee

By:
Name:
Title:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Collateral Trustee

By:
Name:
Title:

C-4

EXHIBIT D

EXECUTION VERSION

SECOND LIEN PLEDGE AND SECURITY AGREEMENT

THIS SECOND LIEN PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of October 12, 2023, by and among Party City Holdco Inc., a Delaware corporation (the “Issuer”), the Subsidiary Parties (as defined below) from time to time party hereto (the foregoing Issuer and Subsidiary Parties, collectively, the “Grantors”), and Wilmington Savings Fund Society, FSB (“WSFS”), as collateral trustee for the benefit of the Secured Parties (as defined below) (in such capacity, together with its successors and permitted assigns, the “Collateral Trustee”).

PRELIMINARY STATEMENT

The Grantors, the Collateral Trustee and WSFS, as trustee (in such capacity, the “Trustee”), are entering into an Indenture, dated as of the date hereof (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Issuer, the Guarantors (as defined therein) from time to time party thereto, the Trustee and the Collateral Trustee, pursuant to which, among other things, the Issuer is issuing $232,394,231 in aggregate principal amount of 12.00% Senior Secured Second Lien PIK Toggle Notes due 2029 (the “Notes”) and may from time to time issue additional Notes upon the terms and subject to the conditions set forth therein. The Grantors are entering into this Security Agreement in order to induce the Holders to purchase the Notes and to grant Liens with respect to the Secured Obligations (as defined below).

ACCORDINGLY, the parties hereto agree as follows:

Article 1
Definitions

Section 1.01.      Terms Defined in Indenture. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture.

Section 1.02.      Terms Defined in UCC. Terms defined in the UCC that are not otherwise defined in this Security Agreement or the Indenture are used herein as defined in Articles 8 or 9 of the UCC, as applicable.

Section 1.03.      Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the preamble and Preliminary Statement above, the following terms shall have the following meanings:

“ABL Credit Agreement” means that certain ABL Credit Agreement, dated as of October 12, 2023, by and among, inter alios, the Issuer, the Grantors, the other subsidiaries of the Borrowers (as defined therein) party thereto from time to them, the lenders party thereto from time to time, and the ABL Facility Security Agent, as administrative agent and collateral agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“ABL Facility First Lien Collateral” means the “First Priority Collateral”, as defined in the ABL Intercreditor Agreement.

“ABL Facility Security Agent” means the “First Priority Representative”, as defined in the ABL Intercreditor Agreement.

“ABL Intercreditor Agreement” shall have the meaning assigned to such term in the Indenture.

“ABL Security Documents” means the “First Priority Security Documents”, as defined in the ABL Intercreditor Agreement.

“Account” shall have the meaning set forth in Article 9 of the UCC.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Blocked Account” shall mean any Deposit Account constituting Collateral that is designated as a “Blocked Account” pursuant to the ABL Credit Agreement.

“Blocked Account Agreement” means an agreement, in form and substance reasonably satisfactory to the Collateral Trustee, among any Grantor, a depository institution holding such Grantor’s funds and the Collateral Trustee, with respect to collection and Control of all deposits and balances held in one or more Blocked Accounts maintained by such Grantor with such depository institution.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” shall have the meaning set forth in Article 2.

“Collateral Access Agreement” shall have the meaning set forth in Section 4.09.

“Collateral Trustee” shall have the meaning set forth in the preamble.

“Commercial Tort Claim” shall have the meaning set forth in Article 9 of the UCC.

“Compliance Certificate” shall mean the certificate delivered by the Issuers pursuant to Section 4.16(a) of the Indenture.

“Contract Rights” shall mean all rights of any Grantor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” shall mean all contracts between any Grantor and one or more additional parties (including, without limitation, any Hedge Agreements, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements).

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“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringement or other violation for any of the foregoing; (d) the right to sue for past, present, and future infringement or other violation of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing.

“Deposit Account” shall have the meaning set forth in Article 9 of the UCC.

“Document” shall have the meaning set forth in Article 9 of the UCC.

“Domain Names” means all Internet domain names and associated URL addresses in or to which any Grantor now or hereafter has any right, title or interest.

“Electronic Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Excluded Assets” shall have the meaning set forth in Article 2.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“First Priority Obligations Payment Date” shall have the meaning assigned to such term in the ABL Intercreditor Agreement.

“Fixture” shall have the meaning set forth in Article 9 of the UCC.

“General Intangible” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Grantors” shall have the meaning set forth in the preamble.

“Hedge Agreement” shall have the meaning assigned to such term in the ABL Credit Agreement.

“Indenture” shall have the meaning set forth in the Preliminary Statement.

“Instrument” shall have the meaning set forth in Article 9 of the UCC.

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“Intellectual Property” means all intellectual property and proprietary rights, including intellectual property rights in and to Copyrights, Patents, Trademarks, Software, Trade Secrets and Domain Names.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“IP Filing” shall have the meaning set forth in Section 3.09.

“Issuer” shall have the meaning set forth in the preamble.

“Letter-of-Credit Right” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to Intellectual Property, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof and (c) all rights to sue for past, present, and future breaches thereof.

“Margin Stock” shall have the meaning set forth in Regulation U of the Board of Governors of the Federal Reserve System of the United States as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, financial condition or results of operations, in each case, of the Grantors, taken as a whole, (ii) the rights and remedies (taken as a whole) of the Collateral Trustee under the applicable Security Documents or (iii) the ability of the Grantors (taken as a whole) to perform their payment obligations under the Note Documents.

“Material Real Estate Asset” means (a) any fee-owned Real Estate Asset having a fair market value (as reasonably estimated by the Issuer) in excess of $5,000,000 as of such date and (b) any fee-owned Real Estate Asset acquired by any Grantor after the Issue Date having a fair market value (as reasonably estimated by the Issuer) in excess of $5,000,000 as of the date of acquisition thereof shall be a “Material Real Estate Asset”.

“Money” shall have the meaning set forth in Article 1 of the UCC.

“Mortgage” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Collateral Trustee, for the benefit of the Secured Parties, on owned real property of a Grantor.

“Note Documents” means the Indenture and the Security Documents.

“Notes” shall have the meaning set forth in the preamble.

“Pari Intercreditor Agreement” shall have the meaning assigned to such term in the Indenture.

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“Patents” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements or other violations thereof; (e) all rights to sue for past, present, and future infringements or other violations thereof, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing.

“Perfection Certificate” means a certificate substantially in the form of Exhibit A completed and supplemented with the schedules and attachments contemplated thereby and duly executed by an Officer of the Issuer and delivered to the Collateral Trustee as of the date hereof.

“Perfection Certificate Supplement” means a supplement substantially in the form of Exhibit B and duly executed by an Officer of the Issuer.

“Permits” means, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency.

“Pledged Collateral” means all Pledged Stock, including all stock certificates, options or rights of any nature whatsoever in respect of the Pledged Stock that may be issued or granted to, or held by, such Grantor while this Security Agreement is in effect, all Instruments and other Investment Property owned by any Grantor, whether or not physically delivered to the Collateral Trustee pursuant to this Security Agreement, whether now owned or hereafter acquired by such Grantor and any and all Proceeds thereof, excluding any items specifically excluded from the definition of the Collateral.

“Pledged Stock” means, with respect to any Grantor, the shares of Capital Stock set forth in the Perfection Certificate as held by such Grantor, together with any other shares of Capital Stock required to be pledged by such Grantor pursuant to Section 11.09 of the Indenture and this Security Agreement; provided that Pledged Stock shall not include any Excluded Assets.

“Proceeds” shall have the meaning assigned in Article 9 of the UCC and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Trustee or any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (iii) any and all Stock Rights and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) in real property then owned by any Grantor.

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“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money that are General Intangibles or that are otherwise included as Collateral, excluding any items specifically excluded from the definition of the Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Obligations” means the Obligations of the Grantors from time to time owed to the Secured Parties with respect to the Notes issued pursuant to the Indenture and the Guarantees thereof.

“Secured Parties” means (a) the Holders, (b) the Collateral Trustee, (c) the Trustee, (d) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Note Document and (e) the successors and permitted assigns of each of the foregoing.

“Security Account” shall have the meaning set forth in Article 9 of the UCC.

“Security Documents” shall have the meaning assigned to such term in the Indenture.

“Software” shall mean any and all computer programs, source code, object code and supporting documentation including “software” as such term is defined in Article 9 of the UCC, as well as computer programs that may be construed as included in the definition of Goods.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Capital Stock constituting Collateral, any right to receive any Capital Stock constituting Collateral and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Capital Stock.

“Subsidiary Parties” means (a) the Subsidiaries identified on Exhibit C hereto and (b) each other Subsidiary that becomes a party to this Security Agreement as a Subsidiary Party after the date hereof, in accordance with Section 7.12 herein and Section 11.09 of the Indenture.

“Supporting Obligation” shall have the meaning set forth in Article 9 of the UCC.

“Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in Article 9 of the UCC.

“Termination Date” means the date of termination and discharge of all of the Secured Obligations (other than contingent surviving indemnity obligations in respect of which no claim or demand has been made).

“Trade Secrets” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to the following: (a) trade secrets or other confidential and proprietary information, including unpatented inventions, invention disclosures, engineering or other data, information, production procedures, know-how, financial data, customer lists, supplier lists, business and

6

marketing plans, processes, schematics, algorithms, techniques, analyses, proposals, source code, and data collections; (b) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims and payments for past and future infringement, misappropriation or other violation thereof; (c) all rights to sue for past, present and future infringement, misappropriation or other violation of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (d) all rights corresponding to any of the foregoing.

“Trademarks” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and logos, slogans and other indicia of origin and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringement or other violation thereof; (d) all rights to sue for past, present, and future infringement or other violation of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing.

“Trustee” shall have the meaning set forth in the Preliminary Statement.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“WSFS” shall have the meaning set forth in the preamble.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

Article 2
Grant of Security Interest

Section 2.01.      Grant of Security Interest. (a) As collateral security for the prompt and complete payment or performance when due (whether at stated maturity, acceleration or otherwise), as the case may be, in full of the Secured Obligations, each Grantor hereby pledges, collaterally assigns, mortgages, transfers and grants to the Collateral Trustee, its successors and permitted assigns, on behalf of and for the benefit of the Secured Parties, a continuing security interest in all of its right, title and interest in, to and under all of the following personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor, and regardless of where located (all of which are collectively referred to as the “Collateral”):

(i)                       all Accounts;

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(ii)                       all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

(iii)                      all Documents;

(iv)                      all Equipment;

(v)                       all Fixtures;

(vi)                       all General Intangibles;

(vii)                      all Goods;

(viii)                     all Instruments;

(ix)                       all Intellectual Property, including all recorded data of any kind or nature, regardless of the medium of recording;

(x)                        all Inventory;

(xi)                       all Investment Property, Pledged Stock and Pledged Collateral;

(xii)                      all Money, cash and cash equivalents;

(xiii)                     all letters of credit and Letter-of-Credit Rights;

(xiv)                     all Deposit Accounts, Securities Accounts, Commodities Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by such Grantor with any bank or other financial institution and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;

(xv)                      all Security Entitlements in any or all of the foregoing;

(xvi)                     all Commercial Tort Claims;

(xvii)                    all Permits;

(xviii)                   all Contracts, together with all Contract Rights arising thereunder;

(xix)                      all Licenses;

(xx)                       all other personal property not otherwise described in clauses (i) through (xxii) above, in each case now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest;

(xxi)                      all Supporting Obligations; and

(xxii)                     all accessions to, substitutions and replacements for, Proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs,

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printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

(b)                      Notwithstanding the foregoing, the term “Collateral” (and any component of the definition thereof) shall not include:

(i)                       any General Intangibles or other rights arising under any contracts, instruments, leases, licenses, agreements or other documents as to which the grant of a security interest would (i) constitute a violation of a restriction in favor of a third party on such grant or result in the abandonment, invalidation or unenforceability of any right of such Grantor, unless and until any required consents shall have been obtained, or (ii) result in a breach, termination or default under such contract, instrument, lease, license, agreement or other document (including pursuant to any “change of control” or similar provision); provided, that such Collateral shall only be excluded, in each case under clauses (i) and (ii) above, to the extent such violation or right to terminate would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity; provided, further, that such Collateral shall not be excluded, and such security interest shall attach immediately at such time as the condition causing such violation or right to terminate shall no longer exist and to the extent severable, shall attach immediately to any portion of such General Intangible that does not result in any of the consequences specified in clauses (i) or (ii) above;

(ii)                      solely to the extent any such Pledge shall result in material adverse tax consequences to the Issuer and its Subsidiaries (taken as a whole) (as reasonably determined in good faith by the Issuer) the equity interests (as determined for U.S. federal income tax purposes) of any Foreign Subsidiary, FSHCO Subsidiary or Disregarded Domestic Subsidiary of such Grantor, other than 65% of the equity interests (as determined for U.S. federal income tax purposes) of any Foreign Subsidiary, FSHCO Subsidiary or Disregarded Domestic Subsidiary of any Grantor, as applicable;

(iii)                      the Capital Stock of any Immaterial Subsidiary (except to the extent the security interest therein can be perfected by the filing of a Form UCC-1 financing statement), Captive Insurance Subsidiary, Unrestricted Subsidiary (except for the capital stock of Anagram Holdings, LLC) or not-for-profit Subsidiary or any special purpose entity used for securitization facilities;

(iv)                       any intent-to-use (or similar) Trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein may impair the validity or enforceability of such intent-to-use Trademark applications under applicable law;

(v)                        any asset or property, the granting of a security interest in which would (A) require any governmental consent, approval, license or authorization, (B) be prohibited by enforceable anti-assignment provisions of applicable law, except, in the case of this clause (B), to the extent such prohibition would be rendered ineffective under the UCC, other applicable law or principles of equity notwithstanding such prohibition, or (C) result in materially adverse tax consequences to

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any Grantor as reasonably determined in good faith by the Issuer with notice to the Collateral Trustee;

(vi)                       any leasehold Real Estate Asset and any owned Real Estate Asset that is not a Material Real Estate Asset;

(vii)                      any interests in partnerships, joint ventures and non-Wholly-Owned Subsidiaries which cannot be pledged without the consent of one or more third parties other than either the Issuer or any of its Subsidiaries (after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity);

(viii)                     any Margin Stock;

(ix)                        [Reserved];

(x)                         Commercial Tort Claims individually with a value (as reasonably estimated by the Issuer) of less than $1,000,000;

(xi)                        [Reserved];

(xii)                       Letter of Credit Rights of less than $1,000,000 to the extent that a security interest therein cannot be perfected by filing a UCC financing statement in appropriate form in the applicable jurisdiction;

(xiii)                      Solely to the extent (A) Indebtedness is incurred by any Grantor pursuant to Section 4.03(w) of the Indenture and (B) such Indebtedness is secured by Liens that are subject to intercreditor arrangements on terms acceptable to the Collateral Trustee and documented in an agreement to which the Collateral Trustee is a party, “Non-Working Capital Assets” (or the functional equivalent term used and defined in the such agreement) of Anagram International, Inc., Anagram Holdings, LLC and any Grantor that is a subsidiary of either of the foregoing; and

(xiv)                      any specifically identified asset with respect to which the Collateral Trustee and the Issuer shall have reasonably determined that the cost, burden, difficulty or consequence of obtaining or perfecting a security interest therein outweighs the fair market value thereof and the benefit of a security interest to the Secured Parties afforded thereby (all of the items referred to in clauses (i) through (xiii) hereof, collectively, the “Excluded Assets”).

Notwithstanding anything to the contrary contained herein, immediately upon the ineffectiveness, lapse or termination of any restriction or condition set forth in the preceding paragraph, the Collateral shall include, and the Issuer and/or the Guarantors shall be deemed to have granted a security in, all such rights and interests or other assets, as the case may be, as if such provision had never been in effect.

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Article 3

Representations and Warranties

The Grantors, jointly and severally, represent and warrant to the Collateral Trustee, as of the Issue Date, for the benefit of the Secured Parties, that:

Section 3.01.      Title, Perfection and Priority; Filing Collateral. This Security Agreement is effective to create a legal, valid and enforceable Lien on and security interest in the Collateral in which a security interest may be perfected by filing a financing statement under the UCC in favor of the Collateral Trustee for the ratable benefit of the Secured Parties, subject, as to enforceability, to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing, and when appropriate financing statements have been filed with the Secretary of State of the state of organization of such Grantor against such Grantor, the Collateral Trustee will have a fully perfected second priority security interest (subject to Permitted Liens) on such Collateral.

Section 3.02.      Type, Jurisdiction of Organization and Federal Taxpayer Identification Numbers. As of the Issue Date, the type of entity of each Grantor, its jurisdiction of organization, incorporation or formation, as applicable, and its Federal Taxpayer Identification Number, if any, are accurately set forth on Schedule 1(a) to the Perfection Certificate.

Section 3.03.      Principal Location. As of the Issue Date, the address of each Grantor’s chief executive office is set forth on Schedule 2(a) to the Perfection Certificate.

Section 3.04.      Collateral Locations. Each location where material Collateral consisting of Inventory or Equipment is located as of the Issue Date (except for Collateral in transit) is accurately listed on Schedules 2(c) and 2(d) of the Perfection Certificate. All of said locations are owned by a Grantor except for locations (a) that are leased by a Grantor as lessee and designated as such on Schedule 2(d) of the Perfection Certificate and (b) at which Inventory or Equipment is held in a public warehouse or is otherwise held by a bailee or on consignment as designated on Schedule 2(d) of the Perfection Certificate.

Section 3.05.      Bailees, Warehousemen, Etc. As of the Issue Date, Schedule 2(d) of the Perfection Certificate accurately sets forth a list of each address where a bailee, warehouseman or other third party is in possession or control of any material Inventory or Equipment of any Grantor (except for any such Collateral in transit).

Section 3.06.      Exact Names. As of the Issue Date, the name in which each Grantor has executed this Security Agreement and each other Note Document to which such Grantor is a party is the exact legal name of such Grantor as it appears in such Grantor’s organizational documents, as filed with the Secretary of State of such Grantor’s jurisdiction of organization, incorporation or formation, as applicable.

Section 3.07.      Letter-of-Credit Rights, Tangible Chattel Paper and Instruments. As of the Issue Date, Schedule 8 to the Perfection Certificate lists all Letter-of-Credit Rights with value in excess of $1,000,000. As of the Issue Date, Schedule 4 to the Perfection Certificate lists all Instruments (other than checks to be deposited in the ordinary course of business), in each case having a value

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in excess of $1,000,000 held by each Grantor and all Tangible Chattel Paper, in each case having a value in excess of $1,000,000 held by each Grantor.

Section 3.08.      Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other material information with respect to each Grantor’s Accounts and Chattel Paper that are Collateral are correctly stated in all material respects in the records of such Grantor relating thereto and, to the extent they have been created, in all invoices, to the extent that such records and invoices are required to be furnished to the Collateral Trustee by such Grantor from time to time.

Section 3.09.      Intellectual Property. (a) As of the Issue Date, no Grantor has any ownership interest in, or title to, any material registered or issued Patent, Trademark or Copyright, or any application for registration or issuance thereof, except as set forth in Schedules 5(a) or 5(b) to the Perfection Certificate. Upon filing of appropriate financing statements with the Secretary of State of the state of organization of such Grantor and the filing of a fully executed short form agreement substantially in the form of Exhibit D hereto with the United States Copyright Office or the United States Patent and Trademark Office, as applicable (each such filing, an “IP Filing”), the Collateral Trustee shall have a fully perfected second priority security interest (subject to Permitted Liens) on the Collateral constituting Patents, Trademarks and Copyrights under the UCC and the laws of the United States for the benefit of the Secured Parties to the extent a security interest in such Collateral constituting Patents, Trademarks and Copyrights can be perfected by the filing of the financing statements under the Secretary of State of the state of organization of such Grantor and/or the filing of the IP Filings with the United States Copyright Office or United States Patent and Trademark Office, as applicable, and any such perfected security interests shall be enforceable as such as against any and all creditors of and purchasers from the Grantors, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing.

(b)                      Each Grantor represents and warrants that it owns or has a valid license or right to use, all Patents, Trademarks, Copyrights, Domain Names, Trade Secrets and Software necessary for the present conduct of its business, without, to the knowledge of the Issuer and its Subsidiaries, any infringement, misuse, misappropriation or violation, individually or in the aggregate, of the rights of others, and free from any burdensome restrictions on the present conduct of its business, except where such failure to own or license or where such infringement, misuse, misappropriation or violation or restrictions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)                      Each Grantor represents and warrants that such Grantor is not aware of any third-party claim (i) alleging that any of its owned Patent, Trademark or Copyright registrations or applications are invalid or unenforceable, (ii) challenging such Grantor’s rights to such registrations and applications, or (iii) alleging that the conduct of such Grantor’s business infringes upon, misappropriates or otherwise violates the intellectual property of any third party, and no Grantor is aware of any basis for such claims, other than, in each case, to the extent any such third-party claims would not reasonably be expected to have a Material Adverse Effect.

Section 3.10.      [Reserved.]

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Section 3.11.      Pledged Collateral. As of the Issue Date, Schedules 3 and 4 to the Perfection Certificate set forth a complete and accurate list of all promissory notes, Instruments (other than checks to be deposited in the ordinary course of business) and Tangible Chattel Paper, in each case exceeding $1,000,000, held by any Grantor and all Pledged Stock of each Grantor, together with the percentage of the total issued and outstanding Capital Stock of the issuer thereof represented thereby. Each Grantor further represents and warrants that (i) all Pledged Stock has been (to the extent such concepts are relevant with respect to such Pledged Stock) duly authorized and validly issued by the issuer thereof and are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Collateral Trustee (or its bailee) representing Capital Stock, either such certificates are “securities” as defined in Section 8-102(a)(15) of the UCC or pursuant to Section 8-103 of the UCC as a result of actions by the Grantor, or, if such certificates are not “securities” under the UCC, such Grantor has so informed the Collateral Trustee and such Grantor has taken the necessary steps to perfect the Collateral Trustee’s security interest therein as a General Intangible and (iii) it has complied with the applicable procedures set forth in Section 4.03 hereof with respect to all Pledged Collateral.

Section 3.12.      Commercial Tort Claims. As of the Issue Date, no Grantor holds any Commercial Tort Claims having a value in excess of $1,000,000, except as indicated on Schedule 6 to the Perfection Certificate.

Section 3.13.      Perfection Certificate. The Perfection Certificate and each Perfection Certificate Supplement has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects as of the Issue Date or, in the case of each Perfection Certificate Supplement, as of the date of delivery thereof.

Section 3.14.      Deposit Accounts. As of the Issue Date, all Deposit Accounts maintained by each Grantor are described in Exhibit E, which description includes for each such account the name of the Grantor maintaining such account, the name of the financial institution at which such account is maintained and the account number of such account.

Section 3.15.      Certain Significant Transactions. During the four-month period preceding the date of this Security Agreement, no Person shall have merged or consolidated with or into any Grantor, and no Person shall have liquidated into, or transferred all or substantially all of its assets to, any Grantor, in each case except as described in Schedule 1(d) of the Perfection Certificate.

Section 3.16.      Recourse. This Security Agreement is made with full recourse to each Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Grantor contained herein, in the Note Documents and otherwise in writing in connection herewith and therewith.

Article 4
Covenants

From the date hereof, and thereafter until the Termination Date, each Grantor agrees that:

Section 4.01.      General.

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(a)                       [Reserved.]

(b)                      Authorization to File Financing Statements; Ratification. Each Grantor hereby authorizes the Collateral Trustee to file (but without obligation to do so), and, if requested, agrees to prepare and deliver to the Collateral Trustee, all financing statements, in form appropriate for filing under the UCC of the relevant jurisdiction, and to execute and deliver other documents (including IP Filings) and take such other actions as may from time to time be necessary and reasonably requested by the Collateral Trustee in order to establish and maintain a valid, enforceable (subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing) and perfected security interest in and, with respect to Pledged Collateral to the extent required under Section 4.03, Control of, the Collateral; provided, that the primary responsibility for filing any initial financing statements under the UCC and the filing or recording of any other documents (including IP Filings) and to take such other actions as may from time to time be necessary in order to establish and maintain a valid and enforceable security interest hereunder rests solely on the applicable Grantor (subject to such Grantor obtaining necessary authorizations from the Collateral Trustee with respect to any such filing and/or recordation) and the Collateral Trustee shall have no obligation to prepare, file or record any financing statement or continuation statement or ensure the preparation, filing or recording of the same. Notwithstanding anything to the contrary set forth in this Security Agreement, the Collateral Trustee hereby agrees to authorize the applicable Grantor to (a) file any financing statements (including continuation statements) that are prepared by the applicable Grantor and which require the Collateral Trustee’s authorization pursuant to Section 9-509 of the UCC or any other applicable law or (b) file or record any other documents or instruments and take such other actions as may from time to time be necessary in order to establish and maintain a second priority Lien, and to provide such authorization in each case within five (5) Business Days’ after having received a written notice of any Grantor’s intent to file any financing statements (including continuation statements and amendments) and receipt of draft financing statements therewith (but without obligation or duty on the Collateral Trustee to investigate or confirm as to the accuracy and completeness of any such financing statements, other documents, instruments or the filing jurisdictions). Each Grantor shall pay any applicable filing fees, recordation taxes and related expenses to the extent incurred by the Collateral Trustee relating to the Collateral in accordance with Section 7.06 of the Indenture. Any financing statement filed in connection with the security interests granted to the Collateral Trustee hereunder with respect to the Collateral may be filed in any filing office in any applicable UCC jurisdiction and may (i) be filed without the signature of such Grantor where permitted by law, (ii) indicate the Collateral (A) as all assets of the applicable Grantor, whether now owned or hereafter acquired, or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (B) by any other description which reasonably approximates the description of the Collateral contained in this Security Agreement, and (iii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether the Grantor is an organization and the type of organization of such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Each Grantor also agrees to furnish any such information to the Collateral Trustee promptly upon request.

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(c)                      Further Assurances. Each Grantor agrees, at its own expense, to take any and all actions commercially reasonably necessary to defend title to the Collateral against all Persons (other than Persons holding Permitted Liens on such Collateral that have priority over the Collateral Trustee’s Lien) and to defend the security interest of the Collateral Trustee in the Collateral and the priority thereof against any Lien that is not a Permitted Lien; provided that, nothing in this Security Agreement shall prevent any Grantor from discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is (x) determined by such Grantor to be desirable in the conduct of its business and (y) permitted by the Indenture.

(d)                      [Reserved.]

(e)                      [Reserved.]

(f)                      [Reserved.]

(g)                      Change of Name, Etc. Each Grantor agrees to furnish to the Collateral Trustee promptly, within fifteen (15) calendar days (or such longer period as the Collateral Trustee may agree in its reasonable discretion), written notice of any change in: (i) such Grantor’s legal name, (ii) such Grantor’s identity or corporate structure, (iii) such Grantor’s jurisdiction of organization, incorporation or formation, as applicable, or (iv) such Grantor’s Federal Taxpayer Identification Number and, in each case, shall promptly make all filings required under the UCC or other applicable law and take all other actions reasonably necessary or reasonable and appropriate to ensure that the Collateral Trustee shall continue at all times following such change to have a valid, legal, enforceable (subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing) and perfected second priority Lien in such Collateral (subject to Permitted Liens) for its benefit and the benefit of the other Secured Parties; provided, however, such Grantor’s obligation to make any UCC amendment filings shall be contingent upon obtaining relevant filing authorizations from the Collateral Trustee in accordance with Section 4.01(b).

Section 4.02.      [Reserved.]

Section 4.03.      Pledged Collateral.

(a)                      Delivery of Certificated Securities, Tangible Chattel Paper, Instruments and Documents. Each Grantor will, subject in each case to the applicable Intercreditor Agreement, (a) on the Issue Date, deliver to the Collateral Trustee for the benefit of the Secured Parties the originals of all (x) Certificated “security” (as defined in Section 8-102(a)(15) of the UCC) and (y) Tangible Chattel Paper and Instruments, in each case under this clause (y), having an outstanding balance in excess of $1,000,000, in each case, constituting Collateral owned by such Grantor as of the Issue Date, accompanied by undated instruments of transfer or assignment duly executed in blank, (b) after the Issue Date, hold in trust for the Collateral Trustee upon receipt and, on or prior to the later to occur of (i) thirty (30) calendar days following the date of such receipt and (ii) the earlier of the date of the required delivery of the next Compliance Certificate following such receipt and the date which is forty-five (45) calendar days after the end of the most recently ended fiscal quarter (or such later date as the applicable Grantor shall notify the Collateral Trustee reasonably and in good faith but in any event no later than ninety (90) calendar days after the end

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of the most recently ended fiscal quarter), deliver to the Collateral Trustee for the benefit of the Secured Parties all (x) Certificated “security” (as defined in Section 8-102(a)(15) of the UCC) and (y) Tangible Chattel Paper and Instruments, in each cause under this clause (y), having an outstanding balance in excess of $1,000,000, in each case, constituting Collateral received after the date hereof, accompanied by undated instruments of transfer or assignment duly executed in blank and (c) upon the occurrence and during the continuance of an Event of Default and upon the Collateral Trustee’s request, deliver to the Collateral Trustee, and thereafter hold in trust for the Collateral Trustee upon receipt and promptly deliver to the Collateral Trustee any other Document evidencing or constituting Collateral.

(b)                      Uncertificated Securities and Pledged Collateral. With respect to (i) any uncertificated Pledged Stock or any Pledged Collateral held by a Clearing Corporation, Securities Intermediary or other financial intermediary of any kind, at the Collateral Trustee’s request, the relevant Grantor shall execute and deliver, and shall cause any such issuer or intermediary to execute and deliver, an agreement among such Grantor, the Collateral Trustee and such issuer or intermediary in form and substance reasonably satisfactory to the Collateral Trustee which provides, among other things, for the issuer’s or intermediary’s agreement that it will comply with such entitlement orders, and apply any value distributed on account of any Pledged Collateral, as directed by the Collateral Trustee without further consent by such Grantor and (ii) any partnership interest or limited liability company interest of any Grantor (other than Excluded Assets and a partnership interest or limited liability company interest held by a Clearing Corporation, Securities Intermediary or other financial intermediary of any kind) which is not represented by a certificate and/or which is not a “security” for purposes of the UCC, such Grantor shall not permit any issuer of such partnership interests or limited liability company interests to (A) enter into any agreement with any Person, other than the Collateral Trustee and the ABL Facility Security Agent, whereby such issuer effectively delivers “control” of such partnership interests or limited liability company interests (as applicable) under the UCC to such Person, or (B) allow such partnership interests or limited liability company interests (as applicable) to become a “security” (as defined in Section 8-102(a)(15) of the UCC) unless such Grantor complies with the procedures set forth in Sections 4.03(a) or 4.03(b)(i), as applicable.

(c)                      Registration in Nominee Name; Denominations. Subject to the terms of the applicable Intercreditor Agreement, the Collateral Trustee, on behalf of the Secured Parties, shall hold certificated Pledged Collateral required to be delivered to the Collateral Trustee under clause (a) above in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Trustee, but following the occurrence and during the continuance of an Event of Default and upon three (3) Business Days’ prior written notice to the Issuer, the Collateral Trustee shall have the right (in its sole and absolute discretion) to hold the Pledged Collateral in its own name as pledgee, or in the name of its nominee (as pledgee or as sub-agent). Subject to the terms of the applicable Intercreditor Agreement, following the occurrence and during the continuance of an Event of Default, the Collateral Trustee shall at all times have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Security Agreement.

(d)                      Exercise of Rights in Pledged Collateral. Subject, in each case, to the applicable Intercreditor Agreement,

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(i)                      without in any way limiting the foregoing and subject to clause (ii) below, each Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for all purposes not inconsistent with this Security Agreement, the Indenture or any other Note Document;

(ii)                      each Grantor will permit the Collateral Trustee or its nominee at any time after the occurrence and during the continuance of an Event of Default and upon three Business Days’ prior written notice from the Collateral Trustee to the Grantors stating its intent to exercise remedies under this Section 4.03(d)(ii), to exercise all voting rights or other rights relating to Pledged Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Capital Stock or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof, in each case in accordance with the terms of the Indenture, the other Note Documents and applicable law; and

(iii)                      each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral; provided that any non-cash dividends or other distributions that would constitute Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall, to the extent constituting Collateral, be and become part of the Pledged Collateral, and, if received by any Grantor, shall be delivered to the Collateral Trustee as and to the extent required by clause (a) above. So long as no Event of Default has occurred and is continuing, the Collateral Trustee shall promptly deliver to each Grantor (without recourse and without any representation or warranty of any kind) any Pledged Collateral in its possession if requested to be delivered to the issuer thereof in connection with any redemption or exchange of such Pledged Collateral permitted by the Indenture.

Section 4.04.      Intellectual Property. (a) Upon the occurrence and during the continuance of an Event of Default and upon the written request of the Collateral Trustee, each Grantor will use its commercially reasonable efforts to obtain all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Collateral Trustee of any License held by such Grantor to enable the Collateral Trustee to enforce the security interests granted hereunder. To the extent required pursuant to any License pursuant to which a Grantor is the licensee, each Grantor party to such License shall deliver to the licensor thereunder any notice of the grant of security interest hereunder or such other notices required to be delivered thereunder in order to permit the security interest created or permitted to be created hereunder pursuant to the terms of such License.

(b)                      Each Grantor shall notify the Collateral Trustee promptly, but in any event within fifteen (15) calendar days (or (i) such later date as the applicable Grantor shall notify the Collateral Trustee reasonably and in good faith but in any event no later than ninety (90) calendar days after the end of the most recently ended fiscal quarter or (ii) such later date as may be acceptable to the Collateral Trustee in its sole discretion), if it knows or reasonably expects that any of its applications or registrations of any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated to the public, or of any determination or development (including the institution of, or any such determination or development in, any proceeding in the

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United States Patent and Trademark Office, the United States Copyright Office, any similar office or agency or any court) abandoning such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same, except, in each case, for dispositions permitted under the Indenture or where such occurrences individually or in the aggregate, could not result in a Material Adverse Effect on the business of such Grantor.

(c)                      In the event that a Grantor files an application for the registration of any material Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, it shall, on or prior to the later to occur of (i) thirty (30) calendar days following the date of such filing and (ii) the earlier of the date of the required delivery of the next Compliance Certificate following such filing and the date that is forty-five (45) calendar days after the end of the most recently ended fiscal quarter (or (i) such later date as the applicable Grantor shall notify the Collateral Trustee reasonably and in good faith but in any event no later than ninety (90) calendar days after the end of the most recently ended fiscal quarter or (ii) such later date as may be acceptable to the Collateral Trustee in its sole discretion), provide the Collateral Trustee with written notice thereof, and such Grantor shall execute and deliver any and all security agreements or other instruments as the Collateral Trustee may reasonably request to evidence the Collateral Trustee’s security interest in such Patent, Trademark or Copyright, and the Licenses and General Intangibles of such Grantor relating thereto or represented thereby.

(d)                      Each Grantor shall take all actions necessary or reasonably requested by the Collateral Trustee to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks, Domain Names and Copyrights (now or hereafter existing) where failure to do so could reasonably be expected to result in a Material Adverse Effect on the business of the Grantors, taken as a whole, or except as otherwise permitted under the Indenture, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and, if consistent with good business judgment, to initiate opposition and interference and cancellation proceedings against third parties.

(e)                      Each Grantor shall promptly, within fifteen (15) calendar days (or (i) such later date as the applicable Grantor shall notify the Collateral Trustee reasonably and in good faith but in any event no later than ninety (90) calendar days after the end of the most recently ended fiscal quarter or (ii) such later date as may be acceptable to the Collateral Trustee in its sole discretion), notify the Collateral Trustee of any material infringement, misappropriation, dilution or other violation of such Grantor’s Patents, Trademarks, Copyrights or Trade Secrets of which it becomes aware and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation, dilution or other violation of such Patent, Trademark, Copyright or Trade Secret and to recover any and all damages for such infringement, misappropriation, dilution or other violation, and shall take such other actions as are reasonable and appropriate under the circumstances to protect such Patent, Trademark, Copyright or Trade Secret, except where such infringement, misappropriation, dilution or other violation could not reasonably be expected to cause a Material Adverse Effect.

Section 4.05.      Commercial Tort Claims. After the Issue Date, on or prior to the later to occur of (i) thirty (30) calendar days following the date of such acquisition and (ii) the earlier of the date of the required delivery of the Compliance Certificate required pursuant to Section 4.16(a) of the

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Indenture following such acquisition and the date which is forty-five (45) calendar days after the end of the most recently ended fiscal quarter (and, in any event, the date which is ninety (90) calendar days after the end of the most recently ended fiscal quarter), each Grantor shall notify the Collateral Trustee of any Commercial Tort Claim having a value in excess of $1,000,000 (as reasonably estimated by the Issuer) acquired by it, together with a written update to Schedule 6 of the Perfection Certificate describing the details thereof, and such Commercial Tort Claims and all Proceeds thereof shall automatically be subject to a second priority security interest in favor of the Collateral Trustee (for the benefit of the Secured Parties), all upon the terms of this Security Agreement, subject to Permitted Liens.

Section 4.06.      Letter-of-Credit Rights. Subject to the applicable Intercreditor Agreement, if any Grantor is or becomes the beneficiary of a letter of credit having a face amount in excess of $1,000,000, such Grantor shall, on or prior to the later to occur of (i) thirty (30) calendar days following the date of such acquisition and (ii) the earlier of the date of the required delivery of the Compliance Certificate provided for in Section 4.16(a) of the Indenture following such acquisition and the date which is forty-five (45) calendar days after the end of the most recently ended fiscal quarter (or such later date as the applicable Grantor shall notify the Collateral Trustee reasonably and in good faith but in any event no later than ninety (90) calendar days after the end of the most recently ended fiscal quarter), notify the Collateral Trustee thereof.

Section 4.07.      [Reserved.]

Section 4.08.      Insurance. (a) The Issuer and the other Grantors shall maintain, with reputable companies, insurance policies insuring their property in at least such amounts and against such risks as are customarily carried or maintained by Persons engaged in the same or a similar business.

(b)                      Subject in each case to the applicable Intercreditor Agreement, all insurance policies with respect to the Collateral shall name the Collateral Trustee (on behalf of the Secured Parties) as an additional insured or as loss payee, as applicable, and, in the case of casualty insurance policies (including any business interruption policies), shall contain loss payable clauses or endorsements in favor of the Collateral Trustee in form and substance reasonably satisfactory to the Collateral Trustee. Subject to the applicable Intercreditor Agreement, and except to the extent otherwise permitted to be retained by such Grantor or applied by such Grantor pursuant to the terms of the Note Documents, the Collateral Trustee shall, at the time any proceeds of any insurance are distributed to the Secured Parties, apply such proceeds in accordance with Section 5.04 hereof. Each Grantor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Grantor to pay the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Grantor.

Section 4.09.      Collateral Access Agreements. Subject to the applicable Intercreditor Agreement, each Grantor shall use commercially reasonable efforts to obtain a collateral access agreement (the “Collateral Access Agreement”) in substantially the form of Exhibit F or Exhibit G, as applicable, from the lessor of each of its leased properties (other than stores) and the bailee, warehouseman or other third party with respect to any warehouse or other location, in each case where Inventory having a value in excess of $1,000,000 is stored or located (other than with respect to locations

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where Inventory is stored or located on a temporary basis (not to exceed sixty (60) calendar days) in connection with docking and stevedoring services related to such Inventory).

Section 4.10.      Grantors Remain Liable Under Contracts. Each Grantor (rather than the Collateral Trustee or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each Contract relating to the Collateral, all in accordance with the terms and conditions thereof. Neither the Collateral Trustee nor any other Secured Party shall have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the receipt by the Collateral Trustee or any other Secured Party of any payment relating to such Contract pursuant hereto, nor shall the Collateral Trustee or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or sufficiency of any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

Section 4.11.      Grantors Remain Liable Under Accounts. Anything herein to the contrary notwithstanding, the Grantors shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts. Neither the Collateral Trustee nor any other Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Trustee or any other Secured Party of any payment relating to such Account pursuant hereto, nor shall the Collateral Trustee or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

Section 4.12.      Blocked Account Agreements. No Grantor maintains, or at any time after the date of this Security Agreement shall establish or maintain, any Blocked Account, except for such accounts maintained with a bank (as defined in Section 9-102 of the UCC) whose jurisdiction (determined in accordance with Section 9-304 of the UCC) is within a state of the United States. For each Blocked Account, whether maintained as of the Issue Date or hereinafter established or maintained, the respective Grantor shall use commercially reasonable efforts to cause the bank with which the Blocked Account is maintained to execute and deliver to the Collateral Trustee a Blocked Account Agreement, or the respective Grantor shall furnish to the Collateral Trustee a supplement of an existing Blocked Account Agreement containing the relevant information with respect to the respective Blocked Account with which same is established and a Perfection Certificate Supplement shall be provided solely to reflect such Blocked Account; provided, that such Blocked Account Agreement or supplement of an existing Blocked Account Agreement is in form reasonably satisfactory to the Collateral Trustee as to its duties and obligations. Other than with respect to any Blocked Accounts for which a Blocked Account Agreement is required pursuant to the two preceding sentences, perfection by Control shall not be required by this Security Agreement with respect to cash and cash equivalents, Deposit Accounts, Securities

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Accounts and Commodities Accounts (including Securities Entitlements and related assets with respect thereto).

Article 5
Remedies

Section 5.01.      Remedies. (a) Each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, the Collateral Trustee may exercise any or all of the following rights and remedies (in addition to the rights and remedies existing under applicable law):

(i)                      those rights and remedies provided in this Security Agreement, the Indenture, or any other Note Document; provided that this Section 5.01(a) shall not be understood to limit any rights available to the Collateral Trustee and the Holders prior to an Event of Default;

(ii)                     those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ Lien) when a debtor is in default under a security agreement;

(iii)                     give notice of sole control or any other instruction under any Blocked Account Agreement, Collateral Access Agreement or any other control or similar agreement and take any action permitted therein with respect to the applicable Collateral;

(iv)                     to the extent permitted by applicable law, without notice (except as specifically provided in Section 7.01 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, personally, or by agents or attorneys, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time within ordinary business hours with or without notice and may take place at such Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Collateral Trustee may deem commercially reasonable;

(v)                     upon three Business Days’ prior written notice to the Grantors, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, and subject to the notice requirements of Section 4.03(d)(ii), to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Collateral Trustee was the outright owner thereof;

(vi)                    subject to the applicable Intercreditor Agreement, instruct all depositary banks which have entered into a Blocked Account Agreement to transfer all monies, securities and instruments held by such depositary bank to the Collateral Trustee and without notice to or assent

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by any Grantor, apply any or all amounts therein toward the payment of the Secured Obligations in the manner provided in Section 5.04 hereof; and

(vii)                     take possession of the Collateral or any part thereof, by directing such Grantor in writing to deliver the same to the Collateral Trustee at any reasonable place or places designated by the Collateral Trustee, in which event such Grantor shall at its own expense:

(1)                                     forthwith cause the same to be moved to the place or places so designated by the Collateral Trustee and there delivered to the Collateral Trustee;

(2)                                     store and keep any Collateral so delivered to the Collateral Trustee at such place or places pending further action by the Collateral Trustee; and

(3)                                     while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition.

(b)                      Each Grantor acknowledges and agrees that the compliance by the Collateral Trustee, on behalf of the Secured Parties, with any applicable state or federal law requirements in connection with a disposition of the Collateral will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c)                      The Collateral Trustee shall have the right upon any public sale or sales and, to the extent permitted by law, upon any private sale or sales, to purchase for the benefit of the Collateral Trustee and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases.

(d)                      Until the Collateral Trustee is able to effect a sale, lease, transfer or other disposition of the Collateral under this Section 5.01, the Collateral Trustee shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or the value of the Collateral, or for any other purpose deemed appropriate by the Collateral Trustee. Upon the occurrence and during the continuance of an Event of Default, the Collateral Trustee may, if it so elects, seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any of the Collateral Trustee’s remedies (for the benefit of the Collateral Trustee and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e)                      [Reserved.]

(f)                      Notwithstanding the foregoing, neither the Collateral Trustee nor the Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, the Grantors, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

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(g)                      Each Grantor recognizes that the Collateral Trustee may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Trustee shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if any Grantor and the issuer would agree to do so.

(h)                      Notwithstanding the foregoing, any rights and remedies provided in this Section 5.01 shall be subject to the applicable Intercreditor Agreement.

Section 5.02.      Grantors’ Obligations Upon Default. Upon the written request of the Collateral Trustee after the occurrence and during the continuance of an Event of Default, each Grantor will:

(a)                      at its own cost and expense (i) assemble and make available to the Collateral Trustee the Collateral and all books and records relating thereto at any place or places reasonably specified by the Collateral Trustee, whether at such Grantor’s premises or elsewhere, (ii) deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Collateral Trustee or to its representatives (copies of which evidence and books and records may be retained by such Grantor) to the extent such assets constitute Collateral and (iii) if the Collateral Trustee so directs, such Grantor shall legend, in form and manner satisfactory to the Collateral Trustee, the Accounts and the Contracts, as well as books, records and documents (if any) of such Grantor to the extent such assets constitute Collateral evidencing or pertaining to such Accounts and Contracts to the extent such assets constitute Collateral with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Collateral Trustee and that the Collateral Trustee has a security interest therein; and

(b)                      permit the Collateral Trustee, by the Collateral Trustee’s representatives and agents, to enter, occupy and use any premises owned by the Grantors or, to the extent lawful and permitted, leased by any of the Grantors where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay any Grantor for such use and occupancy.

Section 5.03.      Intellectual Property Remedies. (a) For the purpose of enabling the Collateral Trustee to exercise the rights and remedies under this Article 5 upon the occurrence and during the continuance of an Event of Default and at such time as the Collateral Trustee shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Trustee a power of attorney to sign any document which may be required by the United States Patent and Trademark Office, United States Copyright Office, domain name registry or similar office or registrar in order to effect an absolute assignment of all right, title and interest in each registered Patent, Trademark, Domain Name and Copyright, and each application for such registration, and

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record the same, in each case to the extent such assets constitute Collateral. If an Event of Default shall occur and be continuing, the Collateral Trustee may (i) declare the entire right, title and interest of such Grantor in and to all Intellectual Property, in each case to the extent such assets constitute Collateral, vested in the Collateral Trustee for the benefit of the Secured Parties, in which event such rights, title and interest shall immediately vest in the Collateral Trustee for the benefit of the Secured Parties, and the Collateral Trustee shall be entitled to exercise the power of attorney referred to in this Section 5.03 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with any applicable agency or registrar; (ii) sell any Grantor’s Inventory (to the extent it constitutes Collateral) directly to any Person, including, without limitation, Persons who have previously purchased any Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Collateral Trustee’s rights under this Security Agreement, may (subject to any restrictions contained in applicable third party licenses entered into by a Grantor) sell Inventory (to the extent it constitutes Collateral) which bears any Trademark owned by or licensed to any Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Collateral Trustee may finish any work in process and affix any relevant Trademark owned by or licensed to any Grantor and sell such Inventory as provided herein; (iii) direct such Grantor to refrain, in which event such Grantor shall refrain, from using any Intellectual Property, in each case to the extent such assets constitute Collateral, in any manner whatsoever, directly or indirectly; and (iv) assign or sell the Intellectual Property, in each case to the extent constituting Collateral, as well as the goodwill of such Grantor’s business symbolized by the Trademarks and the right to carry on the business and use the assets of such Grantor in connection with which the Trademarks or Domain Names have been used.

(b)                      Each Grantor hereby grants to the Collateral Trustee an irrevocable (until the Termination Date), nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and (to the extent not prohibited by any applicable license) to all computer software and programs used for compilation or printout thereof. The use of the license granted pursuant to the preceding sentence by the Collateral Trustee may be exercised, at the option of the Collateral Trustee, only upon the occurrence and during the continuance of an Event of Default; provided that, while the foregoing license shall expire upon termination or cure of the Event of Default in accordance with the terms of the Indenture, any license, sublicense or other transaction entered into by the Collateral Trustee in accordance with the provisions of this Agreement shall be binding upon the Grantors, notwithstanding any subsequent cure of an Event of Default; provided, further, that such licenses to be granted hereunder with respect to Trademarks shall be subject to, with respect to the goods and/or services on which such Trademarks are used, maintenance of quality standards that are sufficient to preserve the validity of such Trademarks and are consistent with past practices.

Section 5.04.      Application of Proceeds. (a) Subject to the applicable Intercreditor Agreement, the Collateral Trustee shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, as well as any Collateral consisting of Cash, as set forth in Section 6.10 of the Indenture.

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(b)                      Except as otherwise provided herein or in the other Note Documents, the Collateral Trustee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Security Agreement. Upon any sale of the Collateral by the Collateral Trustee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Trustee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Trustee or such officer or be answerable in any way for the misapplication thereof. It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

Article 6
Account Verification; Attorney in Fact; Proxy

Section 6.01.      Account Verification. The Collateral Trustee may at any time and from time to time following the occurrence and during the continuance of an Event of Default, in the Collateral Trustee’s own name, in the name of a nominee of the Collateral Trustee, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantor, parties to Contracts with such Grantor and obligors in respect of Instruments of such Grantor to verify with such Persons, to the Collateral Trustee’s reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables that are Collateral.

Section 6.02.      Authorization for Secured Party to Take Certain Action. (a) Each Grantor hereby irrevocably authorizes the Collateral Trustee (but without obligation to do so) and appoints the Collateral Trustee (until the Termination Date) (and all officers, employees or agents designated by the Collateral Trustee) as its true and lawful attorney in fact (i) at any time and from time to time in the sole discretion of the Collateral Trustee (A) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Collateral Trustee’s reasonable discretion to perfect and to maintain the perfection and priority of the Collateral Trustee’s security interest in the Collateral and (B) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which would not add new collateral or add a debtor, except as otherwise provided for herein or in any other Note Document) in such offices as the Collateral Trustee in its reasonable discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Trustee’s security interest in the Collateral; (ii) at any time following the occurrence and during the continuance of an Event of Default in the sole discretion of the Collateral Trustee (in the name of such Grantor or otherwise), (A) to endorse and collect any cash proceeds of the Collateral and to apply the proceeds of any Collateral received by the Collateral Trustee to the Secured Obligations as provided herein or in the Indenture or any other Note Document, subject to the terms of the applicable Intercreditor Agreements, (B) to demand payment or enforce payment of the Receivables in the name of the Collateral Trustee or any Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (C) to sign any Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of such Grantor, assignments and verifications of Receivables, (D) to exercise

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all of any Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (E) to settle, adjust, compromise, extend or renew the Receivables, (F) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (G) to prepare, file and sign any Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (H) to prepare, file and sign any Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (I) to change the address for delivery of mail addressed to any Grantor to such address as the Collateral Trustee may designate and to receive, open and dispose of all mail addressed to such Grantor (provided copies of such mail are provided to such Grantor), (J) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for Permitted Liens); provided that the Grantors shall not be obligated to reimburse the Collateral Trustee with respect to any Intellectual Property that any Grantor has failed to maintain or pursue, or otherwise allowed to lapse, terminate or be put into the public domain in accordance with Section 4.04, (K) to make, settle and adjust claims in respect of the Collateral under policies of insurance, endorse the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (L) make all determinations and decisions with respect thereto; (M) obtain or maintain the policies of insurance of the types referred to in Section 4.08(a) of this Security Agreement or to pay any premium in whole or in part relating thereto; and (N) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Collateral Trustee Control over such Pledged Collateral (subject to the terms of the applicable Intercreditor Agreement) and (iii) to do all other acts and things or institute any proceedings which the Collateral Trustee may reasonably deem to be necessary or advisable (pursuant to this Security Agreement and the other Note Documents and in accordance with applicable law) to carry out the terms of this Security Agreement and to protect the interests of the Secured Parties; and, to the extent required pursuant to Section 7.06 of the Indenture, each Grantor agrees to reimburse the Collateral Trustee on demand for any payment made in connection with this paragraph or any expense (including reasonable and documented attorneys’ fees, court costs and expenses) and other charges related thereto incurred by the Collateral Trustee in connection with any of the foregoing and any such sums shall constitute additional Secured Obligations; provided that this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement or under the Indenture. The Collateral Trustee agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.02 unless an Event of Default has occurred and is continuing.

Section 6.03.

(a)                      All prior acts of said attorney or designee are hereby ratified and approved by the Grantors. The powers conferred on the Collateral Trustee, for the benefit of the Collateral Trustee and Secured Parties, under this Section 6.02 are solely to protect the Collateral Trustee’s interests in the Collateral and shall not impose any duty upon the Collateral Trustee or any Secured Party to exercise any such powers.

Section 6.04.      PROXY. EACH GRANTOR HEREBY IRREVOCABLY (UNTIL THE TERMINATION DATE) CONSTITUTES AND APPOINTS THE COLLATERAL TRUSTEE AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.02 ABOVE) WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING, DURING THE

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CONTINUATION OF AN EVENT OF DEFAULT AND SUBJECT TO ANY NOTICE REQUIREMENTS SET FORTH HEREIN, THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE COLLATERAL TRUSTEE AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT, UPON THE OCCURRENCE AND CONTINUATION OF AN EVENT OF DEFAULT AND SUBJECT TO ANY NOTICE REQUIREMENTS SET FORTH HEREIN, TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), IN EACH CASE ONLY UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.

Section 6.05.      NATURE OF APPOINTMENT; LIMITATION OF DUTY. THE APPOINTMENT OF THE COLLATERAL TRUSTEE AS PROXY AND ATTORNEY-IN- FACT IN THIS ARTICLE 6 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE COLLATERAL TRUSTEE, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT TO THE EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO THEIR OWN BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES; PROVIDED, FURTHER, THAT THE FOREGOING EXCEPTION SHALL NOT BE CONSTRUED TO OBLIGATE THE COLLATERAL TRUSTEE TO TAKE OR REFRAIN FROM TAKING ANY ACTION WITH RESPECT TO THE COLLATERAL.

Article 7
General Provisions

Section 7.01.      Waivers. To the maximum extent permitted by applicable law, each Grantor hereby waives notice of the time and place of any judicial hearing in connection with the Collateral Trustee’s taking possession of the Collateral or of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made, including without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article 8, at least ten (10) calendar days

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prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Trustee or any Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise out of the bad faith, gross negligence or willful misconduct of the Collateral Trustee or such Secured Party as determined by a court of competent jurisdiction in a final and non-appealable judgment. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Trustee or any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest, any notice (to the maximum extent permitted by applicable law) of any kind or all other requirements as to the time, place and terms of sale in connection with this Security Agreement or any Collateral.

Section 7.02.      Limitation on Collateral Trustee’s and Secured Party’s Duty with Respect to the Collateral. The Collateral Trustee shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Trustee and each Secured Party shall use reasonable care with respect to the Collateral in its possession; provided that the Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to which it accords its own property; provided, further, that the Collateral Trustee shall have no obligation or duty to obtain or monitor any insurance in respect of the Collateral. Neither the Collateral Trustee nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Trustee or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Trustee to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it would be commercially reasonable for the Collateral Trustee (a) to fail to incur expenses deemed significant by the Collateral Trustee to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by applicable law, to fail to obtain governmental or third party consents for the collection or disposition of the Collateral to be collected or disposed, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of the Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of the Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than

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retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Collateral Trustee against risks of loss, collection or disposition of the Collateral or to provide to the Collateral Trustee a guaranteed return from the collection or disposition of the Collateral, or (l) to the extent deemed appropriate by the Collateral Trustee, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Trustee in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.02 is to provide non-exhaustive indications of what actions or omissions by the Collateral Trustee would be commercially reasonable in the Collateral Trustee’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Trustee shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.02. Without limitation upon the foregoing, nothing contained in this Section 7.02 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Trustee that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.02.

Section 7.03.      Compromises and Collection of Collateral. Each Grantor and the Collateral Trustee recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Collateral Trustee may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable to the extent it constitutes Collateral, accept in full payment of any Receivable to the extent it constitutes Collateral such amount as the Collateral Trustee in its sole discretion shall determine or abandon any such Receivable, and any such action by the Collateral Trustee shall be commercially reasonable so long as the Collateral Trustee acts in good faith based on information known to it at the time it takes any such action.

Section 7.04.      Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Collateral Trustee may, during the continuance of an Event of Default, perform or pay any obligation which any Grantor has agreed to perform or pay under this Security Agreement and which obligation is due and unpaid and not being contested by such Grantor in good faith and the Grantor shall reimburse the Collateral Trustee for any amounts paid by the Collateral Trustee pursuant to this Section 7.04. Each Grantor’s obligation to reimburse the Collateral Trustee pursuant to the preceding sentence shall be a Secured Obligation payable in accordance with Section 7.06 of the Indenture.

Section 7.05.      [Reserved.]

Section 7.06.      [Reserved.]

Section 7.07.      No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Collateral Trustee or any Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this

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Security Agreement whatsoever shall be valid unless in writing signed by the Grantors and the Collateral Trustee, subject to the concurrence or at the direction of the Holders to the extent required under Sections 9.02 and 11.06 of the Indenture, as applicable, and then only to the extent in such writing specifically set forth. All rights and remedies with respect to the Collateral contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Trustee and the Secured Parties until the Termination Date.

Section 7.08.      Limitation by Law; Severability of Provisions. All rights, remedies and powers with respect to the Collateral provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that such provisions shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. To the extent permitted by law, any provision of this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Security Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 7.09.      Security Interest Absolute. All rights of the Collateral Trustee hereunder, the security interests granted hereunder and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Note Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Note Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or nonperfection of any Lien on any Collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor, (e) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Security Agreement or any other Note Document or (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Security Agreement (other than a termination of any Lien contemplated by Section 7.14 or the occurrence of the Termination Date, but in each case, without prejudice to the reinstatement of rights under Section 8.06 of the Indenture).

Section 7.10.      Benefit of Security Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of each Grantor, the Collateral Trustee and the Secured Parties and their respective successors and permitted assigns (including all Persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Collateral Trustee. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion

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thereof or interest therein shall in any manner impair the Lien granted to the Collateral Trustee, for the benefit of the Collateral Trustee and the Secured Parties, hereunder.

Section 7.11.      Survival of Representations. All representations and warranties of each Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement until the Termination Date.

Section 7.12.      Additional Subsidiaries; Additional Collateral. (a) Pursuant to and in accordance with Sections 4.17 and 10.06 of the Indenture, each Subsidiary (other than an Excluded Subsidiary) of the Issuer that was not in existence or not a Subsidiary on the date of the Indenture or that ceases to be an Excluded Subsidiary is required to enter in this Security Agreement as a Subsidiary Party upon becoming a Subsidiary or ceasing to be an Excluded Subsidiary, in each case, within the time periods specified in Section 11.09 of the Indenture. Upon execution and delivery by the Collateral Trustee and such Subsidiary of an instrument in the form of Exhibit H hereto, such Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder or any Secured Party. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

(b)                      The Grantors will cause all Capital Stock directly owned by them to be subject at all times to a second priority security interest (subject to Permitted Liens) in favor of the Collateral Trustee pursuant to the terms and conditions set forth in this Security Agreement.

(c)                      Subject to the limitations set forth or referred to in this Section 7.12 and Section 2.01(b), if any Material Real Estate Assets are acquired by any Grantor after the Issue Date (other than assets constituting Collateral under this Security Agreement that become subject to the Lien in favor of the Collateral Trustee upon acquisition thereof), the Issuer will notify the Collateral Trustee of the same, and within ninety (90) calendar days (or such later date as the applicable Grantor shall notify the Collateral Trustee reasonably and in good faith but in any event, within 120 days of such request) the Issuer will cause such assets to be subjected to a Lien securing the Secured Obligations and will take such actions as shall be necessary to grant and perfect such Liens, including actions described in clause (d) of this Section 7.12, all at the expense of the Credit Parties.

(d)                      Notwithstanding anything to the contrary in this Section 7.12 or any other Security Document, (i) the Secured Parties shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) is excessive in relation to the benefit to the Holders of the security afforded thereby as reasonably determined by the Issuer and the Collateral Trustee (acting solely at the direction of the Secured Parties), (ii) no Lien in Real Estate Assets shall be required except in respect of Material Real Estate Assets (provided that in any jurisdiction in which a tax is required to be paid in respect of the Mortgage on real property located in such jurisdiction based on the entire amount of the Secured Obligations, the amount secured by such Mortgage shall be limited to the estimated fair market value of the property to be subject to the Mortgage), (iii) no actions shall be required to be taken in order to create or grant any security interest in any assets located outside of the United

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States and no foreign law security or pledge agreements shall be required, (iv) Liens required to be granted or perfected pursuant to this Section 7.12 shall be subject to the Intercreditor Agreements and to exceptions and limitations consistent with those set forth in the Indenture and the Security Documents and (v) no action shall be required to perfect the security interest in motor vehicles and other assets subject to certificates of title.

Section 7.13.      Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

Section 7.14.      Termination or Release. (a) This Security Agreement shall continue in effect until the Termination Date.

(b)                      A Subsidiary Party shall automatically be released from its obligations hereunder and the security interests created hereunder in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted pursuant to the Indenture as a result of which such Subsidiary Party ceases to be a Subsidiary and/or upon effectiveness of any written consent to the release of security interest granted in the Collateral pursuant to the Indenture (or becomes an Excluded Subsidiary; provided, however, that the release of any Subsidiary Party from its obligations under this Security Agreement if such Subsidiary Party becomes an Excluded Subsidiary of the type described in clause (a) of the definition thereof shall be subject to the requirements in Section 11.02 of the Indenture and of Section 11.06 of the Indenture).

(c)                      Upon (i) any sale or other transfer permitted under the Note Documents by any Grantor of any Collateral to any Person that is not another Grantor, (ii) the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.02 of the Indenture, (iii) the occurrence of any event that causes any part of the Collateral to cease to constitute Collateral or (iv) the release of the Grantor owning such Collateral in accordance with clause (b) above, the security interest in such Collateral shall be automatically released.

(d)                      The security interests granted hereby in any Collateral shall be automatically released to the extent such release is required pursuant to Section 4.2(a) of the ABL Intercreditor Agreement.

(e)                      In connection with any termination or release pursuant to paragraph (a), (b), (c) or (d) above, the Collateral Trustee shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all UCC termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.14 shall be without recourse to or representation or warranty of any kind by the Collateral Trustee or any Secured Party. The Issuer shall reimburse the Collateral Trustee for all costs and expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.14 pursuant to Section 7.06 of the Indenture.

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(f)                      At any time that a Grantor desires that the Collateral Trustee take any action to acknowledge or give effect to any release of the Collateral pursuant to the foregoing Sections 7.14(a), (b), (c), (d) or (e), such Grantor shall deliver to the Collateral Trustee a certificate signed by an Officer of the Issuer stating that the release of the respective Collateral is permitted to the extent required pursuant to such Sections 7.14(a), (b), (c), (d) or (e) and the terms of the Indenture. At any time that the Issuer or the respective Grantors desire that a Subsidiary of the Issuer be released hereunder, it shall deliver to the Collateral Trustee a certificate signed by an Officer of the Issuer and the respective Grantor stating that the release of the respective Grantor (and its Collateral) is permitted pursuant to such Sections 7.14(a), (b), (c), (d) or (e) and the terms of the Indenture.

(g)                      Collateral Trustee shall have no liability whatsoever to any other Secured Party as the result of any release of the Collateral by it in accordance with (or which the Collateral Trustee in good faith believes to be in accordance with) this Section 7.14.

Section 7.15.      Entire Agreement. This Security Agreement, together with the other Note Documents, embodies the entire agreement and understanding between each Grantor and the Collateral Trustee relating to the Collateral and supersedes all prior agreements and understandings between any Grantor and the Collateral Trustee relating to the Collateral.

Section 7.16.      CHOICE OF LAW. THIS SECURITY AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SECURITY AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 7.17.      CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)                      EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, IN ANY ACTION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS, CONTROVERSIES OR DISPUTES IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENTS BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER

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PROVIDED BY LAW. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY CLAIM THAT ANY SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT THE COLLATERAL TRUSTEE AND HOLDERS RETAIN THE RIGHT TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER THIS SECURITY AGREEMENT.

(b)                      TO THE EXTENT PERMITTED BY LAW, EACH PARTY TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 12.01 OF THE INDENTURE. EACH GRANTOR HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS SECURITY AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 7.18.      WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, LEGAL PROCEEDING OR COUNTERCLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.19.      Indemnity. Each Grantor hereby agrees to indemnify the Collateral Trustee and the Secured Parties, and their respective successors, permitted assigns, agents and employees, as, and to the extent, set forth in Section 7.06 of the Indenture.

Section 7.20.      Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but

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all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or by email as a “.pdf” or “.tif” attachment or other customary means of electronic transmission shall be as effective as delivery of a manually executed counterpart of this Security Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Security Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 7.21.      INTERCREDITOR AGREEMENTS GOVERN. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE PRIORITY OF THE LIENS AND SECURITY INTERESTS GRANTED TO THE COLLATERAL TRUSTEE FOR THE BENEFIT OF THE SECURED PARTIES PURSUANT TO THIS SECURITY AGREEMENT (1) IN ANY ABL FACILITY FIRST LIEN COLLATERAL AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL TRUSTEE WITH RESPECT TO ANY ABL FACILITY FIRST LIEN COLLATERAL HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT AND (2) IN ANY SHARED COLLATERAL (AS DEFINED IN THE PARI INTERCREDITOR AGREEMENT) AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL TRUSTEE WITH RESPECT TO ANY SHARED COLLATERAL HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE PARI INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENTS AND THIS SECURITY AGREEMENT WITH RESPECT TO THE PRIORITY OF ANY LIENS OR THE EXERCISE OF ANY RIGHTS OR REMEDIES, THE TERMS OF THE INTERCREDITOR AGREEMENTS SHALL GOVERN AND CONTROL.

Section 7.22.      Delivery of Collateral. Prior to the First Priority Obligations Payment Date, to the extent any Grantor is required hereunder to deliver Collateral to the Collateral Trustee for purposes of possession and control and is unable to do so as a result of having previously delivered such Collateral to the ABL Facility Security Agent in accordance with the terms of the ABL Security Documents, such Grantor’s obligations hereunder with respect to such delivery shall be deemed satisfied by the delivery to the ABL Facility Security Agent, acting as a gratuitous bailee of the Collateral Trustee. Notwithstanding anything to the contrary contained above in this Article 7, or elsewhere in this Security Agreement or any other Security Document, to the extent the provisions of this Security Agreement (or any other Security Document) require the delivery of, or control over, ABL Facility First Lien Collateral to be granted to the Collateral Trustee at any time prior to the First Priority Obligations Payment Date, then delivery of such ABL Facility First Lien Collateral (or control with respect thereto) shall instead be made to the ABL Facility Security Agent, to be held in accordance with the ABL Security Documents and the Intercreditor Agreements, as applicable. Furthermore, at all times prior to the First Priority Obligations Payment Date, the Collateral Trustee is authorized by the parties hereto to effect transfers of such Collateral at any time in its possession (and any “control” or similar agreements with respect to such Collateral) to the ABL Facility Security Agent.

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Section 7.23.      Mortgages. In the case of a conflict between this Security Agreement and any Mortgages with respect to a Material Real Estate Asset that is also subject to a valid and enforceable Lien under the terms of the Mortgage (including Fixtures), the Mortgages shall govern. In all other conflicts between this Security Agreement and the Mortgages, this Security Agreement shall govern.

Section 7.24.      Successors and Assigns. Whenever in this Security Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Trustee that are contained in this Security Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. Except in a transaction expressly permitted under the Indenture, no Grantor may assign any of its rights or obligations hereunder without the written consent of the Collateral Trustee.

Section 7.25.      Survival of Agreement. Without limitation of any provision of the Indenture or Section 7.19 hereof, all covenants, agreements, indemnities, representations and warranties made by the Grantors in the Note Documents and in the certificates or other instruments delivered in connection with or pursuant to this Security Agreement or any other Note Document shall be considered to have been relied upon by the Holders and shall survive the execution and delivery of the Note Documents and the issuing of any Notes, regardless of any investigation made by any such Holder or on its behalf and notwithstanding that the Collateral Trustee or any Holder may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Indenture, and shall continue in full force and effect until the Termination Date, or with respect to any individual Grantor until such Grantor is otherwise released from its obligations under this Security Agreement in accordance with the terms hereof.

Section 7.26.      Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof (including a payment effected through exercise of a right of setoff), is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), all as though such payment or performance had not been made. In the event that any payment, or any part thereof (including a payment effected through exercise of a right of setoff), is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Article 8
Notices

Section 8.01.      Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be delivered in accordance with Section 12.01 of the Indenture (it being

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understood and agreed that references in such Section to “herein”, “hereunder” and other similar terms shall be deemed to be references to this Security Agreement).

Section 8.02.      Change in Address for Notices. Each of the Grantors and the Collateral Trustee may change the address or facsimile number for service of notice upon it by a notice in writing to the other parties.

Article 9
The Collateral Trustee

WSFS has been appointed Collateral Trustee for the Holders hereunder pursuant to Article 11 of the Indenture. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Collateral Trustee hereunder is subject to the terms of the delegation of authority made by the Holders to the Collateral Trustee pursuant to the Indenture, and that the Collateral Trustee has agreed to act (and any successor Collateral Trustee shall act) as such hereunder only on the express conditions contained in such Article 11. Without limiting the generality of the foregoing, the Collateral Trustee is executing and delivering this Security Agreement solely in its capacity as agent (including as “collateral trustee”), and not in its individual or corporate capacity, under and pursuant to directions set forth in the Indenture under which it was appointed, and in so doing the Collateral Trustee shall not be responsible for the terms or sufficiency of this Security Agreement for any purpose. In entering into this Security Agreement, and in taking (or refraining from) any actions under or pursuant to this Security Agreement, the Collateral Trustee shall be protected by and shall enjoy all of the rights, immunities, privileges, protections and indemnities granted to it under the Indenture and the other Notes Documents, except the Collateral Trustee shall not be entitled to reimbursement for any expenses or indemnification against losses or liabilities as may be attributable to the Collateral Trustee’s gross negligence, willful misconduct or bad faith as determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, each acknowledgment, agreement, consent or waiver (in each case whether express or implied) in this Security Agreement made by the Collateral Trustee, whether on behalf of itself or any of the other Secured Parties, is made in reliance on the authority granted and direction to the Collateral Trustee by the other Secured Parties as applicable pursuant to the authorization under the Indenture and the other Note Documents. Any successor Collateral Trustee appointed pursuant to Article 7 of the Indenture shall be entitled to all the rights, interests and benefits of the Collateral Trustee hereunder.

By accepting the benefits of this Security Agreement and each other Note Document, the Secured Parties expressly acknowledge and agree that this Security Agreement and each other Note Document may be enforced only by the action of the Collateral Trustee and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Security Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Trustee for the benefit of the Secured Parties upon the terms of this Security Agreement and the other Note Documents.

[Signature Pages Follow]

37

IN WITNESS WHEREOF, each Grantor and the Collateral Trustee have executed this Security Agreement as of the date first above written.

GRANTORS: PARTY CITY HOLDCO INC. PARTY CITY HOLDINGS INC. PARTY CITY CORPORATION PC INTERMEDIATE HOLDINGS, INC. AMSCAN INC. TRISAR, INC. AM-SOURCE, LLC
By:
Name:
Title:

[Signature Page to Party City Pledge and Security Agreement]

38

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Collateral Trustee

By:
Name:
Title:

[Signature Page to Party City Pledge and Security Agreement]

39

EXHIBIT A

PERFECTION CERTIFICATE

[See Attached]

A-1

EXHIBIT B1

PERFECTION CERTIFICATE SUPPLEMENT

[Insert date]

Reference is hereby made to (i) that certain Second Lien Pledge and Security Agreement, dated as of October 12, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among Party City Holdco Inc., a Delaware corporation (the “Issuer”), the Subsidiary Parties from time to time party thereto (the Issuer and Subsidiary Parties, collectively, the “Grantors”), and Wilmington Savings Fund Society, FSB (“WSFS”), in its capacity as collateral trustee for the benefit of the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Collateral Trustee”), (ii) that certain Indenture, dated as of October 12, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the guarantors from time to time party thereto, and WSFS, as trustee and the Collateral Trustee, and (iii) the Perfection Certificate, dated as of October 12, 2023 (as supplemented by any perfection certificate supplements delivered prior to the date hereof, collectively, the “Prior Perfection Certificate”), executed by the Issuer and delivered to the Collateral Trustee. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Security Agreement.

This Perfection Certificate Supplement is delivered in connection with the Security Agreement and in accordance with the requirement set forth in Section 4.16(b) of the Indenture. As of the date hereof, the undersigned Issuer hereby certifies, solely in its official capacity on behalf of the Issuer, to the Collateral Trustee as follows:

1.       Names, Types, Jurisdictions of Organization. (a) Except as listed on Schedule 1(a) hereto, Schedule 1(a) of the Prior Perfection Certificate sets forth, with respect to each Grantor, the exact legal name, type of entity and jurisdiction of organization, incorporation or formation, as applicable, the Federal Taxpayer Identification Number, if any, of each Grantor (as each such appears in its respective organizational documents filed with the Secretary of State of such Grantor’s jurisdiction of organization, incorporation or formation, as applicable).

(b)       Except as listed on Schedule 1(b) hereto, Schedule 1(b) of the Prior Perfection Certificate sets forth any other legal name that each Grantor has had in the past four months, together with the date of the relevant change.

(c)       Except as listed on Schedule 1(c) hereto, Schedule 1(c) of the Prior Perfection Certificate sets forth a list of each trade name or assumed name, if any, used by each Grantor during the past four months preceding the date hereof.

1 This Perfection Certificate Supplement is only required to be delivered in the event there has been any change in the information contained in the previously delivered Perfection Certificate and in that instance, only to the extent of such incremental information. If there are no changes to such prior certificate, the Issuer is only required to deliver a confirmation that there have been no changes to the previously delivered Perfection Certificate.

B-1

(d)       Except as listed on Schedule 1(d) hereto, Schedule 1(d) of the Prior Perfection Certificate sets forth a list of the information required by Section 1(a) of this certificate for any other business or organization (i) to which each Grantor became the successor by merger, consolidation or acquisition or (ii) that has been liquidated into, or transferred all or substantially all of its assets to, any Grantor, at any time within the past four months preceding the date hereof. Except as listed on Schedule 1(e) hereto or as set forth on Schedule 1(e) of the Prior Perfection Certificate, no Grantor has changed its jurisdiction of organization, incorporation or formation, as applicable, or form of entity at any time during the past four months.

2.       Locations. (a) Except as listed on Schedule 2(a) hereto, Schedule 2(a) of the Prior Perfection Certificate sets forth the address of the chief executive office of each Grantor.

(b)       Except as listed on Schedule 2(b) hereto, Schedule 2(b) of the Prior Perfection Certificate sets forth all locations where each Grantor maintains any books or records relating to any Collateral.

(c)       Except as listed on Schedule 2(c) hereto, Schedule 2(c) of the Prior Perfection Certificate sets forth all other locations where each Grantor currently maintains any material Collateral consisting of Inventory or Equipment (other than property in possession of a third party (e.g. warehouseman or other bailee) or Collateral in transit).

(d)       Except as listed on Schedule 2(d) hereto, Schedule 2(d) of the Prior Perfection Certificate sets forth a list of each address where a bailee, warehouseman or other third party is in possession or control of any material Inventory or Equipment of any Grantor (except for any Collateral in transit).

3.       Stock Ownership and Other Equity Interests. Except as listed on Schedule 3 hereto, Schedule 3 of the Prior Perfection Certificate sets forth a true and correct list of each of all of the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests of each Grantor and its Subsidiaries constituting Pledged Stock, the beneficial owners of such stock, partnership interests, membership interests or other equity interests and the percentage of the total issued and outstanding stock, partnership interests, membership interests or other equity interests represented thereby.

4.       Instruments and Tangible Chattel Paper. Except as listed on Schedule 4 hereto, Schedule 4 of the Prior Perfection Certificate sets forth a true and correct list of all Instruments (other than checks to be deposited in the ordinary course of business), in each case having a value in excess of $1,000,000 held by each Grantor and all Tangible Chattel Paper, in each case having a value in excess of $1,000,000, held by each Grantor as of the date hereof, including all intercompany notes between or among any two or more Grantors including the names of the obligors, amounts owing, due dates, and other material information.

5.       Intellectual Property. Except as listed on Schedule 5(a) hereto, Schedule 5(a) of the Prior Perfection Certificate sets forth all of each Grantor’s material Patents and Trademarks registered or applied for with the United States Patent and Trademark Office, including the name of the registered owner and the registration number or application number of each such Patent and Trademark. Attached hereto as Schedule 5(b) is a schedule setting forth all of each Grantor’s

B-2

material United States Copyrights registered with the United States Copyright Office, including the name of the registered owner and the registration number of each such Copyright.

6.       Commercial Tort Claims. Except as listed on Schedule 6 hereto, Schedule 6 of the Prior Perfection Certificate sets forth a true and correct list of all Commercial Tort Claims, with a value exceeding $1,000,000 (as reasonably estimated by the Issuer), held by each Grantor, including a brief description thereof.

7.       Blocked Accounts. Except as listed on Schedule 7 hereto, Schedule 7 of the Prior Perfection Certificate sets forth a true and complete list of all Blocked Accounts maintained by each Grantor, including the name of the Grantor maintaining such account, the name of the financial institution at which such account is maintained and the account number of such account.

8.       Letter-of-Credit Rights. Except as listed on Schedule 8 hereto, Schedule 8 of the Prior Perfection Certificate sets forth a true and correct list of all Letters-of-Credit Rights with a value exceeding $1,000,000 issued in favor of each Grantor, as a beneficiary thereunder.

[SIGNATURE PAGE FOLLOWS]

B-3

IN WITNESS WHEREOF, the undersigned has hereunto signed this Perfection Certificate Supplement solely in his/her official capacity as of the date first above written.

PARTY CITY HOLDCO INC., AS ISSUER
By:
Name:
Title:

B-4

EXHIBIT C

SUBSIDIARY PARTIES

Ref	Entity	Jurisdiction	Type
1.	Party City Holdings Inc.	Delaware	Corporation
2.	PC Intermediate Holdings, Inc.	Delaware	Corporation
3.	AM-SOURCE, LLC	Rhode Island	Limited liability company
4.	AMSCAN INC.	New York	Corporation
5.	TRISAR, INC.	California	Corporation
6.	Party City Corporation	Delaware	Corporation

C-1

EXHIBIT D-1

Form of

PATENT SECURITY AGREEMENT

[See attached.]

D-1-1

GRANT OF SECURITY INTEREST
IN PATENTS

This GRANT OF SECURITY INTEREST IN PATENTS (this “Agreement”), dated as of [●], is entered into by [●], a [●] with principal offices at [●], [●], a [●] with principal offices at [●] (collectively, the “Grantors”, and each, a “Grantor”), and WILMINGTON SAVINGS FUND SOCIETY, FSB, a Delaware federal savings bank, with offices at 500 Delaware Avenue, Wilmington, DE 19801 (the “Grantee”), as collateral trustee for the benefit of the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Collateral Trustee”).

WHEREAS, the Grantee desires to acquire a security interest in the patents and patent applications set forth in Schedule A attached hereto (collectively, the “Patents”); and

WHEREAS, the Grantors are willing to grant to the Grantee a security interest in the Patents.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions of the Second Lien Pledge and Security Agreement, dated as of October 12, 2023, by and among the Grantors, the subsidiaries of the Issuer from time to time party thereto and the Grantee (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”), the Grantors and the Grantee agree as follows:

i.       Defined Terms

Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

ii.       Grant of Security Interest

a.       As collateral security for the prompt and complete payment or performance when due (whether at stated maturity, acceleration or otherwise), as the case may be, in full of the Secured Obligations, each Grantor hereby pledges, collaterally assigns, mortgages, transfers and grants to the Grantee, its successors and permitted assigns, on behalf of and for the benefit of the Secured Parties, a continuing security interest in all of such Grantor’s right, title and interest in, to and under (i) the Patents; (ii) all inventions and improvements described and claimed therein; (iii) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (iv) all Proceeds and products of the foregoing; (v) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringement or other violation thereof; (vi) all rights to sue for past, present, and future infringement or other violation thereof, including the right to settle suits involving claims and demands for royalties owing; and (vii) all rights corresponding to any of the foregoing.

1

b.       This Agreement has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights, protections, powers, immunities, indemnities and remedies of the Grantee with respect to the security interest granted herein shall be as afforded to it as Collateral Trustee under the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Agreement are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

iii.       Termination of Security Interest

Upon the occurrence of the Termination Date, the Grantee shall execute, acknowledge and deliver to the Grantors an instrument in writing releasing the security interest in the Patents acquired under this Agreement.

iv.       Authorization; Constitution

To the extent applicable, the parties hereto authorize and request that the Commissioner of Patents and Trademarks of the United States record this security interest in the Patents.

v.       Governing Law

THIS AGREEMENT, ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR EQUITY) OR OTHERWISE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

vi.       Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the Grantee, the Grantors and their respective successors and assigns. The Grantors shall not, without the prior written consent of the Collateral Trustee given in accordance with the Security Agreement, assign any right, duty or obligation hereunder.

vii.       INTERCREDITOR AGREEMENTS GOVERN

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE PRIORITY OF THE LIENS AND SECURITY INTERESTS GRANTED TO THE COLLATERAL TRUSTEE FOR THE BENEFIT OF THE SECURED PARTIES PURSUANT TO THIS AGREEMENT (1) IN ANY ABL FACILITY FIRST LIEN COLLATERAL AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL TRUSTEE WITH RESPECT TO ANY ABL FACILITY FIRST LIEN COLLATERAL HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT AND (2) IN ANY SHARED COLLATERAL (AS DEFINED IN THE PARI INTERCREDITOR AGREEMENT) AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL TRUSTEE WITH RESPECT TO ANY SHARED COLLATERAL

2

HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE PARI INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENTS AND THIS AGREEMENT WITH RESPECT TO THE PRIORITY OF ANY LIENS OR THE EXERCISE OF ANY RIGHTS OR REMEDIES, THE TERMS OF THE INTERCREDITOR AGREEMENTS SHALL GOVERN AND CONTROL.

viii.       Counterparts

This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment or other customary means of electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Remainder of this page intentionally left blank; signature page follows]

3

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

GRANTORS: [●]

By:
Name:
Title:

[Signature Page to Patent Security Agreement]

Wilmington Savings Fund Society, FSB, as Collateral Trustee and Grantee

By:
Name:
Title:

[Signature Page to Patent Security Agreement]

SCHEDULE A

U.S. Patents and Patent Applications

Title	Patent No.	Issue Date	App. No.	App. Date	Owner

EXHIBIT D-2

Form of

TRADEMARK SECURITY AGREEMENT

[See attached.]

D-2-1

GRANT OF SECURITY INTEREST
IN TRADEMARKS

This GRANT OF SECURITY INTEREST IN TRADEMARKS (this “Agreement”), dated as of [●], is entered into by [●], a [●] with principal offices at [●] and [●], a [●] with principal offices at [●], (the “Grantors”, and each, a “Grantor”), and WILMINGTON SAVINGS FUND SOCIETY, FSB, a Delaware federal savings bank, with offices at 500 Delaware Avenue, Wilmington, DE 19801 (the “Grantee”), as collateral trustee for the benefit of the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Collateral Trustee”).

WHEREAS, the Grantee desires to acquire a security interest in the trademarks and trademark applications set forth in Schedule A attached hereto (collectively, the “Trademarks”); and

WHEREAS, the Grantors are willing to grant to the Grantee a security interest in the Trademarks.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions of the Second Lien Pledge and Security Agreement, dated as of October 12, 2023, by and among the Grantors, the subsidiaries of the Issuer from time to time party thereto and the Grantee (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”), the Grantors and the Grantee agree as follows:

i.       Defined Terms

Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

ii.       Grant of Security Interest

a.       As collateral security for the prompt and complete payment or performance when due (whether at stated maturity, acceleration or otherwise), as the case may be, in full of the Secured Obligations, each Grantor hereby pledges, collaterally assigns, mortgages, transfers and grants to the Grantee, its successors and permitted assigns, on behalf of and for the benefit of the Secured Parties, a continuing security interest in all of such Grantor’s right, title and interest in, to and under (i) the Trademarks and the goodwill of the business symbolized by the foregoing; (ii) all renewals of the foregoing; (iii) all Proceeds and products of the foregoing; (iv) all income, royalties, damages, and payments now or hereafter due or payable with respect to the foregoing, including, without limitation, damages, claims, and payments for past and future infringement or other violation of the foregoing; (v) all rights to sue for past, present, and future infringement or other violation of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (vi) all rights corresponding to any of the foregoing (together, the “Trademark Collateral”). Notwithstanding the foregoing, the Trademark Collateral shall not include any intent-to-use (or similar) trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein may impair the validity or enforceability of such intent-to-use trademark applications (or any resulting registration) under applicable law.

b.       This Agreement has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights, protections, powers, immunities, indemnities and remedies of the Grantee with respect to the security interest granted herein shall be as afforded to it as Collateral Trustee under the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Agreement are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

iii.       Termination of Security Interest

Upon the occurrence of the Termination Date, the Grantee shall execute, acknowledge and deliver to the Grantors an instrument in writing releasing the security interest in the Trademarks acquired under this Agreement.

iv.       Authorization; Constitution

To the extent applicable, the parties hereto authorize and request that the Commissioner of Patents and Trademarks of the United States record this security interest in the Trademarks.

v.       Governing Law

THIS AGREEMENT, ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR EQUITY) OR OTHERWISE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

vi.       Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the Grantee the Grantors and their respective successors and assigns. The Grantors shall not, without the prior written consent of the Collateral Trustee given in accordance with the Security Agreement, assign any right, duty or obligation hereunder.

vii.       INTERCREDITOR AGREEMENTS GOVERN.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE PRIORITY OF THE LIENS AND SECURITY INTERESTS GRANTED TO THE COLLATERAL TRUSTEE FOR THE BENEFIT OF THE SECURED PARTIES PURSUANT TO THIS AGREEMENT (1) IN ANY ABL FACILITY FIRST LIEN COLLATERAL AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL TRUSTEE WITH RESPECT TO ANY ABL FACILITY FIRST LIEN COLLATERAL HEREUNDER ARE

2

SUBJECT TO THE PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT AND (2) IN ANY SHARED COLLATERAL (AS DEFINED IN THE PARI INTERCREDITOR AGREEMENT) AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL TRUSTEE WITH RESPECT TO ANY SHARED COLLATERAL HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE PARI INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENTS AND THIS AGREEMENT WITH RESPECT TO THE PRIORITY OF ANY LIENS OR THE EXERCISE OF ANY RIGHTS OR REMEDIES, THE TERMS OF THE INTERCREDITOR AGREEMENTS SHALL GOVERN AND CONTROL.

viii.       Counterparts

This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment or other customary means of electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Remainder of this page intentionally left blank; signature page follows]

3

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

GRANTORS: [●]

By:
Name:
Title:

[●]

By:
Name:
Title:

[Signature Page to Trademark Security Agreement]

Wilmington Savings Fund Society, FSB, as Collateral Trustee and Grantee

By:
Name:
Title:

[Signature Page to Trademark Security Agreement]

SCHEDULE A

U.S. Trademark Registrations and Applications

Trademark	App. No.	App. Date	Reg. No.	Reg. Date	Owner Name

EXHIBIT D-3

Form of

COPYRIGHT SECURITY AGREEMENT

[See attached.]

D-3-1

GRANT OF SECURITY INTEREST
IN COPYRIGHTS

This GRANT OF SECURITY INTEREST IN COPYRIGHTS (this “Agreement”), dated as of [●], is entered into by [●], a [●] with principal offices at [●] and [●], a [●] with principal offices at [●], (the “Grantors”, and each, a “Grantor”), and WILMINGTON SAVINGS FUND SOCIETY, FSB, a Delaware federal savings bank, with offices at 500 Delaware Avenue, Wilmington, DE 19801 (the “Grantee”), as collateral trustee for the benefit of the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Collateral Trustee”).

WHEREAS, the Grantee desires to acquire a security interest in the copyright registrations and applications for copyright registration set forth in Schedule A attached hereto (collectively, the “Copyrights”); and

WHEREAS, the Grantors are willing to grant to the Grantee a security interest in the Copyrights.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions of the Second Lien Pledge and Security Agreement, dated as of October 12, 2023, by and among the Grantors, the other subsidiaries of the Issuer from time to time party thereto and the Grantee (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”), the Grantors and the Grantee agree as follows:

i.       Defined Terms

Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

ii.       Grant of Security Interest

a.       As collateral security for the prompt and complete payment or performance when due (whether at stated maturity, acceleration or otherwise), as the case may be, in full of the Secured Obligations, each Grantor hereby pledges, collaterally assigns, mortgages, transfers and grants to the Grantee, its successors and permitted assigns, on behalf of and for the benefit of the Secured Parties, a continuing security interest in all of such Grantor’s right, title and interest in, to and under:

(i) the Copyrights; (ii) all renewals of any of the foregoing; (iii) all Proceeds and products of the foregoing; (iv) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringement or other violation for any of the foregoing; (v) the right to sue for past, present, and future infringement or other violation of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (vi) all rights corresponding to any of the foregoing.

b.       This Agreement has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights, protections, powers, immunities, indemnities and remedies of the Grantee with respect to the security interest granted herein shall be as afforded to it as Collateral Trustee under the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Agreement are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

iii.       Termination of Security Interest

Upon the occurrence of the Termination Date, the Grantee shall execute, acknowledge, and deliver to the Grantors an instrument in writing releasing the security interest in the Copyrights acquired under this Agreement.

iv.       Authorization; Constitution

To the extent applicable, the parties hereto authorize and request that the Register of Copyrights of the United States record this security interest in the Copyrights.

v.       Governing Law

THIS AGREEMENT, ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR EQUITY) OR OTHERWISE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

vi.       Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the Grantee, the Grantors and their respective successors and assigns. The Grantors shall not, without the prior written consent of the Collateral Trustee given in accordance with the Security Agreement, assign any right, duty or obligation hereunder.

vii.       INTERCREDITOR AGREEMENTS GOVERN.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE PRIORITY OF THE LIENS AND SECURITY INTERESTS GRANTED TO THE COLLATERAL TRUSTEE FOR THE BENEFIT OF THE SECURED PARTIES PURSUANT TO THIS AGREEMENT (1) IN ANY ABL FACILITY FIRST LIEN COLLATERAL AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL TRUSTEE WITH RESPECT TO ANY ABL FACILITY FIRST LIEN COLLATERAL HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT AND (2) IN ANY SHARED COLLATERAL (AS DEFINED IN THE PARI INTERCREDITOR AGREEMENT) AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL TRUSTEE WITH RESPECT TO ANY SHARED COLLATERAL HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE PARI INTERCREDITOR

AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENTS AND THIS AGREEMENT WITH RESPECT TO THE PRIORITY OF ANY LIENS OR THE EXERCISE OF ANY RIGHTS OR REMEDIES, THE TERMS OF THE INTERCREDITOR AGREEMENTS SHALL GOVERN AND CONTROL.

viii.       Counterparts

This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment or other customary means of electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

GRANTORS: [●]

By:
Name:
Title:

[●]

By:
Name:
Title:

[Signature Page to Copyright Security Agreement]

Wilmington Savings Fund Society, FSB, as Collateral Trustee and Grantee

By:
Name:
Title:

[Signature Page to Copyright Security Agreement]

SCHEDULE A

U.S. Copyright Registrations and Applications

Title	Registration Number	Registration Date	Owner

EXHIBIT E

DEPOSIT ACCOUNTS

**Omitted**

EXHIBIT F

Form of

LANDLORD AGREEMENT

Wilmington Savings Fund Society, FSB (“WSFS”), in its capacity as collateral trustee pursuant to the Indenture (as hereinafter defined) acting for and on behalf of the Noteholder Secured Parties (as herein defined) (in such capacity, together with its successors and permitted assigns, the “Collateral Trustee”) and JPMorgan Chase Bank, N.A. (“JPM”), in its capacity as administrative agent and collateral agent pursuant to the ABL Credit Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, together with its successors and permitted assigns, the “ABL Agent” and, together with the Collateral Trustee, the “Agents”, and each an “Agent”) and the parties from time to time to the ABL Credit Agreement as lenders (collectively, together with their respective successors and assigns, the “ABL Lenders”) have entered into collateral arrangements with [ ] (the “Debtor”) and the other parties party thereto, pursuant to which the Debtor has granted security interests in favor of the Agents to secure the Debtor’s obligations and liabilities under the Debt Documents (as defined below) (the “Secured Obligations”) in any or all of the Debtor’s or its subsidiaries personal property, subject to the terms of the Security Agreement, including, but not limited to, “inventory” and “equipment” (as such terms are defined in Article 9 of the UCC as in effect from time to time in the state in which the Premises (as defined below) are located) and all products and proceeds of the foregoing, as more fully described in the Debt Documents (hereinafter “Personal Property”). For purposes of this Landlord Agreement (this “Letter Agreement”), the term “Personal Property” does not include plumbing and electrical fixtures, heating, ventilation and air conditioning, wall and floor coverings, walls or ceilings and other fixtures not constituting trade fixtures. Some of the Personal Property has or may from time to time become affixed to or be located on, wholly or in part, the real property leased by the Debtor or its subsidiaries located at [insert Street Address, City, State ZIP Code] (the “Premises”). The undersigned is the owner or lessor (the “Landlord”) of the Premises which is leased to the Debtor pursuant to the terms of the [Lease Agreement], dated as of (together with all amendments thereto, the “Lease”).

For purposes of this Letter Agreement, (1) the term “Indenture” as used herein shall mean that certain Indenture, dated as of October 12, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among Party City Holdco Inc., a Delaware corporation (the “Company” or “Issuer”), the guarantors from time to time party thereto, and WSFS, as trustee and the Collateral Trustee, (2) the term “2L Security Agreement” as used herein shall mean that certain Second Lien Pledge and Security Agreement, dated as of October 12, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among the Issuer, the subsidiary parties from time to time party thereto, and WSFS as Collateral Trustee for the benefit of the Secured Parties (as defined therein), (3) the term “ABL Credit Agreement” as used herein shall mean that certain ABL Credit Agreement, dated as of October 12, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof), by and among the Issuer, certain of its subsidiaries, the ABL Agent and the ABL Lenders, (4) the term “1L Security Agreement”

(together with the 2L Security Agreement, (the "Security Agreements”), and collectively, with the Indenture, the 2L Security Agreement, the ABL Credit Agreement and the respective agreements and documents entered into in connection with the Indenture, the 2L Security Agreement, the ABL Credit Agreement and the 1L Security Agreement, the “Debt Documents”) as used herein shall mean that certain Pledge and Security Agreement by and among the Issuer, certain of its subsidiaries party thereto and the ABL Agent and (4) the term “Lender Representative” as used herein shall mean the ABL Agent until such time as the ABL Agent notifies the undersigned in writing (at the undersigned’s address below) that the Lender Representative shall be the Collateral Trustee, and on and after delivery of such notice to the undersigned, the term “Lender Representative” shall mean Collateral Trustee and (5) the term “Secured Parties” as used herein shall collectively mean the “Secured Parties” (as defined in the 1L Security Agreement) and the “Secured Parties” (as defined in the 2L Security Agreement).

In order for the Agents and the Secured Parties to continue making and/or maintaining loans or providing and/or maintaining other financial accommodations to the Issuer and its subsidiaries under the Debt Documents in reliance upon the Personal Property as collateral, the Landlord agrees as follows:

1.	The Landlord acknowledges that the Lease is in full force and effect and is not aware of any existing default under the Lease.
2.	The Landlord acknowledges the validity of the Agents’ liens and security interests on the Personal Property and waives and relinquishes any landlord’s lien, rights of levy or distraint, claim, security interest or other interest the undersigned may now or hereafter have in or with respect to any of the Personal Property, whether for rent or otherwise.
3.	The Landlord agrees to simultaneously send notice in writing of any default under the Lease (including, but not limited to, any termination notice) (a “Default Notice”) to the Debtor and Lender Representative at:

JPMorgan Chase Bank, N.A., as ABL Agent

131 S Dearborn St, Floor 04

Chicago, IL, 60603-5506

Attention: Loan and Agency Servicing

Email:

Agency Withholding Tax Inquiries:

Email:

Agency Compliance/Financials/Intralinks:

Email:

With a Copy to:

JPMorgan Chase Bank, N.A.

383 Madison Ave, Floor 23

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New York, NY, 10179-0001

Attention: Bonnie David, Executive Director

Tel.: (212) 449-2509

Facsimile No: (646) 534-2288

Email:

Wilmington Savings Fund Society, FSB, as Trustee

500 Delaware Avenue, 11th Floor

Wilmington, Delaware 19801

Attention: Global Capital Markets, Pat Healy

Fax No.: (302) 571-7081

Email:

Upon receipt of such notice, each Agent shall have the right, but not the obligation, to cure such default within 15 days of the Agents’ receipt of such Default Notice, but neither the Agents nor any Secured Party shall be under any obligation to cure any default by the Company under the Lease. Any payment made or act done by any Agent to cure any such default shall not constitute an assumption by such Agent of the Lease or any obligations of the Debtor, and except as expressly provided in paragraphs 6 and 7 below, the Agents shall not have any obligation to the Landlord.

4.	The Landlord agrees that Personal Property may be installed in or located on the Premises and is not and shall not be deemed a fixture or part of the real property but shall at all times be considered personal property.
5.	The Landlord agrees that the Personal Property may be inspected and evaluated by the Agent or its designee, without necessity of court order, at any time without payment of any fee.
6.	In the event of default by the Debtor in the payment or performance of the Secured Obligations or if the Landlord takes possession of the Premises for any reason, including because of termination of the Company’s Lease (each a “Disposition Event”), the Landlord agrees that, the Agents (and/or their designee), at their option, may enter and use the Premises for the purpose of repossessing, removing, selling or otherwise dealing with any of the Personal Property, and such license shall be irrevocable and shall continue from the date the Agents (and/or their designee) enter the Premises pursuant to the rights granted to it herein for a period not to exceed one hundred twenty (120) days (the “Disposition Period”) or if later, until the receipt by the Agents (and/or its designee) of written notice from the undersigned directing the Agents (and/or their designee) to leave the Premises; provided, that, for each day that an Agent (or its designee) uses the Premises pursuant to the rights granted to it herein, unless the undersigned has otherwise been paid rent in respect of any of such period, such Agent (and/or its designee) shall pay the regularly scheduled basic rent provided under the Lease relating to the Premises between the undersigned and the Debtor, prorated on a per diem basis to be determined on a thirty (30) day month, without any Agent thereby assuming the Lease or incurring any other obligations of the Debtor. Any damage to the Premises caused by the Agents (and/or their respective designees
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or representatives) will be repaired by the Agents (and/or their respective designees or representatives), at the Agents’ expense, or the Agents shall reimburse the Landlord for any physical damage to the Premises actually caused by the conduct of any auction or sale and any removal of the Personal Property by or through the Agents (ordinary wear and tear excluded). Neither the Agents nor any Secured Party shall (a) be liable to the Landlord for any diminution in value caused by the absence of any removed Personal Property or for any other matter except as specifically set forth herein or (b) have any duty or obligation to remove or dispose of any Personal Property or other property left on the Premises by the Debtor. To the extent that either or both Agents are prohibited by any process or injunction issued by any court, or by reason of any bankruptcy or insolvency proceeding involving the Debtor, from enforcing its security interest in the Personal Property, such one hundred twenty (120) day period shall commence on the termination of such prohibition.

7.	During any Disposition Period, the Agents (a) or their respective designees may, without necessity of court order, enter upon the Premises at any time to inspect or remove all or any Personal Property from the Premises without interference by the Landlord, and the Agents (and/or their respective designees) may sell, transfer or otherwise dispose of that Personal Property free of all liens, claims, demands, rights and interests that the Landlord may have in that Personal Property by law or agreement, including, without limitation, by public auction or private sale (and the Agents may advertise and conduct such auction or sale at the Premises, and shall use reasonable efforts to notify the Landlord of their intention to hold any such auction or sale), in each case, without interference by the Landlord and (b) shall make the Premises available for inspection by the Landlord and prospective tenants and shall cooperate in Landlord’s reasonable efforts to lease the Premises.
8.	Without affecting the validity of this Letter Agreement, any of the Secured Obligations may be extended, amended, or otherwise modified without the consent of the Landlord and without giving notice thereof to the Landlord. This Letter Agreement may not be changed or terminated orally or by course of conduct and is binding upon the Landlord and the heirs, personal representatives, successors and assigns of the undersigned and inures to the benefit of the Agents and their respective successors and assigns. The person signing this Letter Agreement on behalf of the Landlord represents to the Agents that he/she has the authority to do so on behalf of the Landlord.
9.	All notices hereunder shall be in writing and sent by certified mail (return receipt requested), overnight mail or facsimile (with a copy to be sent by certified or overnight mail), to the other party at the address set forth on the signature page hereto or at such other address as such other party shall otherwise designate in accordance with this paragraph.
10.	This Letter Agreement is governed by, and shall be construed and interpreted in accordance with, the laws of the State of New York. The Landlord agrees that any legal action or proceeding with respect to any of its obligations under this Letter Agreement may be brought by the Agents in any New York state court or federal
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court sitting in the Borough of Manhattan, in the city of New York. By its execution and delivery of this Letter Agreement, the Landlord submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Landlord waives any claim that the State of New York is not a convenient forum or the proper venue for any such action or proceeding.

11.	THE LANDLORD WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE LANDLORD MAY HAVE TO CLAIM OR RECOVER FROM THE AGENTS OR ANY SECURED PARTY IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.
12.	THE LANDLORD AND THE AGENTS HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THE LANDLORD AND THE AGENTS IN ANY WAY RELATED TO THIS WAIVER.
13.	This Letter Agreement shall continue in full force and effect until the indefeasible payment in full of all Secured Obligations.
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This Letter Agreement is executed and delivered by the Landlord as of the date first written above.

[NAME OF LANDLORD]

By:
Name:
Title:

Notice Address:

Attention:
Facsimile:

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EXHIBIT G

Form of

BAILEE NOTIFICATION
AND
ACKNOWLEDGMENT OF SECURITY INTEREST

______ __, 20__

_______________________

_______________________

_______________________

Ladies and Gentlemen:

Please be advised that we and certain of our subsidiaries (collectively, the “Company”) have entered into collateral arrangements with JPMorgan Chase Bank, N.A. (“JPM”), in its capacity as administrative agent and collateral agent pursuant to the ABL Credit Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, together with its successors and permitted assigns, “ABL Agent”) and the parties from time to time to the ABL Credit Agreement as lenders (collectively, together with their respective successors and assigns, “ABL Lenders”) and Wilmington Savings Fund Society, FSB (“WSFS”), in its capacity as collateral trustee pursuant to the Indenture (as hereinafter defined) acting for and on behalf of the parties thereto as noteholders (in such capacity, together with its successors and permitted assigns, the “Collateral Trustee” and, together with the ABL Agent, the “Agents”, and each an “Agent”), pursuant to which the Company has granted to each Agent a security interest in, among other collateral, all of the Company’s existing and future inventory and other goods, which may at any time now or hereafter be in your possession or control and all of the Company’s inventory and other goods which may at any time now or hereafter be located on or in real property or buildings owned, leased or otherwise in your possession or control, and/or received or delivered to you for shipment, distribution, storage or otherwise, whether pursuant to any agreement or otherwise (collectively, “Collateral”).

For purposes of this Bailee Notification and Acknowledgment of Security Interest (this “Letter Agreement”), (1) the term “Indenture” as used herein shall mean that certain Indenture, dated as of October 12, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among Party City Holdco Inc., a Delaware corporation (the “Issuer”), the guarantors from time to time party thereto, and WSFS, as trustee and the Collateral Trustee, (2) the term “2L Security Agreement” as used herein shall mean that certain Second Lien Pledge and Security Agreement, dated as of October 12, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among the Issuer, the subsidiary parties from time to time party thereto, and WSFS as Collateral Trustee for the benefit of the Secured Parties (as defined therein, (3) the term “ABL Credit Agreement” as used herein shall mean that certain ABL Credit Agreement, dated as of October

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12, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof), by and among the Issuer, certain of its subsidiaries, the ABL Agent and the ABL Lenders, (4) the term “1L Security Agreement” (together, with the Indenture, the 2L Security Agreement, the ABL Credit Agreement and the respective agreements and documents entered into in connection with the Indenture, the 2L Security Agreement, the ABL Credit Agreement and the 1L Security Agreement, the “Debt Documents”) as used herein shall mean that certain Pledge and Security Agreement by and among the Issuer, certain of its subsidiaries party thereto and the ABL Agent,(4) the term “Lender Representative” as used herein shall mean the ABL Agent until such time as the ABL Agent notifies the undersigned in writing (at the undersigned’s address below) that the Lender Representative shall be the Collateral Trustee, and on and after delivery of such notice to the undersigned, the term “Lender Representative” shall mean Collateral Trustee and (5) the term “Secured Parties” as used herein shall collectively mean the “Secured Parties” (as defined in the 1L Security Agreement) and the “Secured Parties” (as defined in the 2L Security Agreement).

By your signature below, you acknowledge receipt of the above notice of each Agent’s liens and security interest and, upon receipt of written notice from the Lender Representative, agree to follow all instructions that Lender Representative may from time to time thereafter give to you with respect to Collateral in your possession or control or located on or in any of your premises, and/or received or delivered to you by or for our account for distribution, storage or otherwise. Upon being so notified by Lender Representative, you are to abide solely by Lender Representative’s instructions with respect to any of such goods or other Collateral and you are not to release any Collateral to the Company or to anyone else except according to written instructions which may be given to you from time to time by Lender Representative. If so instructed by Lender Representative, you agree to return to Lender Representative all of the Company’s goods and other Collateral in your custody, control or possession at the Company’s expense. Pursuant to the Uniform Commercial Code, Sections 9-313(c)(1) and 9-313(c)(2), a person in possession of such Collateral must authenticate a record acknowledging that it holds possession and will take possession for the Secured Party’s benefit. You hereby acknowledge and agree that you hold and will have possession of such goods or other Collateral and proceeds for the benefit of the Agents and Secured Parties and you shall not take any action purporting to encumber or transfer any interest in such goods or other Collateral or the proceeds thereof.

You agree and acknowledge that you do not have and in no event will you assert, as against Lender Representative, any Agent or any Secured Party, any lien, right of distraint or levy, right of offset, claim, deduction, counterclaim, security or other interest in any Collateral now or hereafter located on any of your premises or in your custody, possession or control, including any of the foregoing which might otherwise arise or exist in your favor pursuant to any agreement, common law, statute (including the Bankruptcy Code or any state insolvency law) or otherwise. You certify that you do not know of any security interest or other claim with respect to any of the Collateral, other than the security interest in favor of the Agents which is the subject of this Letter Agreement. You agree that you will not enter into any arrangement similar to that which is set forth in this Letter Agreement with any other person or entity at any time with respect to the Collateral or any portion thereof without the prior written consent of the Agents. You agree and

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acknowledge that no negotiable or non-negotiable warehouse receipts, documents of title or similar instruments have been or will be issued by you with respect to any of the Company’s goods, except for non-negotiable receipts naming the Lender Representative or the Company as consignee. You shall not take any action purporting to encumber or transfer any interest in such inventory or other goods or other Collateral. You are holding the Collateral as bailee for the Agents and Secured Parties for the purpose of perfecting the security interest and lien of Agents in the Collateral. You acknowledge that the Company is not a lessee or tenant of the premises where such Collateral is held and that the Collateral is not held by you as a consignee. You also acknowledge (i) that the Collateral not covered by a document, as defined in the Uniform Commercial Code, and (ii) that the Collateral is and will be sequestered, stored, controlled, identified and accounted for separately from the equipment, inventory and other similar property of yours and other parties. You further acknowledge that you employ security measures consistent with industry practice with respect to safeguarding the property in your possession (including, without limitation, the Collateral) from theft and/or damage.

You further agree, upon prior written notice from the Lender Representative, to (a) allow the Lender Representative or its agents to enter upon your premises during business hours for the purpose of examining, removing, taking possession of or otherwise dealing with any of the Collateral at any time in your possession or copies of any books and records related thereto and (b) provide the Lender Representative with any available detailed inventory reporting on a per location basis upon written request from the Lender Representative.

The Agents and Secured Parties are relying upon this acknowledgment in connection with their collateral arrangements with the Company. This Letter Agreement may not be changed or terminated orally or by course of conduct. Any change to the terms of this Letter Agreement must be in writing and signed by the Agents. This Letter Agreement shall be binding upon you and your successors and assigns and shall be enforceable by and inure to the benefit of the Lender Representative, the Agents, the Secured Parties and their respective successors and assigns.

This Letter Agreement constitutes our acknowledgment that the Lender Representative, any Agent or any Secured Party may assert any of the rights set forth or referred to herein, without objection by us. We also agree to reimburse you for all reasonable costs and expenses incurred by you as a direct result of compliance with the instructions of the Lender Representative as to the disposition of any of the Collateral.

This Letter Agreement is governed by, and shall be construed in accordance with, the laws of the State of New York.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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Please acknowledge your agreement to the foregoing by signing in the space provided below.

Very truly yours,

[APPROPRIATE ENTITY]

By:
Title:

Very truly yours,

ACKNOWLEDGED AND AGREED:

[ ]

By:
Title:
(Bailee)

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EXHIBIT H

Form of

SUPPLEMENT AGREEMENT

SUPPLEMENT NO. [●], dated as of [●] (this “Supplement”), to that certain Second Lien Pledge and Security Agreement, dated as of October 12, 2022 (as amended, amended and restated, supplemented, waived, renewed, replaced or otherwise modified from time to time, the “Security Agreement”), by and among Party City Holdco Inc., a Delaware corporation (the “Issuer”), the Subsidiary Parties from time to time party thereto (the foregoing Issuer and Subsidiary Parties, collectively, the “Grantors”), and Wilmington Savings Fund Society, FSB (“WSFS”), in its capacity as collateral trustee for the benefit of the Secured Parties (as defined in the Security Agreement) (in such capacity, together with its successors and permitted assigns, the “Collateral Trustee”).

A.       Reference is made to that certain Indenture, dated as of October 12, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Issuer, the Grantors from time to time party thereto, WSFS as trustee and the Collateral Trustee.

B.       Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement, and if not defined therein, in the Indenture.

C.       The Grantors have entered into the Security Agreement in order to induce the Holders to purchase the Notes and to grant Liens with respect to the Secured Obligations. Section 7.12 of the Security Agreement and Section 11.09 of the Indenture provide that additional Subsidiaries of the Company (other than Excluded Subsidiaries) may become Subsidiary Parties under the Security Agreement by the execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of Section 7.12 of the Security Agreement and Section 11.09 of the Indenture to become a Subsidiary Party under the Security Agreement as consideration for Notes previously purchased.

Accordingly, the Collateral Trustee and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.12 of the Security Agreement and Section 11.09 of the Indenture, the New Subsidiary by its signature below becomes a Subsidiary Party and a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Subsidiary Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Subsidiary Party and Grantor thereunder and (b) represents and warrants as of the date hereof that the representations and warranties made by it as a Grantor thereunder to the extent required to be made as of the date hereof that are qualified as to materiality are true and correct in all respects on and as of the date hereof and those that are not so qualified are true and correct in all material respects on and as of the date hereof.

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In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Collateral Trustee, for the benefit of the Secured Parties, their successors and permitted assigns, a security interest in and Lien on all of the New Subsidiary’s right, title and interest in and to the Collateral of the New Subsidiary. On and from the date hereof, each reference to a “Grantor” and “Subsidiary Party” in the Security Agreement shall be deemed to include the New Subsidiary. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Trustee and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and except insofar as enforcement thereof is subject to general principles of equity and good faith and fair dealing.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Trustee shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Trustee has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or by email as a “.pdf” or “.tif” attachment or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement. The words “execution,” “signed,” “signature,” and words of like import in this Supplement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth in Schedule I attached hereto is a true and correct list of the locations where the New Subsidiary currently maintains any material Collateral consisting of Inventory or Equipment of the New Subsidiary (other than in-transit Collateral), (b) set forth in Schedule II attached hereto is a true and correct schedule of all the Pledged Stock of the New Subsidiary and Instruments (other than checks to be deposited in the ordinary course of business) and Tangible Chattel Paper, in each case, with a face amount exceeding $1,000,000, held by the New Subsidiary, (c) set forth in Schedule III attached hereto is a true and correct schedule of all material registered Patents, Trademarks and Copyrights of the New Subsidiary and (d) set forth in Schedule IV attached hereto is the exact legal name of the New Subsidiary, its jurisdiction of organization, incorporation or formation, as applicable, and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

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SECTION 6. THIS SUPPLEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction) and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 8.01 of the Security Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Trustee for its expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel in accordance with Section 7.06 of the Indenture.

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IN WITNESS WHEREOF, the New Subsidiary and the Collateral Trustee have caused this Supplement to the Security Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NAME OF NEW SUBSIDIARY], as New Subsidiary

By:
Name:
Title:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Collateral Trustee

By:
Name:
Title:

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Schedule I
to Supplement No. to the
Second Lien Pledge and Security Agreement

LOCATION OF COLLATERAL

Description	Location

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Schedule II
to Supplement No. to the
Second Lien Pledge and Security Agreement

LIST OF PLEDGED STOCK
AND OTHER INVESTMENT PROPERTY

PLEDGED STOCK

Grantor	Record Owner	Certificate No.	Number of Shares	Class of Stock	Percentage of Outstanding Shares

BONDS

Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity

TANGIBLE CHATTEL PAPER

Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

PROMISSORY NOTES OR OTHER SECURITIES

Grantor	Issuer	Description of Collateral

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Schedule III
to Supplement No. to the
Second Lien Pledge and Security Agreement

INTELLECTUAL PROPERTY RIGHTS

PATENT REGISTRATIONS

Registered Owner	Patent Description	Registered Patent Number	Issue Date

PATENT APPLICATIONS

Patent Applicant	Patent Description	Application Serial Number	Application Filing Date

TRADEMARK REGISTRATIONS

Registered Owner	Trademark	Registration Number	Registration Date

TRADEMARK APPLICATIONS

Trademark Applicant	Trademark Application	Application Serial Number	Application Filing Date

COPYRIGHT REGISTRATIONS

Copyright Owner	Copyright	Registration Number	Registration Date

COPYRIGHT APPLICATIONS

Copyright Applicant	Copyright Application	Application Serial Number	Application Filing Date

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Schedule IV
to Supplement No. to the
Second Lien Pledge and Security Agreement

ORGANIZATIONAL INFORMATION

1.       Legal Name:

2.       Jurisdiction of Formation:

3.       Location of Chief Executive Office:

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EXHIBIT E

COMPANY NOTIFICATION OF PIK INTEREST ELECTION

[Date]

This notification is delivered to you, [ ], as Trustee under the indenture dated October 12, 2023, among Party City Holdco Inc. (the “Company”), the guarantors party thereto, and the Trustee (as amended, supplemented, or otherwise modified from time to time, the “Indenture”), in connection with the Company’s option to elect to pay PIK Interest as set forth in Section 2.02 of the Indenture. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Indenture.

The undersigned Officer of the Company (the “Officer”) hereby certifies that the undersigned is authorized to execute this notification on behalf of the Company (and not in a personal capacity) and does hereby notify the Trustee and the Paying Agent, in the name and on behalf of the Company (and not in his personal capacity), that for the Interest Payment Date of [_________], 20[ ], the Company shall pay the interest on the Securities that will be due and payable on such Interest Payment Date by way of a PIK Payment.

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IN WITNESS WHEREOF, the undersigned have executed this Officer’s Certificate as of the date first written above

By:
Name:
Title:

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EXHIBIT F

COMPANY NOTIFICATION AND DIRECTION TO TRUSTEE UNDER SECTION 2.02 OF THE INDENTURE REGARDING THE PAYMENT OF PIK INTEREST

[Date]

This notification is delivered to you, [ ], as Trustee under the indenture dated October 12, 2023, among Party City Holdco Inc.] (the “Company”), the guarantors party thereto, and the Trustee (as amended, supplemented, or otherwise modified from time to time, the “Indenture”), in connection with the Company’s option to elect to pay PIK Interest as set forth in Section 2.02 of the Indenture. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Indenture.

The undersigned Officer of the Company (the “Officer”) hereby certifies that the undersigned is authorized to execute this notification on behalf of the Company (and not in a personal capacity) and does hereby notify the Trustee and the Paying Agent, in the name and on behalf of the Company (and not in his personal capacity), that for the Interest Payment Date of [_________], 20[ ], the Company is obligated to pay interest on the Securities in the aggregate amount of $[_______] and the Company shall pay such amount in PIK Interest.

The Officer hereby authorizes and directs the Trustee to increase the principal amount of the Global Securities and/or to authenticate new Definitive Securities in respect of the PIK Interest to be paid on such Interest Payment Date in accordance with Section 2.02 of the Indenture.

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IN WITNESS WHEREOF, the undersigned have executed this Officer’s Certificate as of the date first written above

By:
Name:
Title:

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